As filed with the Securities and Exchange Commission on May 23, 2023

File No. 000-56505

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

StepStone Private Credit Fund LLC
(Exact name of registrant as specified in its charter)

Delaware	92-0758580
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

450 Lexington Avenue, 31st Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 351-6100 with copies to:

Darren Friedman

StepStone Private Credit Fund LLC

450 Lexington Avenue, 31st Floor

New York, NY 10017

COPIES TO:

Richard Horowitz, Esq.

Clay Douglas, Esq.

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

(212) 698-3500

Securities to be registered pursuant to Section 12(b) of the Act:
None

Securities to be registered pursuant to Section 12(g) of the Act:
Limited Liability Company Interests

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

i

Explanatory Note

StepStone Private Credit Fund LLC is filing this Amendment No. 2 to its Registration Statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis in connection with its election to be regulated as a business development company (a “BDC”), under the Investment Company Act of 1940, as amended (the “1940 Act”), to provide current public information to the investment community.

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:

●	the terms, “we,” “us,” “our” and the “Company” refer to StepStone Private Credit Fund LLC;

●	the terms “Advisor” and our “Investment Advisor” refer to StepStone Group Private Debt LLC, our investment adviser;

●	the terms “SGEAIL” and “Sub-Advisor” refer to StepStone Group Europe Alternative Investments Limited, our investment sub-adviser; and

●	the term “Advisors” refers collectively to the Advisor and the Sub-Advisor.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, the Company is eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). See “Item 1. Business – Emerging Growth Company.”

Upon the effective date of this Registration Statement, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We will also be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Upon the effective date of this Registration Statement, we will also be subject to the proxy rules in Section 14 of the Exchange Act, and we and our Directors, officers and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act. The SEC maintains a website (http://www.sec.gov) that contains the reports mentioned in this section.

Investing in our limited liability company interests (the “Shares”) may be considered speculative and involves a high degree of risk. See “Risk Factors” beginning on page 44 of this Registration Statement. Also consider the following:

●	An investment in our Shares is not suitable for you if you might need access to the money you invest in the foreseeable future.

●	You should not expect to be able to sell your Shares regardless of how we perform. If you are unable to sell your Shares, you will be unable to reduce your exposure on any market downturn.

●	Our Shares are not currently listed on an exchange and given that we have no current intention of pursuing any such listing, it is unlikely that a secondary trading market will develop for our Shares. The purchase of our Shares is intended to be a long-term investment. We do not intend to complete a liquidity event within any specific time period, if at all. We do not intend to list our Shares on a national securities exchange.

●

The Company has borrowed, and intends to borrow, money, which increases its investment risk. If the Company is unable to service its borrowings, it may risk the loss of its assets pledged as collateral.

●	We cannot guarantee that we will make distributions, and if we do, we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. We have no limits on the amounts we may pay from such sources, and such sources, such as borrowings, may not be available to us in the future. Any capital returned to you through distributions will be distributed after payment of fees and expenses. A return of capital (1) is a return of the original amount invested, (2) does not constitute earnings or profits and (3) will have the effect of reducing a shareholder’s tax basis such that when a shareholder sells its Shares the sale may be subject to taxes even if the Shares are sold for less than the original purchase price or result in reducing the potential taxable losses.

●	We intend to invest primarily in private credit investments and debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. The private credit investments, debt securities and below-investment grade securities in which the Company intends to invest will be difficult to value and are illiquid.

●	Investment in the Company is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Company.

●	We intend to invest primarily in privately held companies for which very little public information exists. Such companies also could be more vulnerable to economic downturns and could experience substantial variations in operating results.

●	We have elected to be regulated as a BDC under the 1940 Act, which imposes numerous restrictions on our activities, including restrictions on leverage and on the nature of our investments.

●	Repurchases of the Shares by the Company, if any, are expected to be limited and to be no more than 5% of outstanding Shares as of the end of any given quarter.

Forward-Looking Statements

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and you should not place undue reliance on such statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs and opinions and our assumptions. We are externally managed the Advisor, a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), which is affiliated with StepStone Group LP (“StepStone Group”). For the avoidance of doubt, we are not a subsidiary of or consolidated with StepStone Group. Furthermore, StepStone Group does not have any obligation, contractual or otherwise, to financially support us. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “potential,” “predicts,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

●	our future operating results;

●	our business prospects and the prospects of our portfolio companies;

●	risk associated with possible disruptions in our operations or the economy generally, including disruptions from the impact of a global pandemic, such as the current COVID-19 or Coronavirus pandemic;

●	changes in the general interest rate environment;

●	general economic, political and industry trends and other external factors, including uncertainty surrounding the financial and political stability of the United States and other countries;

●	our contractual arrangements and relationships with third parties;

●	actual and potential conflicts of interest with our Advisor and its affiliates;

●	the dependence of our future success on the general economy and its effect on the industries in which we invest;

●	the ability of our portfolio companies to achieve their objectives, including as a result of the Coronavirus pandemic;

●	the use of borrowed money to finance a portion of our investments;

●	the adequacy of our financing sources and working capital;

●	the timing and amount of cash flows, if any, from the operations of our portfolio companies;

●	the ability of our Advisors to locate suitable investments for us and to monitor and administer our investments;

●	the ability of our Advisors and their affiliates to attract and retain highly talented professionals;

●	our ability to qualify and maintain our qualification as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”);

●	the impact on our business of U.S. and international financial reform legislation, rules and regulations;

●	the effect of changes in tax laws and regulations and interpretations thereof; and

●	the risks, uncertainties and other factors we identify under “Item 1A. Risk Factors” and elsewhere in this Registration Statement.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of the assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statements in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. This Registration Statement contains forward-looking statements, which may relate to future events or our future performance or financial condition and involves numerous risks and uncertainties, including, but not limited to, those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements. You are advised to consult any additional disclosures that we make directly to you or through reports that we may file with the SEC in the future, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

The Company is not able to rely on the safe harbor for forward-looking statements provided in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

Item 1. Business.

The Company

We were formed on September 26, 2022, as a Delaware limited liability company. We were organized to achieve attractive risk-adjusted returns mainly by investing in various credit-related strategies.

We filed an election to be regulated as a BDC under the 1940 Act on April 3, 2023 (the “BDC Election Date”) and operate as an externally managed, non-diversified closed-end management investment company. In addition, we expect to elect to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and expect to maintain our qualification as a RIC annually thereafter. As a BDC and a RIC, we must comply with certain regulatory requirements. See “Item 1. Business – Regulation as a Business Development Company” and “Item 1. Business – Certain U.S. Federal Income Tax Considerations.”

We are a non-exchange traded, perpetual-life BDC, which is a BDC whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life BDC” to describe an investment vehicle of indefinite duration, whose shares are intended to be sold by the BDC monthly on a continuous basis at a price generally equal to the BDC’s monthly net asset value (“NAV”) per share. In our perpetual-life structure, we may offer investors an opportunity to repurchase their shares on a quarterly basis at NAV, but we are not obligated to offer to repurchase any Shares in any particular quarter. We believe that our perpetual nature enables us to execute a patient and opportunistic strategy and be able to invest across different market environments. This may reduce the risk of the Company being a forced seller of assets in market downturns compared to non-perpetual funds. While we may consider a liquidity event at any time in the future, we currently do not intend to undertake a liquidity event, and we are not obligated by our Limited Liability Company Agreement (as amended, restated, and otherwise modified from time to time, the “Limited Liability Company Agreement”) or otherwise to effect a liquidity event at any time.

Our Board of Directors (the “Board” or the “Board of Directors”) may, in its sole discretion, determine to cause the Company to conduct a “Liquidity Event,” which is defined as including (1) an initial public offering (“IPO”) or other listing of the Shares on a national securities exchange (an “Exchange Listing”), or (2) a Sale Transaction. A “Sale Transaction” means (a) the sale of all or substantially all of the Company’s assets to, or other liquidity event with, another entity or (b) a transaction or series of transactions, including by way of merger, consolidation, recapitalization, reorganization, or sale of stock in each case for consideration of either cash and/or publicly listed securities of the acquirer. A Sale Transaction also may include a sale, merger or other transaction with one or more affiliated investment companies managed by the Advisor or an affiliate thereof. The decision to cause the Company to conduct a Liquidity Event will take into consideration factors such as prevailing market conditions at the time and the Company’s portfolio composition. The ability of the Company to commence and consummate a Liquidity Event is not assured, and will depend on a variety of factors, including the size and composition of the Company’s portfolio and prevailing market conditions at the time.

Until such time as the Board determines to cause the Company to conduct a Liquidity Event, the Company will remain a privately offered BDC and, in its commercially reasonable judgment, will conduct quarterly repurchases of its Shares. See “Item 1. Business – Share Repurchase Program.”

The Company’s investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation, mainly by investing in various credit-related strategies. The Company intends to primarily use a “multi-lender” approach to achieve its investment objectives, whereby the Advisor utilizes a variety of non-bank or corporate lenders (“Lending Sources”) to source investment opportunities for the Company.

Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in private credit investments (“Private Credit”). We define Private Credit to consist primarily of the following:

(1)	direct Loans to U.S. private middle-market companies that are privately originated and negotiated directly by a non-bank lender (for example, traditional direct lenders include asset management firms (on behalf of their investors), insurance companies, BDCs and specialty finance companies) primarily including (a) first lien senior secured and unitranche loans, (b) second lien, unsecured, subordinated or mezzanine loans and structured credit, as well as broadly syndicated loans, club deals (generally investments made by a small group of investment firms), and (c) other Loans,

(2)	investments in bank Loans to private middle-market companies, including securities representing ownership or participation in a pool of such Loans,

(3)	notes or other pass-through obligations representing the right to receive the principal and interest payments on direct Loans to private middle-market companies (or fractional portions thereof) (the investments described in clauses (1), (2) and (3) collectively referred to as the “Lending Strategy”), and

(4)	investments in companies and/or private investment funds (private funds that are excluded from the definition of “investment company” pursuant to Sections 3(c)(1) or 3(c)(7) of the 1940 Act) that primarily hold direct Loans to private middle market companies and other specialty finance debt (the investments described in clause (4) collectively referred to as “Underlying Funds”). In determining whether we have invested at least 80% of our total assets (net assets plus borrowings for investment purposes) in Private Credit investments, we intend to look through the Underlying Funds to their underlying investments.

If we change our 80% test, we will provide shareholders with at least 60 days’ advance notice of such change. “Loans,” as used in this Registration Statement, refers to loans of any type including, but not limited to, loan promissory notes, secured or unsecured loans, debtor-in-possession loans, priority or lien loans, assignments, participations or sub-interests in loans, syndicated loans, term loans, revolving loans, delayed draw loans or synthetic interests in loans. In connection with a direct Loan, the Company may receive non-cash income features, including payment-in-kind (“PIK”) interest and original issue discount (“OID”) and, to a lesser extent, the Company may invest in warrants or other equity securities of borrowers. The Company may make investments at different levels of a borrower’s capital structure or otherwise in different classes of a borrower’s securities, to the extent permitted by law.

The Company’s investments in Underlying Funds will primarily be made on a fund-of-funds basis in private investment funds and investment vehicles that are excluded from the definition of “investment company” pursuant to Sections 3(c)(1) or 3(c)(7) of the 1940 Act, which are managed by non-affiliated third-party managers that operate various Private Credit-related strategies (collectively, the “Underlying Funds Strategy”). Some of these Underlying Funds may from time to time sell seasoned Loans to the Company or other third parties. While the Company’s investments in Underlying Funds will generally focus on such private funds, the Company may invest in the equity or debt of both traded and non-traded registered closed-end funds and BDCs that primarily originate and manage private middle market and specialty finance debt, subject to compliance with the 1940 Act limitations on such investments.

In assessing Underlying Funds, the Advisors will assess the Underlying Funds’ strategies with a view to whether such strategies offer attractive risk-adjusted returns, diversified exposures, capital deployment management, market capacity and experienced investment managers.

The managers or general partners of the Underlying Funds may impose management fees or performance-based fees, a proportionate share of which will be borne by the Company and, indirectly, its shareholders. With respect to investments approved by the Advisor that are sourced by Lending Sources or through Underlying Funds, the Company may be required to pay an origination or similar fee in connection with making such investment, which fees will be indirectly borne by the Company’s shareholders and are in addition to the fees charged to the Underlying Funds by their managers or general partners.

To a lesser extent, we may make Private Credit and/or opportunistic investments in asset-backed securities representing ownership or participation in a pool of direct Loans; equity of U.S. private middle-market companies; high yield securities, including securities representing ownership or participation in a pool of such securities; special purpose vehicles (“SPVs”) and/or joint ventures that primarily hold loans or credit-like securities; CLO-related strategies (including equity, warehousing and mezzanine); convertible debt; non-corporate lending (including, for example and without limitation, core and transitionary real estate, structured products and infrastructure-related debt); other lending (including, for example, trade and supply chain finance, equipment leasing, marketplace lending (consumers, lending to lenders, etc.), insurance-linked strategies and instruments, royalties, aviation financing, shipping, residential whole loan real estate, life settlements, litigation financing, regulatory capital financing and net asset value lending); non-performing Loans (including, for example, U.S. residential mortgage loans and non-U.S. business loans). The Company may also opportunistically invest, on a limited basis, in publicly traded securities of large corporate issuers and liquid credit (including, for example, long/short credit (including public securities) and non-control distressed strategies).

To a lesser extent, the Company expects to implement its Lending Strategy and Underlying Funds Strategy via secondary market transactions (“Secondary Investments” or “secondaries”) where all or a substantial portion of the capital has already been invested and expects to allocate a smaller share of the Company’s available capital to Underlying Funds on a primary basis where the capital is largely deployed at the time of commitment (“Primary Fund Investments”). See “Item 1. Business – Investment Objectives and Strategy.”

As a BDC, at least 70% of our assets must be the type of “qualifying” assets listed in Section 55(a) of the 1940 Act, as described herein, which are generally privately-offered securities issued by U.S. private or thinly-traded companies. We may also invest up to 30% of our portfolio opportunistically in “non-qualifying” portfolio investments, such as investments in non-U.S. companies. Most of our investments will be in private U.S. companies, but (subject to compliance with BDCs’ requirement to invest at least 70% of its assets in private U.S. companies) we also expect to invest to some extent in European and other non-U.S. companies. We do not expect to invest in emerging markets. We generally expect that our investments in Underlying Funds will not be considered “qualifying” assets under Section 55(a) of the 1940 Act.

There can be no assurance that the Company will achieve its investment objectives.

The Company has two wholly owned subsidiaries—SPV Facility I LLC (“SPV Facility I”) and StepStone Great Lakes SPV Facility II LLC (“SPV Facility II”)—both of which are bankruptcy remote SPVs organized as Delaware limited liability companies. SPV Facility I and SPV Facility II were established to be utilized in connection with secured revolving credit facilities or other secured financing arrangements whereby creditors have a claim on the relevant SPV’s assets prior to those assets becoming available to the relevant SPV’s equity holder.

The Company does not intend to create or acquire primary control of any entity which engages in investment activities in securities or other assets, other than entities wholly-owned by the Company. The Company will comply with the provisions of the 1940 Act governing capital structure and leverage on an aggregate basis with its subsidiaries that engage in investment activities in securities and other assets that are wholly-owned by the Company, including SPV Facility I and SPV Facility II. Any investment adviser to such subsidiary will comply with the provisions of the 1940 Act relating to investment advisory contract approval as if it were an investment adviser to an investment company under the 1940 Act. Each such subsidiary will also comply with the provisions of the 1940 Act relating to affiliated transactions and custody requirements and will be subject to the same principal investment strategies and principal risks of the Company. Each of SPV Facility I and SPV Facility II uses the same custodian as the Company.

Initial Portfolio

On April 3, 2023, shortly prior to our election to be regulated as a BDC, and in order to avoid the blind pool-aspects typically associated with the launch of a new fund, we, through our wholly-owned subsidiary, SPV Facility I, acquired from an affiliated fund managed by SGEAIL (the “Seller”), a select portfolio of first lien, senior secured Private Credit investments in, and funding obligations to, well-established middle-market businesses that operate across a wide range of industries (the “Initial Portfolio”). See “Item 1A. Risk Factors– Risks and Potential Conflicts of Interest Related to the Initial Portfolio Transaction”. We used the proceeds from the initial closing (the “Initial Closing”) of the Private Offering (as defined below), in connection with which we received approximately $18.5 million of gross proceeds, along with borrowings under the MassMutual SPV I Facility (as defined below), to purchase the Initial Portfolio. SPV Facility I purchased the Initial Portfolio pursuant to the terms of a Participation and Assignment Agreement by and between SPV Facility I and the Seller (the “Initial Portfolio Transfer Agreement”).

The Initial Portfolio is comprised of U.S. dollar-denominated investments that we believe reflect attractive spreads and fundamentals as compared to the broader direct lending market and provide us with a sound foundation for the start of our business. The investments and unfunded obligations in the Initial Portfolio are consistent with our investment objectives and the investment requirements set forth under the 1940 Act.

The aggregate purchase price (the “Purchase Price”) for the Initial Portfolio was $37.4 million, which is equal to the sum of the fair values of each asset and unfunded commitment in the Initial Portfolio as of the time immediately prior to closing under the Initial Portfolio Transfer Agreement. For purposes of determining the Purchase Price, the assets and unfunded commitments in the Initial Portfolio were valued as of February 28, 2023 by an independent third-party valuation firm. In connection with the closing under the Initial Portfolio Transfer Agreement and the acquisition of the Initial Portfolio, the Advisor conducted certain valuation procedures to confirm whether there had been any material changes to the fair value of the investments and obligations in the Initial Portfolio since February 28, 2023 and adjusted the Purchase Price in accordance with the terms of the Initial Portfolio Transfer Agreement to reflect the fair value of the investments and obligations in the Initial Portfolio as of the time immediately prior to closing under the Initial Portfolio Transfer Agreement.

An unaudited schedule of investments, as of April 3, 2023, with respect to the Initial Portfolio is provided below:

StepStone Private Credit Fund LLC

Special Purpose Schedule of Investments (Unaudited)

As of April 3, 2023

			Reference Rate	Interest	Maturity	Outstanding	Amortized		Percentage of
Investments	Footnotes	Industry	Spread	Rate	Date	Principal	Cost	Fair Value	Fair Value
Debt Investments
First Lien Senior Secured
AIDC IntermediateCo. 2, LLC Initial Term Loan	(1)(2)(3)(4)(5)(7)	Industrials	SOFR + 6.25%	11.06%	07/22/2027	$6,281,191	$6,271,415	$6,271,415	17%
Apex Service Partners - Unitranche Term Loan	(1)(2)(3)(4)(5)(7)	Industrials	SOFR + 5.50%	10.25%	07/31/2025	1,261,364	1,212,397	1,212,397	3%
Apex Service Partners - Delayed Draw Term Loan	(1)(2)(3)(4)(5)(7)(8)	Industrials	SOFR + 5.50%	10.34%	07/31/2025	1,261,364	1,212,397	1,212,397	3%
BBG, Inc. Initial Term Loan	(1)(2)(3)(4)(5)(7)	Real Estate	SOFR + 6%	11.45%	01/08/2026	5,977,362	5,558,946	5,558,946	15%
BCI Burke Holding Corp. Closing Date Term Loan	(1)(2)(3)(4)(5)(7)	Consumer Discretionary	LIBOR + 5.5%	10.66%	12/14/2027	1,595,363	1,584,086	1,584,086	4%
By Light Professional IT Services LLC Fifth Additional Term Loan	(1)(2)(3)(4)(5)(7)	Information Technology	LIBOR + 6.875%	11.78%	05/16/2024	2,030,572	2,024,981	2,024,981	5%
Community Care Partners, LLC Closing Date Term Loan	(1)(2)(3)(4)(5)(7)	Health Care	SOFR + 5.75%	10.92%	06/10/2026	2,007,832	1,997,026	1,997,026	5%
Community Care Partners, LLC Delayed Draw Term B Loan	(1)(2)(3)(4)(5)(6)(7)(8)	Health Care	SOFR + 5.75%	1.00%	06/10/2026	-	(1,603)	(1,603)	0%
Integrity Marketing Acquisition, LLC Amendment No. 9 Delayed Draw Term Loan	(1)(2)(3)(4)(5)(6)(7)	Financials	SOFR + 6.3%	10.91%	08/27/2025	2,367,778	2,332,362	2,332,362	6%
PVI Holdings, Inc. Term Loan	(1)(2)(3)(4)(5)(7)	Industrials	SOFR + 6.48%	10.57%	07/18/2027	6,982,500	6,982,500	6,982,500	19%
SageSure Holdings, LLC Closing Date Term Loan	(1)(2)(3)(4)(5)(7)	Financials	LIBOR + 5.75%	10.67%	01/28/2028	4,484,687	4,439,348	4,439,348	12%
SageSure Holdings, LLC Delayed Draw Term Loan	(1)(2)(3)(4)(5)(6)(7)	Financials	LIBOR + 5.75%	10.67%	01/28/2028	194,403	181,912	181,912	0%
Superjet Buyer, LLC Initial Term Loan	(1)(2)(3)(4)(5)(7)	Information Technology	LIBOR + 5.75%	10.66%	12/30/2027	1,534,006	1,526,820	1,526,820	4%
SureWerx - Unitranche Term Loan	(1)(2)(3)(4)(5)(7)	Industrials	SOFR + 6.75%	11.65%	12/28/2029	2,092,717	2,072,082	2,072,082	6%
SureWerx - Delayed Draw Term Loan	(1)(2)(3)(4)(5)(6)(7)(8)	Industrials	SOFR + 6.75%	1.00%	12/28/2029	-	(0)	(0)	0%
Total First Lien Senior Secured						38,071,139	37,394,669	37,394,669	100.00%

Total Investments						$38,071,139	$37,394,669	$37,394,669	100.00%

(1)	Investment is non-controlled/non-affiliated investments as defined by the 1940 Act. The 1940 Act classifies investments based on the level of control that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally presumed to be “non-controlled” when the Company owns 25% or less of the portfolio company’s voting securities and “controlled” when the Company owns more than 25% of the portfolio company’s voting securities. The 1940 Act also classifies investments further based on the level of ownership that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as “non-affiliated” when the Company owns less than 5% of a portfolio company’s voting securities and “affiliated” when the Company owns 5% or more of a portfolio company’s voting securities. The Company generally acquires its investments in private transactions exempt from registration under the Securities Act. These investments are generally subject to certain limitations on resale, and may be deemed to be “restricted securities” under the Securities Act. All investments are Level 3 unless otherwise indicated.

(2)	Investment is U.S. domiciled and no investment represents a 5% or more interest in any outstanding class of voting security of the portfolio company

(3)	Income-producing debt investment and pays all cash.

(4)	Investment is treated as a qualifying asset under Section 55(a) of the 1940 Act.

(5)	The fair value of the investments were valued using significant unobservable inputs.

(6)	Investment has undrawn commitments. Unamortized fees are classified as unearned income which reduces cost basis, which may result in a negative cost basis. A negative fair value may result from the unfunded commitment being valued below par. No interest is being earned. The investment may be subject to an unused/letter of credit facility fee.

(7)	The majority of the investments bear interest at rates that may be determined by reference to London Interbank Offered Rate (“LIBOR” or “L”), as well as Secured Overnight Financing Rate (“SOFR” or “S”), which reset monthly or quarterly. For each such investment, the Company has provided the spread over LIBOR and SOFR and the current contractual interest rate in effect at April 3, 2023. The interest rate disclosed is based on the reference rate as of the last reset date which may differ from the reference rate as of April 3, 2023. As of April 3, 2023, effective rates for 1 Month (“M”) L, 3M L, 6M L and 12M L are 4.86%, 5.22%, 5.32% and 5.33%, respectively. As of April 3, 2023, effective rates for 1M S, 3M S and 6M S, are 4.66%, 4.52% and 4.12, respectively. For portfolio companies with multiple interest rate contracts, the interest rate shown is a weighted average current interest rate in effect as of April 3, 2023. Certain investments are subject to a LIBOR or SOFR floor.

(8)	Position is an unfunded delayed draw term loan with no rate setting

MassMutual SPV I Facility

On April 3, 2023, in connection with the acquisition of the Initial Portfolio, we, through SPV Facility I as borrower, entered into a Loan and Security Agreement (the “MassMutual SPV I Facility”) with Massachusetts Mutual Life Insurance Company (“MassMutual”), as the administrative agent and facility servicer, and the lenders party thereto from time to time. Under the MassMutual SPV I Facility, the lenders have made commitments of $200.0 million. The MassMutual SPV I Facility is secured by all of the assets of SPV Facility I and a pledge over 100% of the equity interest we hold in SPV Facility I. See “Item 2. Financial Information – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments” for more information.

The Advisor

The Company is externally managed by the Advisor, StepStone Group Private Debt LLC, a Delaware limited liability company registered with the SEC as an investment adviser under the Advisers Act, pursuant to an Investment Advisory Agreement (the “Advisory Agreement”). Pursuant to the Advisory Agreement, the Advisor is responsible for the overall management of the Company’s activities. The Advisor also serves as the Company’s administrator pursuant to an administration agreement (the “Administration Agreement”) and performs certain administrative, accounting and other services for the Company. The Advisor manages the Company’s day-to-day operations, subject to the supervision of the Board, a majority of the members of which are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act. The Advisor is a wholly-owned subsidiary of Swiss Capital Alternative Investments AG (“SCAI”), which is a member of the StepStone group of companies, as discussed below.

The Advisor has entered into a resource sharing agreement (“Resource Sharing Agreement”) with an affiliate, StepStone Group LP (“StepStone Group”), a Delaware limited partnership, under which certain designated employees of StepStone Group will provide services, including investment advisory, portfolio management and other services, to the Advisor. StepStone Group is an international investment manager, primarily with respect to private markets, that, together with its affiliates, has approximately $27.0 billion of private debt assets under management as of December 31, 2022 and provides investment management services to institutional and private clients and collective investment schemes.

In consideration of certain administrative, accounting and other services that the Advisor performs for the Company, or oversees the performance of, under the Administration Agreement, the Company pays the Advisor an administration fee (the “Administration Fee”) in an amount up to 0.30% on an annualized basis of the Company’s net assets. From the proceeds of the Administration Fee, the Advisor pays SEI Investments Global Funds Services (the “Sub-Administrator”) a sub-administration fee (the “Sub-Administration Fee”) to provide certain outsourced administration and outsourced accounting services for the Company.

SCAI is an international alternative asset manager that, together with its subsidiaries, provides investment management services to institutional and private clients and collective investment schemes. SCAI is a limited liability company incorporated in 1998 and has its offices at Klausstrasse 4, 8008 Zurich, Switzerland. SCAI is regulated as a Manager of Collective Assets by the Swiss Financial Market Supervisory Authority FINMA (former Swiss Federal Banking Commission). SCAI’s principal business is investment management of which a core aspect is the management of collective investment schemes such as the Company. In addition, SCAI provides investment management services to institutional and private clients. It is also involved in corporate finance and in designing and offering structured investment products to clients.

SCAI is a subsidiary of StepStone Group Inc. (“SSG”), which is the sole managing member of StepStone Group Holdings LLC, which in turn is the general partner of StepStone Group (collectively, with SSG and their consolidated subsidiaries, “StepStone”). StepStone is a global private markets investment firm focused on providing customized investment solutions and advisory, data and administrative services to its clients. StepStone’s clients include some of the world’s largest public and private defined benefit and defined contribution pension funds, sovereign wealth funds and insurance companies, as well as prominent endowments, foundations, family offices and private wealth clients, including high-net-worth and mass affluent individuals. StepStone partners with its clients to develop and build private markets portfolios designed to meet their specific objectives across the private equity, infrastructure, private debt and real estate asset classes. These portfolios utilize several types of synergistic investment strategies with third-party fund managers, including commitments to funds, acquiring stakes in existing funds on the secondary market and investing directly into companies.

The Advisor was formed on September 21, 2022 and is located at 450 Lexington Avenue, 31st Floor, New York, New York 10017.

The Sub-Advisor

The Advisor has engaged SGEAIL to act as our sub-advisor pursuant to a sub-advisory agreement by and among the Advisor, SGEAIL, and the Company (the “Sub-Advisory Agreement”), to provide certain ongoing, non-discretionary investment advice and services to the Advisor in regard to the Advisor’s management of the Company. Under the Sub-Advisory Agreement, SGEAIL will be responsible for providing ongoing investment advice and services to the Advisor in respect of the Company’s investments, including, but not limited to:

●	providing investment recommendations in respect of the Underlying Funds Strategy;

●	providing allocation recommendations and deploying commitment and over-commitment models and strategies in respect of the Lending Strategy;

●	identifying and managing portfolio risk through tracking commitments, capital calls, distribution variations, and valuations, among other factors;

●	identifying investment opportunities resulting from fundamental financial analysis and initial due diligence performed on investments (actual or contemplated); and

●	tracking and monitoring the continuing operations, management, financial condition and other pertinent details and information and conducting ongoing due diligence as to Company allocations of assets in respect of the Underlying Funds Strategy.

SGEAIL is an alternative assets investment manager based in Dublin, Ireland and is a wholly-owned subsidiary of SCAI. SGEAIL was organized as an Irish private limited company and has been providing investment advisory services since 2005. SGEAIL provides investment management and supervisory services to institutional investors worldwide, primarily with respect to private markets. SGEAIL also sponsors and advises private markets funds with a variety of investment strategies. SGEAIL’s full range of private markets services also includes private markets monitoring and reporting services.

SGEAIL focuses on investments in private debt, offering tailored multi-manager mandates to clients, as well as in hedge funds through its fund of hedge funds. SGEAIL acts as a discretionary or nondiscretionary investment manager to institutional entities, pooled investment vehicles and individual portfolio investments. SGEAIL also provides non-discretionary private markets monitoring and reporting services, to institutional clients.

Private Offering of Shares

We are conducting a continuous private offering (the “Private Offering”) of our Shares in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. In connection with the Private Offering, we have entered into, and expect to continue to enter into, subscription agreements with investors (each, a “Subscription Agreement”). Investors whose subscriptions for Shares are accepted by the Company will be admitted as members of the Company (“shareholders”) following payment of their capital contribution to the Company, pursuant to the terms of the Limited Liability Company Agreement. The Initial Closing of the Private Offering occurred on April 3, 2023, in connection with which we sold 741,800 Shares in exchange for gross proceeds of $18.5 million.

In connection with the Private Offering, we intend to hold monthly closings in connection with which we will issue Shares to investors for immediate cash investment; provided that we retain the right, if determined by us in our sole discretion, to accept subscriptions and issue Shares, in amounts to be determined by us, more or less frequently to one or more investors for regulatory, tax or other reasons as we may determine to be appropriate. We reserve the right to conduct additional offerings of securities in the future in addition to this Private Offering.

We are initially offering to sell one class of Shares and may offer additional classes of Shares in the future. We and our investment adviser may apply for exemptive relief from the SEC that, if granted, will permit us to issue multiple classes of shares of Shares with varying sales loads, contingent deferred sales charges, and/or asset-based service and/or distribution fees, the details for which will be finalized at a later date in our discretion (the “Multi-Class Exemptive Relief”). The SEC has not yet granted the Multi-Class Exemptive Relief, and there is no assurance that the relief will be granted.

The minimum initial investment in Shares is $25,000, after which additional investments must be in increments of $500. The minimum subsequent investment amount does not apply to purchases made under any distribution reinvestment plan. In addition, we, or any placement agent engaged by us or on our behalf, may elect to accept smaller subsequent investments in our or its discretion.

Each prospective investor in the Private Offering will be required to represent that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and (ii) is acquiring the Common Shares purchased by it for investment and not with a view to resale or distribution.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous Private Offering. Although the Shares in the Private Offering are being sold under the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, there can be no assurance that we will not need to suspend our Private Offering for various reasons, including but not limited to regulatory review from the SEC and various state regulators, to the extent applicable.

Prior to an IPO or Exchange Listing, investors may sell, offer for sale, agree to sell, exchange, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise dispose of or agree to dispose of, in any case whether directly or indirectly (collectively, “Transfer”) their Shares, including a Transfer of solely an economic interest, in whole or in part, provided, that (i) any purported transferee satisfies applicable eligibility and/or suitability requirements as set forth in the Subscription Agreement, and (ii) any such Transfer is made in connection with transactions exempt from, or not subject to, the registration requirements of the Securities Act and otherwise in compliance with applicable securities laws, the Limited Liability Company Agreement, and the Subscription Agreement. No Transfer will be effectuated except by registration of the Transfer on the Company’s books. Each transferee must agree to be bound by these restrictions and all other obligations as an investor in the Company.

Following an IPO or Exchange Listing, investors may be restricted from selling or transferring their Shares for a certain period of time by applicable securities laws or contractually by a lock-up agreement with the underwriters of the IPO or otherwise.

Purchase Price

We intend to sell our Shares at an offering price that we believe reflects our then-calculated NAV per Share as determined in accordance with the Advisor’s valuation policy. The Board has approved the Advisor’s valuation policy, is responsible for overseeing its application and has designated the Advisor as the Company’s valuation designee under Rule 2a-5 under the 1940 Act. In connection with the monthly closings, we expect that the Board will delegate to the Advisor the authority to conduct such closings. There is no guarantee that this NAV will be equal to the offering price of our Shares at any closing.

Each issuance of Shares will be subject to the limitations of Section 23(b) under the 1940 Act, which generally prohibits the Company from issuing Shares at a price below the then-current NAV of the Shares as determined within 48 hours, excluding Sundays and holidays, of such issuance (taking into account any investment valuation adjustments from the latest quarterly valuation date in accordance with the Advisor’s valuation policy), subject to certain exceptions. We reserve the right, in our sole discretion and at any time, to sell Shares to investors subscribing after the initial closing date of the Private Offering at a price set above the NAV per share based on a variety of factors in order to fairly allocate initial offering, organizational and other expenses to such investors.

The Private Offering will be made on a best-efforts basis, whereby any broker-dealers participating in the offering are only required to use their best efforts to sell our Shares and will have no firm commitment or obligation to purchase any of our Shares.

If the Multi-Class Exemptive Relief is granted to the Company, the Company would be permitted to issue multiple classes of Shares with varying sales loads, contingent deferred sales charges, and/or asset-based service and/or distribution fees, the details for which will be finalized at a later date in the Company’s discretion. Sales loads and other fees imposed on certain classes of Shares, if any, may be less than the sales load and other fees for other classes of Shares, which may cause returns between classes to differ from one another. The SEC has not yet granted the Multi-Class Exemptive Relief, and there is no assurance that the relief will be granted.

The Advisor may pay additional compensation, out of its own funds and not as an additional charge to the Company or investors, to selected brokers, dealers or other financial intermediaries, including affiliated broker dealers, for the purpose of introducing a selling agent to the Company and/or promoting the recommendation of an investment in the Shares. Such payments made by the Advisor may be based on the aggregate purchase price of investors in the Company as determined by the Advisor. The amount of these payments is determined from time to time by the Advisor and may be substantial.

The purchase of the Shares is intended to be a long-term investment. We do not intend to list the Shares on a national securities exchange. Until such time as the Board determines to cause the Company to conduct a Liquidity Event, the Company will remain a privately offered BDC and, in its commercially reasonable judgment, will conduct quarterly repurchases of its Shares. See “Item 1. Business – Share Repurchase Program.”

Share Repurchase Program

We do not intend to list our Shares on a securities exchange and we do not expect there to be a public market for our shares. As a result, if you purchase our Shares, your ability to sell your shares will be limited.

Beginning no later than the second full calendar quarter following the BDC Election Date, and subject to market conditions and the discretion of the Board, we intend to commence a share repurchase program in which we intend to offer to repurchase, in each quarter, up to 5% of our Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. Our Board may amend or suspend the share repurchase program at any time if in its reasonable judgment it deems such action to be in our best interest and the best interest of our shareholders. As a result, share repurchases may not be available each quarter, such as when a repurchase offer would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. We intend to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. All Shares purchased by us pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued Shares.

Under the share repurchase program, to the extent we offer to repurchase Shares in any particular quarter, we expect to repurchase Shares using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter (the “Valuation Date”). Shareholders should keep in mind that if they tender Shares in a tender offer with a Valuation Date that is within the 12-month period following the initial issue date of their tendered Shares, the Company may repurchase such Shares subject to an “early repurchase deduction” of 2% of the aggregate NAV of the Shares repurchased (an “Early Repurchase Deduction”). The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders. This Early Repurchase Deduction will also generally apply to minimum account repurchases, discussed below.

We may, from time to time, waive the Early Repurchase Deduction in the following circumstances (subject to the conditions described below):

●	repurchases resulting from death, qualifying disability or divorce;

●	in the event that a shareholder’s shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance; or

●	due to trade or operational error.

As set forth above, we may waive the Early Repurchase Deduction in respect of repurchase of Shares resulting from the death, qualifying disability (as such term is defined in Section 72(m)(7) of the Code) or divorce of a shareholder who is a natural person, including Shares held by such shareholder through a trust or an IRA or other retirement or profit-sharing plan, after (i) in the case of death, receiving written notice from the estate of the shareholder, the recipient of the Shares through bequest or inheritance, or, in the case of a trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust, (ii) in the case of qualified disability, receiving written notice from such shareholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the shareholder became a shareholder of the Company or (iii) in the case of divorce, receiving written notice from the shareholder of the divorce and the shareholder’s instructions to effect a transfer of the Shares (through the repurchase of the Shares by us and the subsequent purchase by the shareholder) to a different account held by the shareholder (including trust or an individual retirement account or other retirement or profit-sharing plan). We must receive the written repurchase request within 12 months after the death of the shareholder, the initial determination of the shareholder’s disability or divorce in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death, disability or divorce of a shareholder. In the case of death, such a written request must be accompanied by a certified copy of the official death certificate of the shareholder. If spouses are joint registered holders of Shares, the request to have the Shares repurchased may be made if either of the registered holders dies or acquires a qualified disability. If the shareholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right to waiver of the Early Repurchase Deduction upon death, disability or divorce does not apply.

You may tender all of the Shares that you own. In the event the amount of Shares tendered exceeds the repurchase offer amount, Shares will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted in the next quarterly tender offer, or upon the recommencement of the share repurchase program, as applicable. We will have no obligation to repurchase Shares, including if the repurchase would violate the restrictions on distributions under federal law or Delaware law. The limitations and restrictions described above may prevent us from accommodating all repurchase requests made in any quarter. Our share repurchase program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market.

We will offer to repurchase Shares on such terms as may be determined by our Board in its complete and absolute discretion unless, in the judgment of the Board, such repurchases would not be in the best interests of our shareholders or would violate applicable law. There is no assurance that the Board will exercise its discretion to offer to repurchase Shares or that there will be sufficient funds available to accommodate all of our shareholders’ requests for repurchase. As a result, we may repurchase less than the full amount of Shares that you request to have repurchased. If we do not repurchase the full amount of your Shares that you have requested to be repurchased, or we determine not to make repurchases of our Shares, you will likely not be able to dispose of your Shares, even if we under-perform. Any periodic repurchase offers will be subject in part to our available cash and compliance with the RIC qualification and diversification rules and the 1940 Act.

The Company will repurchase Shares from shareholders pursuant to written tenders on terms and conditions that the Board determines to be fair to the Company and to all shareholders. When the Board determines that the Company will repurchase Shares, notice will be provided to shareholders describing the terms of the offer, containing information shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Our repurchase offers will generally use the NAV on or around the last day of a calendar quarter, which will not be available until after the expiration of the applicable tender offer, so you will not know the exact price of Shares in the tender offer when you make your decision whether to tender your Shares.

Repurchases of Shares from shareholders by the Company will be paid in cash within 65 days of the expiration of the applicable tender offer, after the determination of the relevant NAV per share is finalized. Repurchases will be effective after receipt and acceptance by the Company of eligible written tenders of Shares from shareholders by the applicable repurchase offer deadline. The Company does not intend to impose any charges in connection with repurchases of Shares other than as stated above.

The majority of our assets will consist of instruments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to make repurchase offers. We may fund repurchase requests from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds, and although we generally expect to fund distributions from cash flow from operations we have not established any limits on the amounts we may pay from such sources. Should making repurchase offers, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in originated loans or other illiquid investments rather than repurchasing our Shares is in the best interests of the Company as a whole, then we may choose to offer to repurchase fewer shares than described above, or none at all.

In the event that any shareholder fails to maintain a minimum balance of $500 of our Shares, we may repurchase all of the Shares held by that shareholder at the repurchase price in effect on the date we determine that the shareholder has failed to meet the minimum balance, less any Early Repurchase Deduction. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases are subject to an Early Repurchase Deduction.

Payment for repurchased Shares may require us to liquidate portfolio holdings earlier than our Advisor would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase our investment-related expenses as a result of higher portfolio turnover rates. Our Advisor intends to take measures, subject to policies as may be established by our Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Shares.

Investment Objectives and Strategy

Overview

The Company’s investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation, mainly by investing in various credit-related strategies. The Company intends to primarily use a “multi-lender” approach to achieve its investment objectives, whereby the Advisor utilizes a variety of Lending Sources to source investment opportunities for the Company. There can be no assurance that the Company will achieve its investment objectives.

Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in Private Credit, primarily through its Lending Strategy and Underlying Funds Strategy, each as discussed below. Except as otherwise disclosed in this Registration Statement, we may modify or waive our investment objectives and any of our investment policies, restrictions, strategies, and techniques without prior notice and without shareholder approval. However, absent requisite shareholder approval under the 1940 Act, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. If we change our 80% Private Credit test, we will provide shareholders with at least 60 days’ advance notice of such change.

The Advisor expects that the direct Loans to which we will have exposure will generally be made to middle-market companies, which we define as companies with an annual EBITDA of approximately $10 million to $100 million. The Loans in which we expect to invest will generally pay floating interest rates based on a variable base rate. The secured debt (including first lien senior secured, unitranche and second lien debt) in which we will invest generally have stated terms of five to eight years, and the mezzanine, unsecured or subordinated debt investments that we may make will generally have stated terms of up to ten years, but the expected average life of such securities is generally between three and five years. However, there is no limit on the maturity or duration of any security we may hold in our portfolio. Loans and securities purchased in the secondary market will generally have shorter remaining terms to maturity than newly issued investments. We expect most of our debt investments will be unrated. Our debt investments may also be rated by a nationally recognized statistical rating organization, and, in such case, generally will carry a rating below investment grade (rated lower than “Baa3” by Moody’s Investors Service, Inc. or lower than “BBB-” by Standard & Poor’s Ratings Services). We expect that our unrated debt investments will generally have credit quality consistent with below investment grade securities.

The Loans to which we will have exposure will also generally have the following characteristics:

●	have a loan-to-value of less than 70%;

●	have obligors with leverage of less than 7.0 times EBITDA; and

●	have obligors sponsored by a private equity investment manager.

In connection with a direct Loan, the Company may receive non-cash income features, including PIK interest and OID and, to a lesser extent, the Company may invest in warrants or other equity securities of borrowers. The Company may make investments at different levels of a borrower’s capital structure or otherwise in different classes of a borrower’s securities, to the extent permitted by law.

The Advisor will allocate the Company’s assets in such proportions as the Advisor deems appropriate from time to time, in accordance with the Advisor’s allocation policy, and provided that such investments are made in accordance with the requirements under the 1940 Act. As a BDC, at least 70% of our assets must be the type of “qualifying” assets listed in Section 55(a) of the 1940 Act, as described herein, which are generally privately-offered securities issued by U.S. private or thinly-traded companies. We may also invest up to 30% of our portfolio opportunistically in “non-qualifying” portfolio investments, such as investments in non-U.S. companies. Most of our investments will be in private U.S. companies, but (subject to compliance with BDCs’ requirement to invest at least 70% of its assets in private U.S. companies) we also expect to invest to some extent in European and other non-U.S. companies. We do not expect to invest in emerging markets. We generally expect that our investments in Underlying Funds will not be considered “qualifying” assets under Section 55(a) of the 1940 Act. See “Item 1. Business – Regulation as a Business Development Company” for more information.

We are classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. Under the 1940 Act, a “diversified” investment company is required to invest at least 75% of the value of its total assets in cash and cash items, government securities, securities of other investment companies and other securities limited in respect of any one issuer to an amount not greater than 5% of the value of the total assets of such company and no more than 10% of the outstanding voting securities of such issuer. As a non-diversified investment company, we are not subject to this requirement. To the extent that we assume large positions in the securities of a small number of issuers or within a particular industry, our NAV may fluctuate to a greater extent than that of a more diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company or to a general downturn in the economy. However, we will be subject to the diversification requirements applicable to RICs under Subchapter M of the Code.

Notwithstanding the above, the Advisor does not follow a rigid investment policy with respect to the Company’s investment portfolio that would restrict it from participating in any market, strategy or investment, and the Company’s investment portfolio may be concentrated in one or more investment strategies from time to time. The Company’s assets may be deployed in whatever investment strategies are deemed appropriate under prevailing economic and market conditions to seek to achieve the Company’s investment objectives.

Lending Strategy

To effectuate the Company’s Lending Strategy, the Advisor intends to primarily utilize a variety of Lending Sources to source Private Credit investments primarily consisting of the following:

(1)	direct Loans to U.S. private middle-market companies that are privately originated and negotiated directly by a non-bank lender (for example, traditional direct lenders include asset management firms (on behalf of their investors), insurance companies, BDCs and specialty finance companies) primarily including (a) first lien senior secured and unitranche loans, (b) second lien, unsecured, subordinated or mezzanine loans and structured credit, as well as broadly syndicated loans, club deals (generally investments made by a small group of investment firms), and (c) other Loans,

(2)	investments in bank Loans to private middle-market companies, including securities representing ownership or participation in a pool of such Loans, and

(3)	notes or other pass-through obligations representing the right to receive the principal and interest payments on direct Loans to private middle-market companies (or fractional portions thereof).

In addition to utilizing Lending Sources to source investments for its Lending Strategy, the Company may originate loans and debt instruments, and may also have the ability to acquire investments through secondary transactions, including through loan portfolios, receivables, contractual obligations to purchase subsequently originated loans and other debt instruments. As discussed below, the Advisors may also invest the Company’s assets in Loans acquired from Underlying Funds managed by non-affiliated third-party managers in which the Company is not invested. With respect to investments approved by the Advisor that are sourced by Lending Sources or through Underlying Funds, the Company may be required to pay an origination or similar fee in connection with making such investment, which fees will be indirectly borne by the Company’s shareholders and are in addition to the fees charged to the Underlying Funds by their managers or general partners.

Underlying Funds Strategy

The Company may invest up to 30% of its total assets (net assets plus borrowings for investment purposes) in Underlying Funds. The Company’s investments in Underlying Funds will primarily be made on a fund-of-funds basis in private investment funds and investment vehicles that are excluded from the definition of “investment company” pursuant to Sections 3(c)(1) or 3(c)(7) of the 1940 Act, which are managed by non-affiliated third-party managers that operate various Private Credit-related strategies. Some of these Underlying Funds may from time to time sell seasoned Loans to the Company or other third parties. While the Company’s investments in Underlying Funds will generally focus on such private funds, the Company may invest in the equity or debt of both traded and non-traded registered closed-end funds and BDCs that primarily originate and manage private middle market and specialty finance debt, subject to compliance with the 1940 Act limitations on such investments.

Underlying Funds themselves may originate loans and debt instruments, and may also have the ability to acquire investments through secondary transactions, including through loan portfolios, receivables, contractual obligations to purchase subsequently originated loans and other debt instruments. Certain Underlying Funds may invest in co-investments or secondary loan transactions in the above instruments. In addition to making Private Credit investments consistent with the Company’s Lending Strategy, Underlying Funds may invest in opportunistic investments with a view to enhance returns, asset-backed securities, convertible debt, loan participations, bridge loans, structured products such as CLOs, debtor-in-possession financings, lending to lenders and equity in loan portfolios or portfolios of receivables. In addition, Underlying Funds may also invest in equities, including warrants and equity related to relevant debt investments.

In assessing Underlying Funds, the Advisors will assess the Underlying Funds’ strategies with a view to whether such strategies offer attractive risk-adjusted returns, diversified exposures, capital deployment management, market capacity and experienced investment managers. The managers or general partners of the Underlying Funds may impose management fees or performance-based fees, a proportionate share of which will be borne by the Company and, indirectly, its shareholders.

Primary Investment Types

The Company’s portfolio, either directly via its Lending Strategy or indirectly via its Underlying Funds Strategy, will primarily consist of the following investment types:

Direct Loans

The Company’s portfolio will have exposure to direct Loans to private middle-market companies by purchasing or investing in Loans or other investments from/with non-bank lenders (for example, traditional direct lenders include asset management firms (on behalf of their investors), insurance companies, BDCs and specialty finance companies) that specialize in direct Loan originations. The Company will utilize a variety of Lending Sources to source direct Loans. The Company’s direct Loans will primarily include secured debt (including first lien senior secured, unitranche and second lien debt) and mezzanine loans, but may also include unsecured debt (including senior unsecured and subordinated debt) or structured credit, as well as broadly syndicated loans and club deals (generally investments made by a small group of investment firms). First lien senior secured debt has first claim to any underlying collateral of a loan, second lien debt is secured but subordinated in payment and/or lower in lien priority to first lien holders, and unitranche loans are secured loans that combine both senior and subordinated debt into one tranche of debt, generally in a first lien position. In connection with a direct Loan, the Fund may invest in warrants or other equity securities of borrowers and may receive non-cash income features, including PIK interest and OID. The Fund may make investments at different levels of a borrower’s capital structure or otherwise in different classes of a borrower’s securities, to the extent permitted by law.

A portion of the Company’s debt portfolio investment exposure will be made in certain high-yield securities known as mezzanine investments, which are subordinated debt securities that may be issued together with an equity security (e.g., with attached warrants). Those mezzanine investments may be issued with or without registration rights. Mezzanine investments can be unsecured and generally subordinate to other obligations of the issuer. The expected average life of the Company’s mezzanine investments may be significantly shorter than the maturity of these investments due to prepayment rights.

Bank Loans

The Company’s portfolio will have exposure to Loans originated by banks and other financial institutions, which will primarily consist of Loans to private middle-market companies. These loans may include term loans and revolving loans, may pay interest at a fixed or floating rate and may be senior or subordinated.

Loan Participations and Assignments

 The Company may acquire interests in Loans either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating out the interest, not with the borrower. In purchasing participations, the Company generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights of set-off against the borrower, and the Company may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Company will assume the credit risk of both the borrower and the institution selling the participation.

Secondary Investments and Primary Fund Investments

The Company also expects to invest in operating companies and Underlying Funds via secondary market transactions, through the acquisition of an existing interest in an operating company or an Underlying Fund from another investor in a negotiated transaction, and expects to allocate a smaller share of the Company’s available capital to Primary Fund Investments, which are investments made in Underlying Funds on a primary basis where the capital is largely deployed at the time of commitment. Initially, the Company will emphasize investments in seasoned Underlying Funds via secondary transactions: partnerships that have already begun investing and which are typically at a later stage in their lifecycle. Such investments allow for more advanced due diligence and can help reduce blind pool risk by providing better visibility into the early make-up of the Underlying Fund’s portfolio. Further, by primarily focusing on seasoned Underlying Funds, the Advisors believe that the effects of the “J-Curve” typically exhibited by Primary Fund Investments (the tendency for a fund’s NAV to decline moderately during the early years of the fund’s life as investment-related fees and expenses are incurred before investment gains have been realized) can be mitigated.

With respect to individual companies, the Advisors believe that the increased time to liquidity of many private middle market companies can provide a significant source of investment opportunities. As a result, company management teams, in some cases, pursue secondary offerings to expedite liquidity. The Advisors believe StepStone Group’s and the Advisors’ networks and value-added approach will provide a strong pipeline of opportunities, and their versatile financing approach gives the team the flexibility to source high quality opportunities.

The market for purchasing Underlying Funds on the secondary market may be very limited and competitive, and the strategies and Underlying Funds to which the Company wishes to allocate capital may not be available for secondary investment at any given time. However, the Advisors expect to have ample opportunities for sourcing secondary investments in Underlying Funds. In the Advisors’ and StepStone Group’s experience, seller motivations are myriad, and such motivations continue to increase in immediacy particularly due to enhanced time to liquidity among private middle-market companies. Further, the Advisors and StepStone Group also believe that larger secondary firms continue to exhibit general indifference to many middle-market-focused Underlying Fund secondary transactions as they are often sub-scale for the larger firms and are difficult to evaluate due to a minimal level of provided or obtainable information. Additionally, investment managers of the funds in these types of transactions typically seek to avoid adding new investor relationships, posing a challenge to potential secondary buyers who are not existing investors in the funds. The Advisors believe their value-added approach will allow the Company to garner access and more effectively transact on these opportunities. Finally, the sponsors of middle-market-focused funds are becoming increasingly proactive about offering secondary liquidity options to existing investors as their funds approach the end of their respective terms with substantial remaining unrealized value. Examples of such liquidity options include tender offers or investment manager-led restructurings. StepStone Group believes that its position as a meaningful primary fund investor in many middle-market-focused funds globally and its deep relationships with a large number of investment managers position StepStone Group and its affiliates as a preferred partner to lead these transactions, further enhancing possible deal flow.

The Advisors expect to allocate a smaller share of the Company’s available capital to Underlying Funds on a primary basis, leveraging StepStone Group’s longstanding relationship with historically top-performing fund managers across stage, sectors and geographies. Primary Fund Investments, or “primaries,” refer to investments in newly established private funds which have not yet begun operation. Primary Fund Investments are made during an initial fundraising period in the form of capital commitments, which are then called down by the applicable fund and utilized to finance its investments in portfolio companies during a predefined period. A Private Fund Investment’s NAV will typically exhibit a “J-Curve,” undergoing a decline in the early portion of the fund’s lifecycle as investment-related expenses and fees accrue prior to the realization of investment gains from portfolio investments, with the trend typically reversing in the later portion of the fund’s lifecycle as portfolio investments are sold and gains from investments are realized and distributed. There can be no assurance that any or all Primary Fund Investments made by the Company will exhibit this pattern of investment returns and realization of later gains is dependent upon the performance and disposition of each Primary Fund Investment’s underlying portfolio investments.

Co-Investment

As stated above, the Advisor intends utilize a variety of Lending Sources to source Loans. The Company may also co-invest in Loans and Underlying Funds alongside one or more other investment funds or investment vehicles managed, sponsored or advised by the Advisors or their affiliates. As a BDC regulated under the 1940 Act, the Company is subject to certain limitations relating to co-investments and joint transactions with affiliates, which, in certain circumstances, likely may limit the Company’s ability to make investments or enter into other transactions alongside other clients. The Advisor intends to apply for an exemptive order from the SEC that will permit the Company, among other things, to co-invest with certain other persons, including certain affiliates of the Advisor and certain funds managed and controlled by the Advisor and its affiliates, subject to certain terms and conditions. There is no assurance that the co-investment exemptive order will be granted by the SEC.

Ancillary Investments

To a lesser extent, we may make Private Credit and/or opportunistic investments in asset-backed securities representing ownership or participation in a pool of direct Loans; equity of U.S. private middle-market companies; high yield securities, including securities representing ownership or participation in a pool of such securities; SPVs and/or joint ventures that primarily hold loans or credit-like securities; CLO-related strategies (including equity, warehousing and mezzanine); convertible debt; non-corporate lending (including, for example and without limitation, core and transitionary real estate, structured products and infrastructure-related debt); other lending (including, for example, trade and supply chain finance, equipment leasing, marketplace lending (consumers, lending to lenders, etc.), insurance-linked strategies and instruments, royalties, aviation financing, shipping, residential whole loan real estate, life settlements, litigation financing, regulatory capital financing and net asset value lending); non-performing Loans (including, for example, U.S. residential mortgage loans and non-U.S. business loans). The Company may also opportunistically invest, on a limited basis, in publicly traded securities of large corporate issuers and liquid credit (including, for example, long/short credit (including public securities) and non-control distressed strategies).

The Company may also invest in ancillary liquid assets, being investments primarily in cash or equivalent instruments, including money market funds and other investment grade liquid financial instruments issued by governments or by corporate issuers such as commercial paper, fixed and/or floating rate bonds, notes, bills, deposits and certificates of deposit, to make follow-on investments, if necessary, in existing portfolio companies, for the purposes of maintaining liquidity for the Company’s share repurchase program or to take advantage of new opportunities.

The Company may employ, utilize, acquire or dispose of derivative instruments and techniques of all kinds for investment or for the efficient management of the Company’s assets to hedge against currency, interest rate and market risks as may be permitted by applicable law and regulation and, without prejudice to the generality of the foregoing, to enter into (whether by way of ISDA master agreement, ancillary documentation or any other form of agreement or contract), accept, issue, write and otherwise deal with long and short sales of securities, futures contracts of any type, options, forwards, warrants, securities lending agreements, when issued, delayed delivery and forward commitment agreements, foreign currency spot and forward rate exchange contracts, forward rate agreements, synthetic agreements for foreign exchange, range forward contracts, break forward contracts, participating forward contracts, currency, interest rate or asset swaps, swaptions, collars, floors and caps, contracts for differences, convertible bonds and any foreign exchange or interest rate hedging and investment arrangements and such other instruments, whether exchanged traded or “over-the-counter” as are similar to or derived from any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose. The use of such instruments will expose the Company to counterparty and derivative risks.

For the purpose of providing margin or collateral in respect of transactions in techniques and instruments, the Company may transfer, mortgage, charge or encumber any assets or cash.

Our investments are subject to a number of risks. See “Item 1A. Risk Factors”.

Investment Process

The Advisor, with the support of StepStone Group under the Resource Sharing Agreement, and the Sub-Advisor intend to adhere to a disciplined, focused investment screening and selection process with an emphasis on fundamental analysis and due diligence in connection with investing the Company’s assets. The Advisors will also retain, in certain situations, external consultants, advisors and accountants to augment due diligence. The Advisors’ approach of working closely with lenders and issuers on transactions is expected to allow for a thorough due diligence process as well as providing the Advisors with the requisite time to complete each step in its screening, due diligence and monitoring process for the Company, which will typically include the below steps in connection with the Company’s Lending Strategy.

The Advisor’s Investment Committee

The Advisor carries out portfolio management through its Investment Committee (the “Investment Committee”). The Investment Committee comprises senior personnel of the StepStone Group. The committee functions include the consideration, and if appropriate, approval of proposed investments based on investment memorandum prepared by the investment teams within the Advisors, decisions on allocations to eligible funds, ongoing monitoring of the investments and incidents, among other things.

The Investment Committee review process is multi-step and iterative and occurs in parallel with the diligence of investments. Once the diligence process has begun, the investment team presents updates at twice-weekly Investment Committee meetings. The Investment Committee reviews all activity from the prior week, with a focus on detailed updates of ongoing situations and in-depth review of all new investment opportunities.

The ultimate results and findings of the investment analysis are compiled into an investment memorandum that is used as the basis to support the investment thesis and utilized by the Investment Committee for final investment review and approval.

In decision-making, the Investment Committee utilizes a consensus-driven approach.

See “Item 5. Directors and Executive Officers.” for more details regarding the Investment Committee.

The Investment Process Steps

The Advisor’s investment process for an investment opportunity spans one to two months, from the initial screen through final approval and funding. The process begins with the work of the investment team. The investment team are investment professionals in StepStone Group to whom the Advisor has access by virtue of the Resource Sharing Agreement.

Sourcing and Initial Review

In order to source transactions, the Advisor primarily utilizes its significant access to transaction flow through more than 90 different co-investment relationships with Lending Sources. With respect to StepStone’s origination channels, the global presence of StepStone generates access to a substantial amount of opportunities with attractive investment characteristics. The broad network of Lending Sources includes private credit asset managers, origination platforms, private equity asset managers, financial intermediaries, and other parties.

The investment team examines information furnished by the Lending Source and, as applicable, the target company and external sources. The investment team determines whether the investment meets the Company’s basic investment criteria and offers an acceptable probability of attractive risk adjusted returns.

Only the most attractive opportunities are pursued further, meaning that many opportunities are declined by the investment team at this stage with respective communication to the Lending Source. For opportunities that make it into the next stage, a list of initial due diligence questions and a request for additional diligence materials are prepared.

Evaluation and Further Review

The investment team reviews additional diligence materials to answer initial due diligence questions identified in the Initial Review.

Due Diligence

Once the diligence process has begun, the investment team presents updates at twice-weekly Investment Committee meetings. The Investment Committee conducts a thorough and rigorous review of the opportunity with the investment team to ensure the potential investment fits the Company’s investment strategy. The investment team may examine some or all of the following deal attributes, along with other factors:

●	transaction dynamics such as deal rationale, use of proceeds, co-investment rationale;

●	borrower credit profile including credit metrics, size of the borrower, resiliency of business model, market position, industry fundamentals, and relative value assessment;

●	historical financial performance; including asset valuation, financial analysis, scenario analysis, future projections, growth assumptions, free cash flow generation, de-leveraging profile, key financial credit metrics, and comparable credit and equity analyses;

●	legal considerations including the strength of the credit structure and related documentation;

●	performance track record of the Lending Source who sourced the opportunity;

●	performance track record and experience of the private equity sponsor;

●	analysis of the structure and leverage of the transaction; and

●	analysis on how the particular investment fits into the overall investment strategy of the Company.

To enhance the analysis of potential investments, the investment team may review additional materials including but not limited to consulting and accounting reports, legal documents and other relevant portfolio company information. The investment team may also conduct reference calls with other general partners and industry participants. In addition, the Advisor may schedule meetings and/or calls with the private equity sponsor.

Final Approval

Once all investment team questions are answered appropriately, the investment team seeks final Investment Committee approval. A majority approval of the Investment Committee is required to approve any initial or follow-on investment or disposition for the Company.

Monitoring

The Advisors will receive financial reports typically detailing operating performance, sales volumes, margins, cash flows, financial position and other key operating metrics on a quarterly basis from portfolio companies. The Advisors will use this data to conduct an ongoing assessment of the investment’s operating performance and prospects.

The Board has designated the Advisor as the Company’s valuation designee under Rule 2a-5 under the 1940 Act. Each quarter, the Advisor’s Valuation Committee will value investments of the Company, and such values will be disclosed each quarter in reports filed with the SEC. With respect to investments for which market quotations are not readily available, the Advisor’s Valuation Committee will determine the fair value of such investments in good faith, based on procedures adopted by and subject to the supervision of the Board.

We expect that the Advisor will determine the NAV of the Company for each class of Shares on a monthly basis as of the last day of each calendar month. When the Advisor determines the NAV as of the last day of a month that is not also the last day of a calendar quarter, the Advisor intends to update the value of securities with reliable market quotations to the most recent market quotation. With respect to investments for which market quotations are not readily available, the Advisor’s Valuation Committee will determine the fair value of such investments in good faith, based on the Advisor’s valuation policy and subject to the supervision of the Board. If the Advisor determines that a significant observable change with respect to one or more investments has occurred since the most recent quarter-end, the Advisor will determine whether to update the value for each relevant investment using a range of values from an independent valuation firm, where applicable, in accordance with the Advisor’s valuation policy, pursuant to authority designated by the Board. Additionally, the Advisor may otherwise determine to update the most recent quarter-end valuation of an investment without reliable market quotations that the Advisor considers to be material to the Company using a range of values from an independent valuation firm.

The Advisors will regularly monitor the Company’s investments, including Underlying Funds, with regard to their adherence to investment strategy and style, their performance and their exposure to adverse market developments.

With respect to investments in Underlying Funds, the Advisors evaluate potential third-party investment managers, primary and secondary private funds, private and public BDCs or investment vehicles in the context of a third-party investment manager’s capabilities, and its opinion of the current and forward-looking market opportunity. The acquisition price is also considered in connection with secondaries. Screening criteria typically includes, but is not limited to, the capabilities and experience of an investment manager’s broader platform, investment team depth and perceived quality, proposed investment strategy, risk management approach, sourcing capabilities, historical track record, investment terms, market references, among other factors. The Advisors’ due diligence process also typically encompasses loan level quantitative analyses using its proprietary database to compare advisors and assess differences across various metrics (e.g., underlying loan performance, attribution, risk, etc.). The Advisors may also review a range of underlying transactions (case studies) to evaluate a Lending Source’s credit underwriting, deal flow quality, risk tolerance and restructuring capabilities among other factors. The Advisors may also review the operational aspects of potential investments including but not limited to financial sustainability, corporate governance, processes and documentation.

Allocation of Investment Opportunities

The Advisor, the Sub-Advisor and their respective affiliates will simultaneously provide investment advisory services to the Company and to other affiliated entities. Allocation decisions may arise when there is more demand from the Company and other StepStone clients for a particular investment opportunity than supply. The Advisor employs an allocation policy designed to ensure that all of its clients will be treated fairly and equitably over time. The Advisor’s Investment Committee has discretion to decrease or increase the allocation as appropriate for portfolio construction purposes.

To mitigate these conflicts, the Advisor will seek to execute such transactions on a fair and equitable basis and in accordance with its allocation policies, taking into account various factors, which may include, without limitation: differences with respect to investment objectives and strategies; differences with respect to capital available for investment overall and specifically with respect to a specific investment strategy, geography, or other sub-sector; differences with respect to portfolio plans, including annual deployment plans; differences in the risk profile of the opportunity at the time it is available and evaluated; whether an affiliate has an existing investment in, or relationship to, the relevant investment (or the sponsor of such investment); minimum and maximum investment amounts; the source of the opportunity; tax, legal or regulatory considerations; warehousing arrangements; current and anticipated market conditions; and/or such other factors as may be relevant to a particular transaction.

As a BDC regulated under the 1940 Act, the Company is subject to certain limitations relating to co-investments and joint transactions with affiliates, which, in certain circumstances, likely may limit the Company’s ability to make investments or enter into other transactions alongside other clients. The Advisor intends to apply for an exemptive order from the SEC that will permit the Company, among other things, to co-invest with certain other persons, including certain affiliates of the Advisor and certain funds managed and controlled by the Advisor and its affiliates, subject to certain terms and conditions. There is no assurance that the co-investment exemptive order will be granted by the SEC. Pursuant to such order, the Board may establish objective criteria (“Board Criteria”) clearly defining co-investment opportunities in which the Company will have the opportunity to participate with other public or private StepStone funds that target similar assets. If an investment falls within the Board Criteria, the Advisor must offer an opportunity for the Company to participate. The Company may determine to participate or not to participate in a co-investment opportunity, depending on whether the Advisor determines that the investment is appropriate for the Company (e.g., based on investment strategy). The Advisor will allocate the co-investment in such proportions as the Advisor deems appropriate from time to time in accordance with its allocation policy under the 1940 Act. If the Advisor determines that such investment is not appropriate for the Company, the investment will not be allocated to us, but the Advisor will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board at the next quarterly board meeting.

Competition

Our primary competitors for investments include other BDCs and investment funds (including private equity funds, mezzanine funds and CLO funds). In addition, alternative investment vehicles, such as hedge funds, have begun to invest in areas in which they have not traditionally invested, including making investments in middle market private U.S. companies. We also compete with traditional financial services companies such as commercial banks. We believe we will be able to compete with these entities for financing opportunities on the basis of, among other things, the experience of the Advisor, the Sub-Advisor and their affiliates.

Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we have and may not be subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC or the restrictions that the Code imposes on us as a RIC. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than us.

Management Agreements

Investment Advisory Agreement

The Advisor will provide management services to the Company pursuant to the Advisory Agreement. Under the terms of the Advisory Agreement, the Advisor is responsible, subject to the supervision of the Board and in accordance with the Company’s investment objectives, policies and restrictions, for managing the investment and reinvestment of the Company’s assets, continuously reviewing, supervising and administering the investment program of the Company, and determining in its discretion the securities to be purchased or sold and the portion of the Company’s assets to be held uninvested.

Without limiting the generality of the foregoing, the Advisor is authorized, in its sole discretion, to:

●	perform due diligence on prospective portfolio companies and obtain and evaluate pertinent economic, financial, and other information affecting the economy generally and certain investment assets as such information relates to securities, loans or other financial instruments that are purchased for or considered for purchase by the Company;

●	make investment decisions for the Company (including the exercise or disposition of rights accompanying portfolio securities, loans or other financial instruments (such as tender offers, exchanges, amendments, consents, waivers or forbearances) and other attendant rights thereto);

●	determine the composition and allocation of the Company’s investment portfolio, the nature and timing of any changes therein and the manner of implementing such changes;

●	place purchase and sale orders for portfolio transactions on behalf of the Company;

●	manage otherwise uninvested cash assets of the Company;

●	manage the liquidity requirements of the Company;

●	identify, evaluate and negotiate the structure of the investments made by the Company;

●	arrange for the pricing of Company securities, loans or other financial instruments;

●	execute account documentation, agreements, contracts and other documents as may be requested by brokers, dealers, assignors, assignees, participants, counterparties and other persons in connection with the Advisor’s management of the assets of the Company (in such respect, the Advisor will act as the Company’s agent and attorney-in-fact);

●	employ professional portfolio managers and securities analysts who provide research services to the Company;

●	engage certain third-party professionals, consultants, experts or specialists in connection with the Advisor’s management of the assets of the Company (in such respect, the Advisor will act as the Company’s agent and attorney-in-fact);

●	arrange financings and borrowing facilities for the Company and make decisions with respect to the use by the Company of borrowing for leverage or other investment purposes (in such respect, the Advisor will act as the Company’s agent and attorney-in-fact);

●	provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds; and

●	to the extent permitted under the 1940 Act and the Advisers Act, on the Company’s behalf, and in coordination with any sub-adviser and any administrator, provide significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance under the 1940 Act, including utilizing appropriate personnel of the Advisor to, among other things, monitor the operations of the Company’s portfolio companies, participate in board and management meetings of portfolio companies, consult with and advise officers of portfolio companies and provide other organizational and financial consultation.

The Advisor has also entered into the Resource Sharing Agreement with StepStone Group, under which certain designated employees of StepStone Group will provide services, including investment advisory, portfolio management and other services, to the Advisor. The Resource Sharing Agreement (i) provides the Company with access to deal flow generated by StepStone Group in the ordinary course of its business; and (ii) provides the Advisor with access to StepStone Group’s investment professionals and non-investment employees. The Advisor is responsible for determining if the Company will participate in deal flow generated by StepStone Group. StepStone Group will also make available its premises, facilities and systems to the Advisor in order for the Advisor to conduct its daily operations. In return for personnel provided and services rendered under the Resource Sharing Agreement, the Advisor will pay StepStone Group on a cost-plus basis.

Compensation of Advisor under the Advisory Agreement

Under the Advisory Agreement, the Company will pay the Advisor fees for investment management services consisting of a base management fee (the “Base Management Fee”) and an incentive fee (the “Incentive Fee”). The Advisor has voluntarily agreed to permanently waive the Base Management Fee and the Income-Based Incentive Fee (as defined below) through September 30, 2023.

Any of the fees payable to the Advisor under the Advisory Agreement for any partial month or calendar quarter will be appropriately prorated. The Advisor may agree to temporarily or permanently waive, in whole or in part, the Base Management Fee and/or the Incentive Fee. Prior to the payment of any fee to the Advisor, the Company will obtain written instructions from the Advisor with respect to any waiver or deferral of any portion of such fees. Any portion of a deferred fee payable to the Advisor and not paid over to the Advisor with respect to any month, calendar quarter or year shall be deferred without interest and may be paid over in any such other month prior to the termination of Advisory Agreement, as the Advisor may determine upon written notice to the Company.

Base Management Fee

The Base Management Fee will be payable monthly in arrears at an annual rate of 1.00% of the value of Company’s net assets as of the beginning of the first calendar day of the applicable month, commencing with the first calendar day of the first full calendar month following the date of the Company’s election to be treated as a BDC under the 1940 Act. For purposes of the Advisory Agreement, “net assets” means the Company’s total assets less liabilities determined on a consolidated basis in accordance with accounting principles generally accepted in the United States (“GAAP”). All or any part of the Base Management Fee not taken as to any month will be deferred without interest and may be taken in such other month as the Advisor determines.

The Advisor has voluntarily agreed to permanently waive the Base Management Fee through September 30, 2023.

Incentive Fee

The Incentive Fee will consist of two components, an income-based incentive fee and a capital gains-based incentive fee, that are independent of each other, with the result that one component may be payable even if the other is not.

(1)	Income-Based Incentive Fee. The first part of the Incentive Fee, referred to as the “Income Incentive Fee,” will be calculated and payable quarterly in arrears based on the Company’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter. The payment of the Income Incentive Fee will be subject to a quarterly hurdle rate, expressed as a rate of return on the value of the Company’s net assets at the end of the most recently completed calendar quarter, of 1.25% (5.0% annualized) (the “Hurdle Rate”), subject to a “catch up” feature (as described below).

For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance) such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company (or its wholly-owned subsidiaries) receives from portfolio companies) accrued during the calendar quarter, minus the Company’s and its subsidiaries’ operating expenses for the quarter (including the Base Management Fee, expenses and fees paid to the Advisor under the Administration Agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee and any shareholder servicing and/or distribution fees). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as OID debt instruments with PIK interest and zero-coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The calculation of the Income Incentive Fee for each quarter is as follows:

●	No Income Incentive Fee will be payable to the Advisor in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate;

●

100% of the dollar amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than or equal to 1.3514% in any calendar quarter (5.4056% annualized) will be payable to the Advisor. This portion of the Company’s Income Incentive Fee that exceeds the Hurdle Rate but is less than or equal to 1.3514% is referred to as the “catch up” and is intended to provide the Advisor with an incentive fee of 7.5% on all of the Company’s Pre-Incentive Fee Net Investment Income when the Company’s Pre-Incentive Fee Net Investment Income reaches 1.3514% (5.4056% annualized) on net assets in any calendar quarter; and

●	7.5% of the dollar amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 1.3514% (5.4056% annualized) on net assets in any calendar quarter will be payable to the Advisor once the Hurdle Rate and catch-up have been achieved (7.5% of the Company’s Pre-Incentive Fee Net Investment Income thereafter will be allocated to the Advisor).

The Advisor has voluntarily agreed to permanently waive the Income-Based Incentive Fee through September 30, 2023.

(2)	Capital Gains-Based Incentive Fee. The second part of the Incentive Fee, referred to as the “Capital Gains-Based Incentive Fee,” will be an incentive fee on capital gains and will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement). This fee will equal 7.5% of the Company’s incentive fee capital gains, which will equal the Company’s realized capital gains on a cumulative basis from the effective date of the Advisory Agreement, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis from effective date of the Advisory Agreement, less the aggregate amount of any previously paid Capital Gains-Based Incentive Fee.

Each year, the fee paid for the Capital Gains-Based Incentive Fee is net of the aggregate amount of any previously paid Capital Gains-Based Incentive Fee for all prior periods. The Company will accrue, but will not pay, a Capital Gains-Based Incentive Fee with respect to unrealized appreciation because a Capital Gains-Based Incentive Fee would be owed to the Advisor if the Company were to sell the relevant investment and realize a capital gain.

The Board will monitor the mix and performance of the Company’s investments over time and seek to satisfy itself that the Advisor and the Sub-Advisor are acting in the Company’s interests and that the Company’s fee structure appropriately incentivizes the Advisor and Sub-Advisor to do so.

Payment of Expenses under the Advisory Agreement

Except as otherwise provided in the Advisory Agreement, the Administration Agreement or by law, or as otherwise agreed to in writing by the Advisor, the Advisor shall not be responsible for the Company’s expenses, and the Company assumes and shall pay or cause to be paid all of its expenses, including without limitation, all Company expenses set forth in this Registration Statement. To the extent the Advisor incurs any costs or performs any services which are an obligation of the Company, the Company shall promptly reimburse the Advisor for such costs and expenses unless otherwise agreed to by the Advisor. To the extent the services for which the Company is obligated to pay are performed by the Advisor, the Advisor shall be entitled to recover from the Company only to the extent of its costs for such services, as reasonably determined.

Certain Terms of the Advisory Agreement

The Advisory Agreement will remain in effect for an initial term of two years. Thereafter, the Advisory Agreement will continue automatically for successive one-year periods; provided that such continuance is specifically approved at least annually by: (i) the vote of the Board, or by the vote of a majority of the Company’s outstanding voting securities, as defined in the 1940 Act, and (ii) the vote of a majority of the Board members who are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Company (“Independent Directors”), in accordance with the requirements of the 1940 Act, or as otherwise permitted under Section 15 of the 1940 Act.

The Advisory Agreement may be terminated at any time, without the payment of any penalty, (i) by the Company upon 60 days’ prior written notice to the Advisor: (A) upon the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Company or (B) upon the vote of a majority of the Board; or (ii) by the Advisor upon not less than 120 days’ prior written notice to the Company. The Advisory Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of construing Section 15(a)(4) of the 1940 Act).

The Advisory Agreement provides that, in the absence of (a) willful misfeasance, bad faith or gross negligence on the part of the Advisor in performance of its obligations and duties thereunder, (b) reckless disregard by the Advisor of its obligations and duties thereunder, or (c) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages will be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act, the Advisor will not be subject to any liability whatsoever to the Company, or to any shareholder of the Company for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services under the Advisory Agreement including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Company. The Advisory Agreement also includes indemnification provisions in favor of the Advisor and its officers, directors, shareholders, partners, owners, members, managers, principals, employees and agents, or any person who controls, is controlled by or is under common control with, the Advisor, against all losses, claims, damages, liabilities, costs and expenses arising from any act or omission by reason of being or having been investment adviser to the Company, or in connection with the Company’s business, affairs or assets, or the past or present performance of services to the Company in accordance with the Advisory Agreement by the relevant indemnitee, except to the extent that the loss, claim, damage, liability, cost or expense has been finally determined to have been incurred or suffered by the indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Advisor’s duties or obligations under the Advisory Agreement or otherwise as investment adviser to the Company.

Sub-Advisory Agreement

The Advisor has engaged SGEAIL to act as the Company’s Sub-Advisor to provide certain ongoing, non-discretionary investment advice and services to the Advisor in regard to the Advisor’s management of the Company, subject to the broad supervision of the Advisor and the Board. Under the Sub-Advisory Agreement, the Sub-Advisor is responsible for providing ongoing investment advice and services to the Advisor in respect of the Company’s investments, including, but not limited to:

●	providing investment recommendations in respect of the Company’s Underlying Funds Strategy;

●	providing allocation recommendations and deploying commitment and over-commitment models and strategies in respect of the Company’s Lending Strategy;

●	identifying and managing portfolio risk through tracking commitments, capital calls, distribution variations, and valuations, among other factors;

●	identifying investment opportunities resulting from fundamental financial analysis and initial due diligence performed on investments (actual or contemplated); and

●	tracking and monitoring the continuing operations, management, financial condition and other pertinent details and information and conducting ongoing due diligence as to Company allocations of assets in respect of the Company’s Underlying Funds Strategy.

The Sub-Advisory Agreement provides that the Sub-Advisor will receive a fee, payable by the Advisor, equal to (a) 20% of the Base Management Fee received by the Advisor each month pursuant to the Advisory Agreement, (b) 20% of the Income Incentive Fee received by the Advisor pursuant to the Advisory Agreement each quarter, and (c) 20% of the Capital-Gains Based Incentive Fee received by the Advisor pursuant to the Advisory Agreement each year, in each case, net of any waiver by the Advisor of any portion of the Base Management Fee, Income Incentive Fee or Capital Gains-Based Incentive Fee. The Sub-Advisor may agree to temporarily or permanently waive, in whole or in part, the fees due to it from the Advisor under the Sub-Advisory Agreement.

Board Approval of the Advisory Agreement and Sub-Advisory Agreement

The Board, including a majority of our Directors who are not parties to the Advisory Agreement or Sub-Advisory Agreement or “interested persons” (as defined in the 1940 Act) of any such party, approved the Advisory Agreement and the Sub-Advisory Agreement on January 11, 2023 at an in-person meeting to be called for that purpose. In preparing for approval of the Advisory Agreement and the Sub-Advisory Agreement, the Board reviewed a significant amount of information and considered, among other things:

●	the nature, quality and extent of the advisory and other services to be provided to the Company by the Advisors;

●	the proposed investment advisory fee rates to be paid by the Company to the Advisor;

●	the fee structures of comparable externally managed BDCs that engage in similar investing activities;

●	our projected operating expenses and expense ratio compared to BDCs with similar investment objectives;

●	information about the services to be performed and the personnel who would be performing such services under the Advisory Agreement and under the Sub-Advisory Agreement; and

●	the organizational capability and financial condition of the Advisors and their affiliates.

Based on the information reviewed and considered, the Board concluded that the investment advisory fee rates are reasonable in relation to the services to be provided and approved the Advisory Agreement and the Sub-Advisory Agreement as being in the best interests of our shareholders.

Administration Agreement and Sub-Administration Agreement

The Advisor also serves as the Company’s administrator pursuant to the Administration Agreement and performs certain administrative, accounting and other services for the Company. In consideration of these administrative services, the Company pays the Advisor the Administration Fee in an amount up to 0.30% on an annualized basis of the Company’s net assets. The Administration Fee is calculated based on the Company’s month-end net asset value (as of the close of business on the last calendar day of the applicable month) and payable monthly in arrears. The Administration Fee is an expense paid out of the Company’s net assets.  The Advisor may delegate or sub-contract certain of its services under the Administration Agreement to other entities, including a sub-administrator, and has done so as described below.

SEI Investments Global Funds Services serves as the Company’s Sub-Administrator to provide certain outsourced administration and outsourced accounting services for the Company. In consideration of the outsourced administrative services and outsourced accounting services provided by the Sub-Administrator to the Company, the Advisor pays the Sub-Administration Fee to the Sub-Administrator from the proceeds of the Administration Fee. The Sub-Administration Fee is calculated based on the Company’s month-end net asset value and payable monthly in arrears.

Certain Terms of the Administration Agreement

The Administration Agreement will remain in effect for an initial two-year term and will continue from year to year thereafter so long as such continuation is approved at least annually by the vote of the Board. The Administration Agreement may be terminated by the Company at any time, without the payment of any penalty, by the Board on 90 days’ written notice to the Advisory, or by the Advisor at any time, without the payment of any penalty, on 90 days’ written notice to the Company.

The Administration Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the responsibilities, obligations or duties thereunder, neither the Advisor nor its shareholders, officers, directors, employees, agents or control persons shall be liable for any act or omission in connection with or arising out of any services rendered under the Administration Agreement.

Payment of Expenses

The Advisor bears all of its own costs incurred in providing investment advisory services to the Company. As described below, however, the Company bears all other expenses related to its investment program. The Advisor provides or arranges for certain administrative services to be provided to the Company. Among those services are: providing office space, adequate personnel, and communications and other facilities necessary for administration of the Company, performing certain administrative functions to support the Company and its service providers, supporting the Board and providing it with information, providing accounting and legal services in support of the Company, compliance testing services (not including any compliance services performed by an outsourced CCO) analyzing the value of the Company’s assets, and reviewing and arranging for payment of the Company’s expenses and other support services. Such administrative services are included in the Administration Fee. In addition to the services above, the Advisor is responsible for overseeing the Sub-Administrator.

Expenses borne by the Company (and thus indirectly by shareholders) include:

●	all expenses related to its investment program, including, but not limited to, expenses borne indirectly through the Company’s investments in the underlying assets, including any fees and expenses charged by the investment managers or general partners of the Underlying Funds (including management fees, performance or incentive fees and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to due diligence of portfolio transactions for the Company such as direct and indirect expenses associated with the Company’s investments (whether or not consummated), and enforcing the Company’s rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts) and, if applicable, brokerage commissions, origination or similar fees on investments sourced through Lending Sources or Underlying Funds, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;

●	attorneys’ fees and disbursements associated with preparing and updating the Company’s registration statement on Form 10 and other regulatory filings, and with reviewing potential investments to be made and executing the Company’s investments;

●	attorneys’ fees and disbursements associated with preparing and filing exemptive applications with the SEC in respect of certain co-investment transactions and the ability of offer multiple classes of shares;

●	fees and disbursements of all accountants or auditors engaged by the Company, expenses related to the annual audit of the Company, expenses related to the unaudited financial statements of the Company and expenses related to the preparation, review, approval and filing of the Company’s tax information;

●	recordkeeping, custody and transfer agency fees and expenses;

●	the costs of errors and omissions/directors’ and officers’ liability insurance and a fidelity bond;

●	the Base Management Fee and the Administration Fee;

●	the Incentive Fee;

●	fees paid to third-party consultants or service providers relating to the Company’s establishment or operations and fees paid to third-party providers for due diligence and valuation services;

●	the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence, annual reports or similar materials, to shareholders;

●	fees of directors who are not “interested persons” and travel and administrative expenses of directors who are not “interested persons” relating to meetings of the Board and committees thereof;

●	costs and charges related to electronic platforms through which investors may access, complete and submit subscription and other fund documents or otherwise facilitate activity with respect to their investment in the Company;

●	all costs and charges for equipment or services used in communicating information regarding the Company’s transactions among the Advisor and any custodian or other agent engaged by the Company;

●	any extraordinary expenses (as defined below), including indemnification expenses as provided for in the Company’s organizational documents;

●	the allocable portion of cost, including the rent and overhead, of our Chief Compliance Officer and their administrative support staff, including the costs of any outsourced third-party Chief Compliance Officer; and

●	other expenses not explicitly borne by the Advisor associated with the investment operations of the Company and its subsidiaries; and all reasonable costs and expenses incurred in connection with the formation and organization of, and offering and sale of Shares in, the Company, as determined by the Advisor, including all out-of-pocket legal, accounting, registration and filing fees and expenses will be borne by the Company. The Company will also bear certain administrative costs.

The Advisor will be reimbursed by the Company for any of the above expenses that it pays on behalf of the Company, except as otherwise provided above.

The Company’s investments in Underlying Funds bear various expenses in connection with their operations similar to those incurred by the Company. Investment managers of the Underlying Funds generally assess asset-based fees to, and receive incentive-based fees from, the Underlying Funds (or their investors), which effectively will reduce the investment returns of the Company’s investments. These expenses and fees will be in addition to those incurred by the Company itself. As an investor in the private assets, the Company will bear its proportionate share of their expenses and fees and will also be subject to incentive fees to the non-affiliated investment managers of the Underlying Funds.

The initial operating expenses for the Company, as a new fund, including start-up costs, which may be significant, may be higher than the expenses of an established fund. The Company is expected to incur O&O expenses (as defined below) of approximately $1.3 million in connection with the initial offering of Shares.

“O&O Expenses” include all of the fees, costs, charges, expenses, liabilities and obligations incurred in relation to or in connection with the establishment of the Company, the marketing and offering of the Shares (including, among other things, legal, accounting, subscription processing and filing fees and expenses and other expenses pertaining to this offering), and the establishment, organization and creation of the operational structure of the Company and its special purpose vehicle subsidiaries, including travel, lodging, meals, entertainment, legal, accounting, regulatory compliance, fees of professional advisors, printing, postage, regulatory and tax filing fees, and other costs of establishment.

Expense Limitation and Reimbursement Agreement

The Company has entered into an Expense Limitation and Reimbursement Agreement (the “Expense Limitation Agreement”) with the Advisor for a one-year term beginning on the initial closing date for subscriptions for Shares and ending on the one-year anniversary thereof (the “Limitation Period”). The Advisor and the Company may extend the Limitation Period for a period of one year on an annual basis. Pursuant to the Expense Limitation Agreement, the Advisor has agreed that it will pay, absorb or reimburse the Company’s aggregate monthly Other Operating Expenses (as defined below) on the Company’s behalf (which, for the avoidance of doubt, may include any Other Operating Expenses incurred prior to the effective date of the Advisory Agreement) (each such payment, absorption or reimbursement, a “Required Expense Payment”), to ensure that the Company’s aggregate monthly Other Operating Expenses during the Limitation Period do not exceed 1.00%, on an annualized basis, of its month-end net assets (the “Expense Cap”). For any month in which the Company’s aggregate monthly Other Operating Expenses exceed the Expense Cap, the Advisor will make a Required Expense Payment to the extent necessary to eliminate such excess. The Advisor may also directly pay expenses on behalf of the Company and waive reimbursement under the Expense Limitation Agreement. For purposes of the Expense Limitation Agreement, “Other Operating Expenses” includes all of the Company’s operating expenses, including O&O Expenses, but excludes the “Specified Expenses” detailed below.

Under the Expense Limitation Agreement, the Advisor may also elect to pay or reimburse certain additional fees and expenses of the Company on the Company’s behalf, including all or any portion of a Specified Expense (each such payment or reimbursement, a “Voluntary Expense Payment” and, together with a Required Expense Payment, the “Expense Payments”). However, no portion of a Voluntary Expense Payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Company. When making a Voluntary Expense Payment, the Advisor will designate, as it deems necessary or advisable, what type of expense it is paying.

The Company has no obligation to reimburse or pay the Advisor for any Expense Payment unless the Company has received at least $100 million in gross proceeds from the sale of Shares (the “Offering Proceeds Threshold”), following which time, any Expense Payments will be subject to recoupment by the Advisor to the extent that such recoupment would not cause the Company to exceed the Expense Cap. Calculation of the Offering Proceeds Threshold excludes gross proceeds from Shares purchased by the Advisor and by the Company’s directors and officers.

The Expense Cap on Other Operating Expenses under the Expense Limitation Agreement excludes the following “Specified Expenses”: (i) the Base Management Fee; (ii) all fees and expenses charged by the non-affiliated investment managers of the Underlying Funds and other investments in which the Company invests (including management fees, performance or incentive fees and redemption or withdrawal fees, however titled or structured) (the “Acquired Fund Fees and Expenses”); (iii) the Incentive Fee; (iv) transactional costs, including legal costs and brokerage commissions, associated with the acquisition and disposition of the Company’s investments; (v) interest payments incurred on borrowings by the Company or its subsidiaries; (vi) fees and expenses incurred in connection with any credit facility obtained by the Company or any of its subsidiaries, including any expenses for acquiring ratings related to the credit facilities; (vii) distribution and shareholder servicing fees, as applicable; (viii) taxes; and (ix) extraordinary expenses resulting from events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceeding, indemnification expenses, and expenses in connection with holding and/or soliciting proxies for all annual and other meetings of shareholders.

If the Company’s Other Operating Expenses for any month exceed the Expense Cap, the Advisor will waive its Base Management Fee, Incentive Fee and/or reimburse the Company for expenses to the extent necessary to eliminate such excess. To the extent that the Advisor makes an Expense Payment, it is permitted to recoup from the Company any such amounts for a period not to exceed three years from the month in which such fees and expenses were waived, reimbursed, or paid, even if such recoupment occurs after the termination of the Limitation Period. However, the Advisor may only recoup the waived fees, reimbursed expenses or directly paid expenses if (i) the waived fees, reimbursed expenses or directly paid expenses have fallen to a level below the Expense Cap and (ii) the reimbursement amount does not raise the level of waived fees, reimbursed expenses or directly paid expenses in the month the reimbursement is being made to a level that exceeds the Expense Cap applicable at that time.

Determination of Net Asset Value

We expect to determine our NAV for each class of Shares on a monthly basis as of the last day of each calendar month. The NAV per share for each class of Shares is determined by dividing the value of total assets attributable to the class minus liabilities attributable to the class by the total number of outstanding Shares in such class at the date as of which the determination is made.

The Advisor oversees the valuation of the Company’s investments on behalf of the Company. The Board has approved valuation procedures for the Company (the “Valuation Procedures”) and has designated the Advisor as the valuation designee pursuant to Rule 2a-5(b) under the 1940 Act. The Board has ultimate oversight responsibility for pricing the securities held in the Company’s portfolio. Pursuant to the Valuation Procedures, the Advisor’s Valuation Committee will value the Company’s investments at fair value unless market quotations are “readily available” as defined in the 1940 Act.

As a general matter, to value the Company’s investments, the Advisor will use current market values when readily available, and otherwise value the Company’s investments with fair value methodologies set forth in the Valuation Procedures.

These fair value calculations will involve significant professional judgment by the Advisor in the application of both observable and unobservable attributes, and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security. There is no single standard for determining fair value of an investment. Likewise, there can be no assurance that the Company will be able to purchase or sell an investment at the fair value price used to calculate the Company’s NAV. Rather, in determining the fair value of an investment for which there are no readily available market quotations, the Advisor may consider several factors, including the below depending on the type of security:

Publicly Traded Securities

For securities or investments that are quoted, traded or exchanged in an accessible, active market, the Advisor will value the asset by multiplying the number of securities held by the quoted market price as of the measurement (or reporting) date. The Advisor does not apply any liquidity or restriction discount regardless of ownership structure or the ability to control the sale of the asset.

Private Credit/Debt/Debt-Like Securities

In determining the estimated fair value of private credit/debt or debt-like securities for which there is no actively traded market, the Advisor’s estimate of fair value will consider such factors as the current market environment relative to that of the investment held, the tenor of maturity date of the investment, the operating performance of the issuer, the concern for maintaining any covenant levels embedded in the instrument, the ability of the issuer to call the security (and the associated redemption price) and the general overall credit quality of the security over the life of the investment.

The Advisor’s Valuation Committee will assign an internal credit rating on all private debt/credit and debt-like positions. The ratings are based on fundamental information available at the time of the Valuation Committee meeting and are used in conjunction with market inputs to create an estimate of fair value. Certain assets are considered for additional or alternative procedures for obtaining a fair value, which will include but are not limited to a review of market inputs and performance and other relevant information on comparable assets.

Defaulted private debt/credit positions are valued using a number of methods including the following: discounting the expected cash flows of the investment; valuing the net assets of the company; reviewing comparable precedent transactions involving similar companies; and using a performance multiple or market-based approach.

Private Fund or Limited Partnership (“LP”) Investments

For investments in private funds (each, a “Fund”) or Limited Partnerships (each, an “LP”), the Advisor will generally use the capital account value provided by the Fund/LP’s General Partner (“GP”) as the fair value estimate reported in the financial statements. The Advisor believes that the most logical starting point for the fair value of a Company investment is the GP reported value because the GP has access to full information on the underlying portfolio asset’s past performance and expectations of the future, ongoing access and interaction with the portfolio asset management, and the GP often has the ability to influence activities of the asset and the ultimate outcome for the investment.

If the Advisor does not receive sufficient or appropriate detail to determine fair value, the fair value will be estimated using available information, including (such as contributions and distributions) from the Fund, and also applying judgment based on how the market values similar companies.

Private Equity Investments

In the estimation of fair value for a private equity investments, including warrants, the Advisor will often mirror the valuation of the lead or managing sponsor of the private company investment. Similar to the rationale discussed above under “Private Fund or Limited Partnership (“LP”) Investments”, the lead sponsor managing the investment will typically have significantly more information about the financial performance of the company and can usually be influential in the company’s direction and the ultimate outcome of the investment performance. The Advisor will review the assumptions and judgments made by the lead sponsor in estimating fair value and make any adjustments deemed necessary to appropriately reflect fair value in the financial statements. If there is no sponsor involved in the security then the Advisor will complete its own estimation of fair value.

If there is no value provided by the lead sponsor or the Advisor believes there may be an adjustment necessary, the estimation of value for a private company can be derived using a number of methods including the following: discounting the expected cash flows of the investment; valuing the net assets of the company; reviewing comparable precedent transactions involving similar companies; and using a performance multiple or market-based approach.

For securities of all investment types, if purchased less than 90 days before a valuation date, the Valuation Committee considers the purchase price, or cost, as an important indicator of fair value and may use that as the valuation of the investment.

The Advisor intends to engage third party valuation firms to provide an independent valuation range for a portion of the portfolio each quarter or as necessary. Where appropriate, the Advisor may use a price within the independent valuation range as the fair value for an investment.

As outlined below, the NAV calculation is available generally after the end of the applicable month. Changes in our monthly NAV will reflect factors including, but not limited to, accruals for net portfolio income, interest expense and unrealized/realized gains (losses) on assets, any applicable organization and offering costs and any expense reimbursements. When the Advisor determines NAV as of the last day of a month that is not also the last day of a calendar quarter, the Advisor intends to update the value of securities with reliable market quotations to the most recent market quotation. For securities without reliable market quotations, the Advisor will generally value such assets at the most recent quarterly valuation unless the Advisor determines that a significant observable change has occurred since the most recent quarter-end with respect to the investment (which determination may be as a result of a material event at a portfolio company, material change in market spreads, secondary market transaction in the securities of an investment or otherwise). If the Advisor determines such a change has occurred with respect to one or more investments, the Advisor will determine whether to update the value for each relevant investment, in accordance with the Valuation Procedures, pursuant to authority designated by the Board. Additionally, the Advisor may otherwise determine to update the most recent quarter-end valuation of an investment without reliable market quotations that the Advisor considers to be material to the Company using a range of values from an independent valuation firm.

We will report our NAV per share for each class of shares as of the last day of each month under cover of a Current Report on Form 8-K filed with the SEC in connection with this private offering, generally within 20 business days of the last day of each month. The most recently determined NAV per share for each class of shares will also be available via our password-protected investor relations website, once available.

Relationship between NAV and Our Transaction Price

Although the transaction price in the monthly closings for our Private Offering will generally be based on the NAV per Share as of the last calendar day of the applicable month, such NAV may be significantly different from the current NAV per Share as of the date on which your investment decision is made (or repurchase occurs).

In addition, we may offer Shares at a price that we believe reflects the NAV per share more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in exceptional cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. In cases where our transaction price is not based on the prior month’s NAV per share, the offering price will not equal our NAV per share as of any time.

Limits on the Calculation of Our Per Share NAV

Although our primary goal in establishing our valuation guidelines is to produce a valuation that represents a reasonable estimate of the market value of our investments, or the price that would be received upon the sale of our investments in market transactions, the methodologies used will be based on judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions were used, a different estimate would likely result. Furthermore, our published per share NAV may not fully reflect certain extraordinary events because we may not be able to immediately quantify the financial impact of such events on our portfolio. The Advisor will monitor our portfolio between valuations to determine whether there have been any extraordinary events that may have materially changed the estimated market value of the portfolio, such as significant market events or disruptions or force majeure events. If required by applicable securities law, we will promptly disclose the occurrence of such event under cover of a Current Report on Form 8-K or other public disclosure, and the Advisor will analyze the impact of such extraordinary event on our portfolio and determine the appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust NAV. To the extent that the extraordinary events may result in a material change in value of a specific investment, the Advisor will order a new valuation of the investment. It is not known whether any resulting disparity will benefit shareholders whose shares are or are not being repurchased or purchasers of the Shares.

We include no discounts to our NAV for the illiquid nature of the Shares, including the limitations on your ability to sell Shares under our discretionary share repurchase program and our ability to suspend the share repurchase program at any time.

Our NAV generally does not consider exit costs that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of BDCs or other closed-end investment companies on stock exchanges.

We do not represent, warrant or guarantee that:

●	a shareholder would be able to realize the NAV per share for the class of shares a shareholder owns if the shareholder attempts to sell its shares;

●	a shareholder would ultimately realize distributions per share equal to per share NAV upon a liquidation of our assets and settlement of our liabilities or upon any other liquidity event;

●	our Shares would trade at per share NAV on a national securities exchange;

●	a third party in an arm’s-length transaction would offer to purchase all or substantially all of our Shares at NAV; and

●	NAV would equate to a market price for a publicly traded BDC.

Non-Exchange Traded, Perpetual-Life BDC

We are a non-exchange traded, perpetual-life BDC, which is a BDC whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life BDC” to describe an investment vehicle of indefinite duration, whose shares are intended to be sold by the BDC monthly on a continuous basis at a price generally equal to the BDC’s monthly NAV per share. In our perpetual-life structure, we may offer investors an opportunity to repurchase their shares on a quarterly basis at NAV, but we are not obligated to offer to repurchase any Shares in any particular quarter. We believe that our perpetual nature enables us to execute a patient and opportunistic strategy and be able to invest across different market environments. This may reduce the risk of the Company being a forced seller of assets in market downturns compared to non-perpetual funds. While we may consider a Liquidity Event at any time in the future, we do not currently intend to undertake a Liquidity Event and will not be obligated by the Limited Liability Company Agreement or otherwise to effect a Liquidity Event at any time.

Emerging Growth Company

We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to, among other things, have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”).

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies.

We will remain an emerging growth company until the earliest of:

●	the last day of our fiscal year in which the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement occurs;

●	the end of the fiscal year in which our total annual gross revenues first equal or exceed $1.235 billion;

●	the date on which we have, during the prior three-year period, issued more than $1.0 billion in non-convertible debt; and

●	December 31 of the fiscal year in which we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

We do not believe that being an emerging growth company will have a significant impact on our business or the Private Offering. As stated above, we have elected to opt-in to the extended transition period for complying with new or revised accounting standards available to emerging growth companies. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as the Shares are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once we are no longer an emerging growth company. In addition, so long as we are externally managed by the Advisor and we do not directly compensate our executive officers, or reimburse the Advisor or its affiliates for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Advisor, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek shareholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act.

Employees

We do not currently have any employees and do not expect to have any employees. Each of our executive officers described under “Item 5. Directors and Executive Officers” is a principal, officer or employee of the Advisor or its affiliates, which manages and oversees our investment operations. In the future, the Advisor may directly retain personnel based upon its needs.

Regulation as a BDC

We have elected to be regulated as a BDC under the 1940 Act and as a RIC under the Code. The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates, principal underwriters and affiliates of those affiliates or underwriters, as described below. A BDC must be organized in the United States for the purpose of investing in or lending to primarily private companies and making significant managerial assistance available to them.

The 1940 Act also requires that a majority of our Board consist of persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities. The 1940 Act defines “a majority of the outstanding voting securities” as the lesser of (i) 67% or more of the voting securities present at a meeting if the holders of more than 50% of our outstanding voting securities are present or represented by proxy or (ii) 50% of our outstanding voting securities.

We will also generally not be able to issue and sell Shares at a price per share, after deducting underwriting commissions and discounts, that is below our NAV per share. We may, however, sell the Shares, or warrants, options or rights to acquire the Shares, at a price below the then-current NAV of the Shares if the Board determines that such sale is in our best interests and the best interests of our shareholders, and our shareholders approve such sale. In addition, we may generally issue new Shares at a price below NAV per share in rights offerings to existing shareholders, in payment of dividends and in certain other limited circumstances.

The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as “Qualifying Assets,” unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the company’s total assets. The principal categories of Qualifying Assets relevant to our business are any of the following:

(1)	Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an Eligible Portfolio Company (as defined below), or from any person who is, or has been during the preceding 13 months, an affiliated person of an Eligible Portfolio Company, or from any other person, subject to such rules as may be prescribed by the SEC. An “Eligible Portfolio Company” is defined in the 1940 Act as any issuer which:

(a)	is organized under the laws of, and has its principal place of business in, the United States;

(b)	is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c)	satisfies any of the following:

(i)	does not have any class of securities that is traded on a national securities exchange;

(ii)	has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

(iii)	is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the Eligible Portfolio Company; or

(iv)	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

(2)	Securities of any Eligible Portfolio Company controlled by the Company.

(3)	Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4)	Securities of an Eligible Portfolio Company purchased from any person in a private transaction if there is no ready market for such securities and the Company already owns 60% of the outstanding equity of the Eligible Portfolio Company.

(5)	Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

(6)	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.

Significant Managerial Assistance

A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described above. However, in order to count portfolio securities as Qualifying Assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its trustees, officers or employees, offers to provide and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company through monitoring of portfolio company operations, selective participation in board and management meetings, consulting with and advising a portfolio company’s officers or other organizational or financial guidance.

Temporary Investments

Pending investment in other types of Qualifying Assets, as described above, our investments can consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to herein, collectively, as temporary investments, so that 70% of our assets would be Qualifying Assets.

Warrants

Under the 1940 Act, a BDC is subject to restrictions on the issuance, terms and amount of warrants, options or rights to purchase shares that it may have outstanding at any time. In particular, the amount of shares that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase shares cannot exceed 25% of the BDC’s total outstanding shares.

Leverage and Senior Securities; Coverage Ratio

We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares senior to the Shares if our asset coverage, as defined in the 1940 Act, would at least equal 150% immediately after each such issuance. Our initial shareholder has approved the adoption of this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act, and such election became effective on the first day immediately after the date of such approval. In addition, while any senior securities remain outstanding, we will be required to make provisions to prohibit any dividend distribution to our shareholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the dividend distribution or repurchase. We will also be permitted to borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes, which borrowings would not be considered senior securities.

We have entered into the MassMutual SPV I Facility and the BMO SPV II Credit Facility (as defined in “Item 2. Financial Information – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Financial Condition, Liquidity and Capital Resources”) and intend to establish one or more additional credit facilities and enter into other financing arrangements to facilitate investments and the timely payment of our expenses. Any such credit facilities will generally bear interest at floating rates at to be determined spreads over a specific reference rate. We cannot assure shareholders that we will be able to enter into a credit facility or otherwise obtain financing on favorable terms or at all. Shareholders will indirectly bear the costs associated with any borrowings under a credit facility or otherwise. In connection with a credit facility or other borrowings, lenders may require us to pledge assets and may ask to comply with positive or negative covenants that could have an effect on our operations. In addition, from time to time, our losses on leveraged investments may result in the liquidation of other investments held by us and may result in additional drawdowns to repay such amounts.

Under Rule 18f-4 under the 1940 Act, related to the use of derivatives, short sales, reverse repurchase agreements and certain other transactions by registered investment companies, we are permitted to enter into derivatives and other transactions that create future payment or delivery obligations, including short sales, notwithstanding the senior security provisions of the 1940 Act if we comply with certain value-at-risk leverage limits and derivatives risk management program and board oversight and reporting requirements or comply with a “limited derivatives users” exception. We expect to be a “limited derivatives user” under Rule 18f-4. To the extent we elect to qualify as a “limited derivatives user,” we are required to adopt and implement written policies and procedures reasonably designed to manage our derivatives risk and limit our derivatives exposure such that it does not exceed 10% of our net assets (with certain exclusions). Rule 18f-4 also permits us to enter into reverse repurchase agreements or similar financing transactions notwithstanding the senior security provisions of the 1940 Act if we aggregate the amount of indebtedness associated with our reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating our asset coverage ratios as discussed above. In addition, we are permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security under the 1940 Act, provided that (i) we intend to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). We may otherwise engage in such transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as we treat any such transaction as a “derivatives transaction” for purposes of compliance with the rule. Furthermore, we are permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if we reasonably believe, at the time we enter into such agreement, that we will have sufficient cash and cash equivalents to meet our obligations with respect to all such agreements as they come due. We cannot predict the effects of these requirements. The Advisor intends to monitor developments and seek to manage our assets in a manner consistent with achieving our investment objectives, but there can be no assurance that it will be successful in doing so.

We may enter into a total return swap agreement. A total return swap is a contract in which one party agrees to make periodic payments to another party based on the change in the market value of the assets underlying the total return swap, which may include a specified security, basket of securities or securities indices during a specified period, in return for periodic payments based on a fixed or variable interest rate. A total return swap effectively adds leverage to a portfolio by providing investment exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Because of the unique structure of a total return swap, it often offers lower financing costs than are offered through more traditional borrowing arrangements. The Company would typically have to post collateral to cover this potential obligation.

We may also create leverage by securitizing our assets (including in CLOs) and retaining the equity portion of the securitized vehicle. We may also from time to time make secured loans of our marginable securities to brokers, dealers and other financial institutions.

Code of Ethics

We and the Advisor have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements.

Affiliated Transactions

As a BDC, the Company may also be prohibited under the 1940 Act from knowingly participating in certain transactions with its affiliates, including the Company’s officers, directors, investment adviser, investment sub-adviser, principal underwriters and certain of their affiliates, without the prior approval of the members of board of directors who are not interested persons and, in some cases, prior approval by the SEC through an exemptive order (other than pursuant to current regulatory guidance). The Advisor intends to apply for an exemptive order from the SEC that will permit the Company, among other things, to co-invest with certain other persons, including certain affiliates of the Advisor and certain funds managed and controlled by the Advisor and its affiliates, subject to certain terms and conditions. There is no assurance that the co-investment exemptive order will be granted by the SEC. Pursuant to such order, the Board may establish Board Criteria clearly defining co-investment opportunities in which the Company will have the opportunity to participate with other public or private StepStone funds that target similar assets. If an investment falls within the Board Criteria, StepStone must offer an opportunity for the Company to participate. The Company may determine to participate or not to participate in a co-investment opportunity, depending on whether the Advisor determines that the investment is appropriate for the Company (e.g., based on investment strategy). The Advisor will allocate the co-investment in such proportions as the Advisor deems appropriate from time to time in accordance with its allocation policy under the 1940 Act. If the Advisor determines that such investment is not appropriate for the Company, the investment will not be allocated to us, but the Advisor will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board at the next quarterly board meeting.

Proxy Voting Policies and Procedures

We have delegated our proxy voting responsibility to the Advisor. The proxy voting policies and procedures of the Advisor are set forth below. The guidelines are reviewed periodically by the Advisor and our Independent Directors, and, accordingly, are subject to change.

As an investment adviser registered under the Advisers Act, the Advisor has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, it recognizes that it must vote client securities in a timely manner free of conflicts of interest and in the best interests of its clients. These policies and procedures for voting proxies for the investment advisory clients of the Advisor are intended to comply with Section 206 of, and Rule 206(4)-6 promulgated under, the Advisers Act.

The Advisor will vote proxies relating to our securities in the best interest of its clients’ shareholders. It will review on a case-by-case basis each proposal submitted for a shareholder vote to determine its impact on the portfolio securities held by its clients. Although the Advisor will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.

The proxy voting decisions of the Advisor are made by the senior officers who are responsible for monitoring each of its clients’ investments. To ensure that its vote is not the product of a conflict of interest, it will require that: (a) anyone involved in the decision-making process disclose to its chief compliance officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (b) employees involved in the decision making process or vote administration are prohibited from revealing how the Advisor intends to vote on a proposal in order to reduce any attempted influence from interested parties.

You may obtain information, without charge, regarding how the Advisor voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, StepStone Private Credit Fund LLC, 450 Lexington Avenue, 31st Floor, New York, NY 10017 or by calling us collect at +1 (713) 515-4692.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act imposes a wide variety of regulatory requirements on publicly held companies and their insiders. Many of these requirements affect us. For example:

●	pursuant to Rule 13a-14 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer will be required to certify the accuracy of the financial statements contained in our periodic reports;

●	pursuant to Item 307 of Regulation S-K, our periodic reports will be required to disclose our conclusions about the effectiveness of our disclosure controls and procedures;

●	pursuant to Rule 13a-15 under the Exchange Act, our management will be required to prepare an annual report regarding its assessment of our internal control over financial reporting after we have been subject to the reporting requirements of the Exchange Act for a specified period of time and, starting from the date on which we cease to be an emerging growth company under the JOBS Act, must obtain an audit of the effectiveness of internal control over financial reporting performed by our independent registered public accounting firm should we become an accelerated filer; and

●	pursuant to Item 308 of Regulation S-K and Rule 13a-15 under the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal control over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act requires us to review our then-current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated under such act. We continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we comply with that act.

Other

We will be periodically examined by the SEC for compliance with the 1940 Act and be subject to the periodic reporting and related requirements of the 1934 Act.

We are also required to provide and maintain a bond issued by a reputable fidelity insurance company to protect against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to our shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We are also required to designate a chief compliance officer and to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws and to review these policies and procedures annually for their adequacy and the effectiveness of their implementation.

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statement and amendments to those reports will be available to the public, free of charge, on the SEC’s public EDGAR website shortly after we file any such document electronically with, or furnish it to, the SEC.

Exclusion from Commodity Pool Operator Registration for the Advisor

Because the Company may utilize both over-the-counter and exchange traded instruments (including derivative instruments such as swaps, futures, options and forward agreements) some of which are classified as commodity interests, the Company would be considered a commodity pool under Commodity Futures Trading Commission (“CFTC”) regulations. The Advisor will file a notice to claim the exclusion from the definition of commodity pool operator available under CFTC Rule 4.5 with regard to the operation of the Company. The Advisor, therefore, will not be subject to registration and regulation as a commodity pool operator. CFTC Rule 4.5 imposes limits on using these derivatives other than for certain hedging purposes, whereby the use of derivatives not used solely for those hedging purposes is generally limited to situations where (i) the aggregate initial margin and premiums required to establish such positions does not exceed five percent of the liquidation value of the Company, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into; or (ii) the aggregate net notional value of such derivatives does not exceed 100% of the liquidation value of the Company.

Certain U.S. Federal Income Tax Considerations

The following discussion is a summary of some of the U.S. federal income tax considerations relevant to an investment in the Company as a shareholder, including U.S. federal income tax considerations relevant to a BDC. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including shareholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect to mark-to-market their securities holdings, pension plans and trusts, persons that have a functional currency (as defined in Section 985 of the Code) other than the U.S. dollar and financial institutions. This summary assumes that investors hold Shares as capital assets (within the meaning of Section 1221 of the Code). It is based upon the Code, the regulations promulgated thereunder, published rulings of the IRS and court decisions, all as in effect on the date of this Registration Statement. All of the above authorities are subject to change (possibly retroactively) by legislative or administrative action, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the IRS regarding any offering of our securities. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

For purposes of this discussion, a “U.S. Holder” is a shareholder, in each case, that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the United States can exercise primary supervision over its administration and certain other conditions are met. A “Non-U.S. Holder” is a shareholder who is not a U.S. Holder.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares in the Company, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective investor that is a partner in a partnership that will hold shares in the Company should consult its tax advisors with respect to the purchase, ownership and disposition of an investment in the Company.

THIS SUMMARY DOES NOT DISCUSS ALL OF THE FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE RELEVANT TO A PARTICULAR INVESTOR OR TO INVESTORS SUBJECT TO SPECIAL TREATMENT AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, ESTATE AND FOREIGN TAX CONSEQUENCES OF INVESTING IN THE COMPANY.

Taxation of RIC Operations Generally. The Company intends to qualify as a RIC for U.S. federal income tax purposes. As a RIC, the Company will generally be able to deduct qualifying distributions to its shareholders, so that it is subject to U.S. federal income taxation only in respect of earnings that it retains and does not distribute. In addition, certain distributions made to the Company’s shareholders may be eligible for look-through tax treatment determined by reference to the earnings from which the distribution is made.

In order to qualify as a RIC, the Company must, among other things,

(a)	at all times during each taxable year maintain its election under the 1940 Act to be treated as a BDC;

(b)	derive in each taxable year at least 90% of its gross income from dividends, interest, gains from the sale or other disposition of stock or securities and other specified categories of investment income; and

(c)	diversify its holdings so that, subject to certain exceptions and cure periods, at the end of each quarter of its taxable year

(i)	at least 50% of the value of its total assets is represented by cash and cash items, U.S. government securities, the securities of other RICs and “other securities,” provided that such “other securities” shall not include any amount of any one issuer, if its holdings of such issuer are greater in value than 5% of its total assets or greater than 10% of the outstanding voting securities of such issuer, and

(ii)	no more than 25% of the value of its assets may be invested in securities of any one issuer, the securities of any two or more issuers that are controlled by the Company and are engaged in the same or similar or related trades or business (excluding U.S. government securities and securities of other RICs), or the securities of one or more “qualified publicly traded partnerships.”

As a RIC, in any taxable year with respect to which the Company distributes (or is treated as distributing) at least 90% of its investment company taxable income (which includes, among other items, dividends, interest and the excess of any net short-term capital gains over net long-term capital losses and other taxable income other than any net capital gain reduced by deductible expenses), the Company generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains that are distributed to shareholders. The Company will be subject to U.S. federal income tax at regular corporate rates on any net income or net capital gain not distributed (or deemed distributed) to it shareholders.

The Company will be subject to a nondeductible 4% excise tax unless it distributes in a timely manner during each calendar year an amount equal to the sum of:

(1)	at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year;

(2)	at least 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year; and

(3)	any undistributed amounts from previous years on which the Company paid no U.S. federal income tax.

The Company is generally expected to distribute substantially all of its earnings on a quarterly basis, though one or more of the considerations described below could result in the deferral of dividend distributions until the end of the fiscal year:

(1)	The Company may make investments that are subject to tax rules that require it to include amounts in income before cash corresponding to that income is received, or that defer or limit the Company’s ability to claim the benefit of deductions or losses. For example, if the Company holds securities issued with OID, such discount will be included in income in the taxable year of accrual and before any corresponding cash payments are received.

(2)	In cases where the Company’s taxable income exceeds its available cash flow, the Company will need to fund distributions with the proceeds of sale of securities or with borrowed money, and will raise funds for this purpose opportunistically over the course of the year.

In certain circumstances (e.g., where the Company is required to recognize income before or without receiving cash representing such income), the Company may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding income and excise taxes. Accordingly, the Company may have to sell investments at times it would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If the Company is not able to obtain cash from other sources, it may fail to qualify as a RIC and thereby be subject to corporate-level income tax.

Although the Company does not presently expect to do so, it will be authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, it will not be permitted to make distributions to its shareholders while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met.

Moreover, the Company’s ability to dispose of assets to meet distribution requirements may be limited by (1) the illiquid nature of its portfolio and/or (2) other requirements relating to its qualification as a RIC, including the diversification tests. If the Company disposes of assets in order to meet the annual distribution requirement or to avoid the excise tax, it may make such dispositions at times that, from an investment standpoint, are not advantageous.

Certain of the Company’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long- term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause the Company to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% gross income test described above.

Certain distributions reported by the Company as Section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Company is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Company’s business interest income over the sum of the Company’s (i) business interest expense and (ii) other deductions properly allocable to the Company’s business interest income.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If our deductible expenses in a given taxable year exceed our investment company taxable income, we could incur a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its shareholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC cannot use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but could carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Due to these limits on deductibility of expenses and net capital losses, the Company could for tax purposes have aggregate taxable income for several taxable years that the Company is required to distribute and that is taxable to the shareholders even if such taxable income is greater than the net income the Company actually earns during those taxable years.

While the Company is expected to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, it may not be able to distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, the Company will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirement. Under certain circumstances, the Advisor may, in its sole discretion, determine that it is in the interests of the Company to retain rather than distribute some amount of income and capital gains, and accordingly cause the Company to bear the excise tax burden associated therewith.

If in any particular taxable year, the Company does not qualify as a RIC, all of the Company’s taxable income (including net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and distributions will be taxable to shareholders as ordinary dividends to the extent of the Company’s current and accumulated earnings and profits.

In the event the Company invests in foreign securities, it may be subject to withholding and other foreign taxes with respect to those securities. The Company is not expected to satisfy the requirement to pass through to shareholders their share of the foreign taxes paid by the Company.

Taxation of U.S. Holders

Distributions from the Company’s investment company taxable income (consisting generally of net investment income, net short-term capital gain, and net gains from certain foreign currency transactions) generally will be taxable to U.S. Holders as ordinary income to the extent made out of the Company’s current or accumulated earnings and profits. Distributions generally will not be eligible for the dividends received deduction allowed to corporate shareholders. Distributions that the Company report as net capital gain distributions will be taxable to U.S. Holders as long-term capital gain regardless of how long such U.S. Holders have held their Shares. Distributions in excess of the Company’s current and accumulated earnings and profits first will reduce a U.S. Holder’s adjusted tax basis in such U.S. Holder’s Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. Holder.

Distributions declared by the Company in October, November, or December of any year and payable to shareholders of record on a specified date in such a month will be deemed to have been paid by the Company on December 31st of the previous calendar year if the distributions are paid during the following January. Accordingly, distributions received in January may be subject to taxation in the preceding year.

Although the Company intends to distribute any net long-term capital gains at least annually, it may in the future decide to retain some or all of its net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, the Company will pay corporate-level federal income tax on the retained amount, each U.S. Holder will be required to include its share of the deemed distribution in income as if it had been distributed to the U.S. Holder, and the U.S. Holder will be entitled to claim a credit equal to its allocable share of the tax paid on the deemed distribution by the Company. The amount of the deemed distribution net of such tax will be added to the U.S. Holder’s tax basis for their Shares or preferred stock. Since the Company expects to pay tax on any retained capital gains at its regular corporate capital gain tax rate, and since that rate is in excess of the maximum rate currently payable by non-corporate U.S. Holders on long-term capital gains, the amount of tax that non-corporate U.S. Holders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gains. Such excess generally may be claimed as a credit against the U.S. Holder’s other federal income tax obligations or may be refunded to the extent it exceeds a shareholder’s liability for federal income tax. A shareholder that is not subject to federal income tax or otherwise required to file a federal income tax return would be required to file a federal income tax return on the appropriate form to claim a refund for the taxes paid by the Company. To utilize the deemed distribution approach, the Company must provide written notice to its shareholders. The Company cannot treat any of its investment company taxable income as a “deemed distribution.”

If a U.S. Holder sells or exchanges its Shares, the holder will recognize gain or loss equal to the difference between its adjusted basis in the Shares sold and the amount received. Any such gain or loss will be treated as a capital gain or loss and will be long-term capital gain or loss if the Shares have been held for more than one year. Any loss recognized on a sale or exchange of Shares that were held for six months or less will be treated as long-term, rather than short-term, capital loss to the extent of any capital gain distributions previously received (or deemed to be received) thereon.

U.S. Holders who tender pursuant to the share repurchase program, all Shares held, or considered to be held, by them will be treated as having sold such Shares and generally will realize a capital gain or loss. If a U.S. Holder tenders fewer than all of its Shares or fewer than all Shares tendered are repurchased, such U.S. Holder may be treated as having received a taxable dividend upon the tender of such Shares. In such a case, there is a risk that non-tendering shareholders, and shareholders who tender some but not all of their Shares or fewer than all of whose Shares are repurchased, in each case whose percentage interests in us increase as a result of such tender, will be treated as having received a taxable distribution from the Company. The extent of such risk will vary depending upon the particular circumstances of the share repurchase program, and in particular whether such program is a single and isolated event or is part of a plan for periodically redeeming Shares.

The Company or the applicable withholding agent will be required to withhold U.S. federal income tax (“backup withholding”) currently at a rate of 24% from all taxable distributions to any non-corporate U.S. Holder (1) who fails to furnish the Company with a correct taxpayer identification number or a certificate that such shareholder is exempt from backup withholding or (2) with respect to whom the IRS notifies the Company that such shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such shareholder to a refund, provided that proper information is timely provided to the IRS.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from us and net gains from redemptions or other taxable dispositions of our Shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceed certain threshold amounts.

Limitations on Deductibility of Certain Losses and Expenses

If the Company is not treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) for any calendar year, then a U.S. Holder that is an individual, estate or trust may be subject to limitations on miscellaneous itemized deductions in respect of its share of expenses that the Company incurs, to the extent that the expenses would have been subject to limitations if the holder had incurred them directly. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. Holder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions are deductible only to the extent that the aggregate of such U.S. Holder’s miscellaneous itemized deductions exceeds 2% of such U.S. Holder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of determining a U.S. Holder’s liability for the U.S. federal alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code. In this case, the Company would be required to report the relevant income and expenses, including the fees paid to the Advisor, on Form 1099-DIV, and affected holders will be required to take into account their allocable share of such income and expenses. There is no assurance that the Company will be treated as a “publicly offered regulated investment company” at any time or all times.

Tax-Exempt Investors

The direct conduct by a tax-exempt U.S. Holder of the activities that the Company is expected to conduct could give rise to UBTI. However, a BDC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its shareholders for purposes of determining treatment under current law. Therefore, a tax-exempt U.S. Holder should not be subject to U.S. federal income taxation solely as a result of the holder’s ownership of the Shares and receipt of dividends that it pays. Moreover, under current law, if the Company incurs indebtedness, such indebtedness will not be attributed to its shareholders. Therefore, a tax-exempt U.S. Holder should not be treated as earning income from “debt-financed property” and dividends paid by the Company should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that the Company incurs. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to tax-exempt investors could be adversely affected.

Non-U.S. Holders

Distributions of our “investment company taxable income” to Non-U.S. Holders (including interest income, net short-term capital gain or non-U.S.-source dividend and interest income, which generally would be free of withholding if paid to Non-U.S. Holders directly) generally will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of the Non-U.S. shareholder, in which case the distributions will generally be subject to U.S. federal income tax at the rates applicable to U.S. persons. For a corporate Non-U.S. shareholder, distributions (both actual and deemed), and gains realized upon the sale of our Shares that are effectively connected with a U.S. trade or business could, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). In each such case, we will not be required to withhold U.S. federal tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements. Special certification requirements apply to a Non-U.S. Holder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors.

Certain properly reported dividends are generally exempt from withholding of U.S. federal income tax where paid in respect of a RIC’s (i) “qualified net interest income” (generally, its U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC or the non-U.S. shareholder are at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain, other than short-term capital gains recognized on the disposition of U.S. real property interests, over the RIC’s long-term capital loss), as well as if certain other requirements are satisfied. Nevertheless, no assurance can be given as to whether any of the Company’s distributions will be eligible for this exemption from withholding of U.S. federal income tax or, if eligible, will be reported as such by the Company. Furthermore, in the case of Shares held through an intermediary, the intermediary may have withheld U.S. federal income tax even if the Company reported the payment as an interest-related dividend or short-term capital gain dividend. Since the Shares are subject to significant transfer restrictions, and an investment in the Shares will generally be illiquid, non-U.S. shareholders whose distributions on the Shares are subject to withholding of U.S. federal income tax may not be able to transfer their Shares easily or quickly or at all.

A BDC is a corporation for U.S. federal income tax purposes. Under current law, a non-U.S. Holder will not be considered to be engaged in the conduct of a business in the United States solely by reason of its ownership in a BDC. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between foreign investors and investments that would otherwise result in such investors being considered to be engaged in the conduct of a business in the United States. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to foreign investors could be adversely affected.

Non-U.S. Holders generally are not subject to U.S. tax on capital gains realized on the sale of the Shares or on actual or deemed distributions of the Company’s net capital gains unless such gains are effectively connected with the conduct of a U.S. trade or business by the holder and, if an income tax treaty applies, are attributable to a permanent establishment in the United States, or the holder is present in the United States for 183 or more days during the taxable year; and the holder is a former citizen or resident of the United States.

Generally, gain realized by a Non-U.S. Holder with respect to a tender of its Shares will not be subject to U.S. federal income tax or to any U.S. tax withholding, provided that such gain is not effectively connected with a trade or business carried on in the United States by the Non-U.S. Holder. If a Non-U.S. Holder tenders fewer than all of its Shares or fewer than all Shares tendered are repurchased, such Non-U.S. Holder may be treated as having received a taxable dividend upon the tender of such Shares. Absent a statutory exemption (as discussed above), such dividend received by the Non-U.S. Holder will be subject to a U.S. withholding tax of 30% (or a lower rate provided by an applicable treaty).

FATCA Compliance

Pursuant to the Foreign Account Tax Compliance Act (“FATCA”), additional requirements will apply to Non-U.S. Holders that are considered for U.S. federal income tax purposes to be a foreign financial institution or non-financial foreign entity, as well as to Non-U.S. Holders that hold their Shares through such an institution or entity. In general, an exemption from U.S. withholding tax will be available only if the foreign financial institution has entered into an agreement with the U.S. government, or under certain intergovernmental agreements collects and provides to the U.S. tax authorities information about its accountholders (including certain investors in such institution) and if the non-financial foreign entity has provided the withholding agent with a certification identifying certain of its direct and indirect U.S. owners. Any U.S. taxes withheld pursuant to the aforementioned requirements from distributions paid to affected Non-U.S. Holders who are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes on such distributions may only be reclaimed by such Non-U.S. Holders by timely filing a U.S. tax return with the IRS to claim the benefit of such exemption or reduction.

An investment in Shares by a non-U.S. person could also be subject to U.S. federal estate tax. Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal income tax, U.S. federal estate tax, withholding tax and state, local and foreign tax consequences of acquiring, owning or disposing of the Shares.

Developments in the tax laws of the United States or other jurisdictions could have a material effect on the tax consequences to shareholder, to the Company, and/or the Company’s direct and indirect subsidiaries, and shareholders may be required to provide certain additional information to the Company (which may be provided to the IRS or other taxing authorities) and may be subject to other adverse consequences as a result of such change in tax laws. In the event of any such change in tax law, each shareholder is urged to consult its own advisors.

Item 1A. Risk Factors.

Investing in the Shares involves a number of significant risks. The following information is a discussion of the material risk factors associated with an investment in the Shares specifically, as well as those factors generally associated with an investment in a company with investment objectives, investment policies, capital structure or markets similar to ours. In addition to the other information contained in this Registration Statement, you should consider carefully the following information before making an investment in the Shares. The risks below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur our business, financial condition and results of operations could be materially and adversely affected. In such cases, the NAV of the Shares could decline, and you may lose all or part of your investment.

Risks Relating to the Company’s Business and Structure

The Company is a new company and has no operating history.

The Company will commence operations upon the first closing date of the Private Offering to third-party or non-affiliated investors and has no prior operating history. As a result, the Company has limited financial information on which you can evaluate an investment in the Company or the Company’s prior performance. The Company is subject to all of the business risks and uncertainties associated with any new business, including the risk that the Company will not achieve its investment objectives and that the value of your investment could decline substantially or your investment could become worthless.

The Company is dependent upon key personnel of the Advisor, the Sub-Advisor and StepStone Group for the Company’s future success. If the Advisor, the Sub-Advisor or StepStone Group were to lose any of its key personnel, the Company’s ability to achieve its investment objectives could be significantly harmed.

The Company depends on the diligence, skill and network of business contacts of the senior investment professionals of the Advisor, the Sub-Advisor and StepStone Group to achieve its investment objectives. The Advisor’s, the Sub-Advisor’s and StepStone Group’s team of investment professionals evaluates, negotiates, structures, closes and monitors the Company’s investments in accordance with the terms of the Advisory Agreement and the Sub-Advisory Agreement. The Company can offer no assurance, however, that the Advisor’s, the Sub-Advisor’s or StepStone Group’s investment professionals will continue to provide investment advice to the Company.

The Advisor (with the support of StepStone Group) and the Sub-Advisor (subject to the Advisor’s supervision under the Sub-Advisory Agreement) have primary responsibility for ongoing research, recommendations, and portfolio management regarding the Company’s investment portfolio. The loss of any of the individuals comprising the Investment Committee or other senior investment professionals of the Advisor or any other senior investment professionals of the Sub-Advisor may limit the Company’s ability to achieve its investment objectives and operate its business. This could have a material adverse effect on its financial condition, results of operations and cash flows.

The Company’s business model depends to a significant extent upon strong referral relationships. Any inability of the Advisor’s Investment Committee or other investment professionals at StepStone Group or the Sub-Advisor to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect the Company’s business.

The Company depends upon the Advisor’s Investment Committee and other investment professionals at StepStone Group, as well as upon the senior investment professionals at the Sub-Advisor, to maintain their relationships with Lending Sources, private equity sponsors, placement agents, investment banks, management groups and other financial institutions, and the Company will rely to a significant extent upon these relationships to provide it with potential investment opportunities. If the Advisor’s Investment Committee or such senior investment professionals fail to maintain such relationships, or to develop new relationships with other sources of investment opportunities, the Company will not be able to grow its investment portfolio. In addition, individuals with whom the Advisor’s Investment Committee such other senior investment professionals at the Advisor, Sub-Advisor and/or StepStone Group have relationships are not obligated to provide them with investment opportunities, and the Company can offer no assurance that these relationships will generate investment opportunities for the Company in the future.

The Company’s financial condition, results of operations and cash flows will depend on its ability to manage its business effectively.

The Company’s ability to achieve its investment objectives will depend on its ability to manage its business and to grow its investments and earnings. This will depend, in turn, on the Advisor’s Investment Committee’s and the Sub-Advisor’s ability to identify, invest in and monitor portfolio companies that meet the Company’s investment criteria. The achievement of the Company’s investment objectives on a cost-effective basis will depend upon the Advisor’s and the Sub-Advisor’s execution of their investment process, their ability to provide competent, attentive and efficient services to the Company and the Company’s access to financing on acceptable terms. The Advisor, the Advisor’s Investment Committee, and the Sub-Advisor will have substantial responsibilities in connection with the management of other investment funds, accounts and investment vehicles. The Advisor may be called upon to provide managerial assistance to the Company’s portfolio companies. These activities may distract senior investment professionals from sourcing new investment opportunities for the Company or slow the Company’s rate of investment. Any failure to manage the Company’s business and its future growth effectively could have a material adverse effect on its business, financial condition, results of operations and cash flows.

There are significant potential conflicts of interest that could negatively affect the Company’s investment returns.

Personnel of the Advisor, the Sub-Advisor and StepStone Group, including members of the Advisor’s Investment Committee, serve, or may serve, as officers, directors, members, or principals of entities that operate in the same or a related line of business as the Company, or of investment funds, accounts, or investment vehicles managed by the Advisor or the Sub-Advisor. Similarly, the Advisor, the Sub-Advisor and their respective affiliates may have other clients with similar, different or competing investment objectives. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of the Company or its shareholders.

In addition, there may be times when the Advisor, the Sub-Advisor, StepStone Group or their respective investment professionals, including the Advisor’s Investment Committee, have interests that differ from those of the Company’s shareholders, giving rise to a conflict of interest. Although the Advisor and the Sub-Advisor will endeavor to handle these investment and other decisions in a fair and equitable manner, the Company and its shareholders could be adversely affected by these decisions. Moreover, given the subjective nature of the investment and other decisions made by the Advisor on the Company’s behalf, the Company is unable to monitor these potential conflicts of interest between the Company and the Advisor and/or the Sub-Advisor; however, the Board, including its independent members, will review conflicts of interest in connection with its review of the performance of the Advisor and the Sub-Advisor. As a BDC, the Company may also be prohibited under the 1940 Act from knowingly participating in certain transactions with its affiliates, including the Company’s officers, directors, investment adviser and sub-adviser, principal underwriters and certain of their affiliates, without the prior approval of the members of board of directors who are not interested persons and, in some cases, prior approval by the SEC through an exemptive order (other than pursuant to current regulatory guidance).

The Advisor’s Investment Committee, the Sub-Advisor and StepStone Group may, from time to time, possess material non-public information, limiting the Company’s investment discretion.

The Advisor’s Investment Committee and senior investment professionals at the Sub-Advisor and StepStone Group may serve as directors of, or in a similar capacity with, portfolio companies in which the Company invests, the securities of which are purchased or sold on the Company’s behalf. In the event that material nonpublic information is obtained with respect to such companies, or the Company become subject to trading restrictions under the internal trading policies of those companies or as a result of applicable law or regulations, the Company could be prohibited for a period of time from purchasing or selling the securities of such companies, and this prohibition may have an adverse effect on the Company.

The Company’s incentive fees may induce the Advisor to incur additional leverage.

Generally, the incentive fee payable by the Company to the Advisor may create an incentive for the Advisor to use the additional available leverage. For example, because the incentive fee on net investment income is calculated as a percentage of the Company’s net assets subject to a hurdle, having additional leverage available may encourage the Advisor to use leverage to increase the leveraged return on the Company’s investment portfolio. To the extent additional leverage is available at favorable rates, the Advisor could use leverage to increase the size of the Company’s investment portfolio to generate additional income, which may make it easier to meet the incentive fee hurdle.  In addition, an increase in interest rates would make it easier to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to the Advisor with respect to Pre-Incentive Fee Net Investment Income. Because of the structure of the Incentive Fee, it is possible that the Company may pay an Incentive Fee in a calendar quarter in which it incurs an overall loss taking into account capital account losses. For example, if the Company receives Pre-Incentive Fee Net Investment Income in excess of the quarterly hurdle rate, the Company will pay the applicable incentive fee even if the Company has incurred a loss in that calendar quarter due to realized and unrealized capital losses.

The Board is charged with protecting the Company’s interests by monitoring how the Advisor addresses these and other conflicts of interests associated with its management services and compensation. While the Board is not expected to review or approve each investment decision, borrowing or incurrence of leverage, the Board’s independent members will periodically review the Advisor’s services and fees as well as its Investment Committee decisions and portfolio performance. In connection with these reviews, the Board’s independent members will consider whether the Company’s fees and expenses (including those related to leverage) remain appropriate.

The Company’s incentive fee may induce the Advisor to make speculative investments.

The Company pays the Advisor an incentive fee based, in part, upon net capital gains realized on the Company’s investments. Unlike that portion of the incentive fee based on income, there is no hurdle rate applicable to the portion of the incentive fee based on net capital gains. Additionally, under the incentive fee structure, the Advisor may benefit when capital gains are recognized and, because the Advisor will determine when to sell a holding, the Advisor will control the timing of the recognition of such capital gains. As a result, the Advisor may have a tendency to invest more capital in investments that are likely to result in capital gains as compared to income producing securities. Such a practice could result in the Company investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.

The Company operates in a highly competitive market for investment opportunities, which could reduce returns and result in losses.

A number of entities compete with the Company to make the types of investments that the Company makes. The Company competes with public and private funds, commercial and investment banks, commercial financing companies and, to the extent they provide an alternative form of financing, private equity and hedge funds. Many of the Company’s competitors are substantially larger and have considerably greater financial, technical and marketing resources than the Company. For example, the Company believes some of its competitors may have access to funding sources that are not available to it. In addition, some of its competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than the Company. Furthermore, many of the Company’s competitors are not subject to the regulatory restrictions that the 1940 Act imposes on it as a BDC or the source-of-income, asset diversification and distribution requirements it must satisfy to qualify and maintain its qualification as a RIC. The competitive pressures the Company faces may have a material adverse effect on its business, financial condition, results of operations and cash flows. As a result of this competition, the Company may not be able to take advantage of attractive investment opportunities from time to time, and the Company may not be able to identify and make investments that are consistent with its investment objectives.

With respect to the investments the Company makes, the Company does not seek to compete based primarily on the interest rates it offers, and the Company believes that some of its competitors may make loans with interest rates that are lower than the rates it offers. With respect to all investments, the Company may lose some investment opportunities if it does not match its competitors’ pricing, terms and structure. However, if the Company matches its competitors’ pricing, terms and structure, it may experience decreased net interest income, lower yields and increased risk of credit loss. The Company may also compete for investment opportunities with investment funds, accounts and investment vehicles managed by the Advisor, the Sub-Advisor or their respective affiliates. Although the Advisor will allocate opportunities in accordance with its policies and procedures, allocations to such investment funds, accounts and investment vehicles will reduce the amount and frequency of opportunities available to the Company and may not be in the best interests of the Company and its shareholders.

The Company will be subject to corporate-level income tax if it is unable to qualify and thereafter maintain its tax treatment as a RIC under Subchapter M of the Code.

To qualify and thereafter maintain its tax treatment as a RIC under Subchapter M of the Code, the Company must meet certain source-of-income, asset diversification and distribution requirements. The distribution requirement for a RIC is satisfied if the Company distributes at least 90% of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to its shareholders on an annual basis. Because the Company has incurred debt, and expects to continue to incur debt, it will be subject to certain asset coverage ratio requirements under the 1940 Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict it from making distributions necessary to maintain its tax treatment as a RIC. If the Company is unable to obtain cash from other sources, it may fail to maintain its tax treatment as a RIC and, thus, may be subject to corporate-level income tax. To maintain its tax treatment as a RIC, the Company must also meet certain asset diversification requirements at the end of each calendar quarter. Failure to meet these tests may result in the Company having to dispose of certain investments quickly in order to prevent the loss of its tax treatment as a RIC. Because most of the Company’s investments will be in private or thinly-traded public companies, any such dispositions may be made at disadvantageous prices and may result in substantial losses. No certainty can be provided that the Company will satisfy the asset diversification requirements or the other requirements necessary to maintain its tax treatment as a RIC. If it fails to maintain its tax treatment as a RIC for any reason and become subject to corporate income tax, the resulting corporate income taxes could substantially reduce its net assets, the amount of income available for distributions to its shareholders and the amount of funds available for new investments.

There may be potential adverse tax consequences for non-U.S. shareholders with respect to an investment in the Company in his, her or its jurisdiction of tax residence.

Depending on (1) the laws of such non-U.S. shareholder’s jurisdiction of tax residence, (2) how the Company is treated in such jurisdiction, and (3) the Company’s activities, an investment in the Company could result in such non-U.S. shareholder recognizing adverse tax consequences in its jurisdiction of tax residence, including with respect to any generally required or additional tax filings and/or additional disclosure required in such filings in relation to the treatment for tax purposes in the relevant jurisdiction of an interest in the Company and/or of distributions from the Company and any uncertainties arising in that respect (the Company not being established under the laws of the relevant jurisdiction), the possibility of taxable income significantly in excess of cash distributed to a non-U.S. shareholder, and possibly in excess of the Company’s actual economic income, the possibilities of losing deductions or the ability to utilize tax basis and of sums invested being returned in the form of taxable income or gains, and the possibility of being subject to tax at unfavorable tax rates. A non-U.S. shareholder could also be subject to restrictions on the use of its share of the Company’s deductions and losses in its jurisdiction of tax residence. Each prospective investor is urged to consult its own tax advisers with respect to the tax and tax filing consequences, if any, in its jurisdiction of tax residence of an investment in the Company, as well as any other jurisdiction in which such prospective investor is subject to taxation.

Legislative or regulatory tax changes could have any adverse impact on the Company and its shareholders.

At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. Any new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of the Company or its shareholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in the Shares or the value or the resale potential of the Company’s investments.

The Company may have difficulty paying its required distributions if it recognizes income before, or without, receiving cash representing such income.

For U.S. federal income tax purposes, the Company will include in income certain amounts that it has not yet received in cash, such as the accrual of OID. This may arise if the Company receives warrants in connection with the making of a loan and in other circumstances, or through contracted PIK interest, which represents contractual interest added to the loan balance and due at the end of the loan term. Such OID, which could be significant relative to its overall investment activities and increases in loan balances as a result of contracted PIK arrangements are included in income before it receives any corresponding cash payments. The Company also may be required to include in income certain other amounts that it will not receive in cash.

Since in certain cases the Company may recognize income before or without receiving cash representing such income, the Company may have difficulty meeting the requirement to distribute at least 90% of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to qualify and thereafter maintain its tax treatment as a RIC. In such a case, the Company may have to sell some of its investments at times it would not consider advantageous or raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If the Company is not able to obtain such cash from other sources, it may fail to qualify and thereafter maintain its tax treatment as a RIC and thus be subject to corporate-level income tax.

Investments with certain deferred interest features will increase the amount of base management fees and incentive fees payable by the Company to the Advisor.

Certain of the Company’s debt investments will contain provisions providing for a PIK interest payment and/or OID. Because PIK interest results in an increase in the size of the loan balance of the underlying loan, the receipt by the Company of PIK interest will have the effect of increasing its assets under management. As a result, because the base management fee that the Company will pay to the Advisor is based on the value of the Company’s net assets, the receipt by the Company of PIK interest will result in an increase in the amount of the base management fee payable by the Company. In addition, any such increase in a loan balance due to the receipt of PIK interest will cause such loan to accrue interest on the higher loan balance, which will result in an increase in the Company’s pre-incentive fee net investment income and, as a result, an increase in incentive fees that are payable by the Company to the Advisor.

In addition, under these types of investments, we accrue interest during the life of the loan on the PIK interest payment and/or OID but do not receive the cash income from the investment until the end of the term. However, our pre-incentive fee net investment income, which is used to calculate the income portion of our incentive fee, includes accrued interest. Thus, a portion of this incentive fee is based on income that we have not yet received in cash, such as a PIK interest payment and/or OID, which creates the risk of non-refundable cash payments to the Advisor based on noncash accruals that may never be realized.

There are certain risks associated with the inclusion of non-cash income in taxable and accounting income prior to receipt of cash.

To the extent we make investments that produce income that is not matched by a corresponding cash receipt by us, such as OID instruments, which may arise, for example, if we receive warrants in connection with the making of a loan, or PIK interest representing contractual interest added to the loan principal balance and due at the end of the loan term, investors will be exposed to the risks associated with the inclusion of such non-cash income in taxable and accounting income prior to receipt of cash, including the following:

●	The interest payments deferred on a PIK loan are subject to the risk that the borrower may default when the deferred payments are due in cash at the maturity of the loan;

●	The interest rates on PIK loans are higher to reflect the time-value of money on deferred interest payments and the higher credit risk of borrowers who may need to defer interest payments;

●	PIK instruments may have unreliable valuations because the accruals require judgments about ultimate collectability of the deferred payments and the value of the associated collateral;

●	Market prices of OID instruments are more volatile because they are affected to a greater extent by interest rate changes than instruments that pay interest periodically in cash;

●	The deferral of interest on a PIK loan increases its loan-to-value ratio, which is a measure of the riskiness of a loan;

●	We will be required under the tax laws to make distributions of OID income to shareholders without receiving any cash. Such required cash distributions may have to be paid from offering proceeds or the sale of assets without investors being given any notice of this fact; and

●	The required recognition of OID, including PIK, interest for U.S. federal income tax purposes may have a negative impact on our available cash, because it represents a non-cash component of the Company’s taxable income that must, nevertheless, be distributed in cash to investors to avoid it being subject to corporate level taxation.

Regulations governing the Company’s operation as a BDC will affect its ability to, and the way in which it, raises additional capital. As a BDC, the necessity of raising additional capital may expose the Company to risks, including the typical risks associated with leverage.

The Company may issue debt securities or preferred stock and/or borrow money from banks or other financial institutions, which the Company refers to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. Under the provisions of the 1940 Act, the Company is permitted as a BDC that has satisfied certain requirements to issue senior securities in amounts such that its asset coverage ratio, as defined in the 1940 Act, equals at least 150% of its gross assets less all liabilities and indebtedness not represented by senior securities, after each issuance of senior securities. If the value of the Company’s assets declines, it may be unable to satisfy this test. If that happens, the Company would not be able to borrow additional funds until it was able to comply with the 150% asset coverage ratio applicable to it under the 1940 Act. Also, any amounts that the Company uses to service its indebtedness would not be available for distributions to its shareholders. If the Company issues senior securities, it will be exposed to typical risks associated with leverage, including an increased risk of loss.

Because the Company has financed, and expects to continue to finance, its investments with borrowed money, the potential for gain or loss on amounts invested in the Company is magnified and may increase the risk of investing in the Company.

The use of leverage magnifies the potential for gain or loss on amounts invested. The use of leverage is generally considered a speculative investment technique and increases the risks associated with investing in the Shares. To the extent that the Company or its subsidiaries use leverage to partially finance investments through banks, insurance companies and other lenders, investors will experience increased risks of investing in the Shares. Lenders of these funds will have a fixed dollar claims on the Company’s assets that would be superior to the claims of the Company’s shareholders, and the Company would expect such lenders to seek recovery against its assets in the event of a default.

In addition, under the terms of the MassMutual SPV I Facility, the BMO SPV II Credit Facility and any other borrowing facility or other debt instrument that the Company may enter into, the Company will be required to use the net proceeds of any investments that it sells to repay a portion of the amount borrowed under such facility or instrument before applying such net proceeds to any other uses. If the value of the Company’s assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had the Company not leveraged, thereby magnifying losses or eliminating its stake in a leveraged investment. Similarly, any decrease in the Company’s revenue or income will cause its net income to decline more sharply than it would have had it not borrowed. Such a decline would also negatively affect its ability to make distributions with respect to the Shares. The Company’s ability to service any debt depends largely on its financial performance and is subject to prevailing economic conditions and competitive pressures. In addition, the Company’s shareholders will bear the burden of any increase in its expenses as a result of its use of leverage, including interest expenses.

The Company is generally required to meet a coverage ratio of total assets to total borrowings and other senior securities, which include all of its borrowings and any preferred stock that it may issue in the future, of at least 150%. If this ratio declines below 150%, the Company will not be able to incur additional debt until it is able to comply with the 150% asset coverage ratio applicable to it under the 1940 Act. This could have a material adverse effect on its operations, and the Company may not be able to make distributions. The amount of leverage that the Company employs will depend on the Advisor’s and the Board’s assessment of market and other factors at the time of any proposed borrowing. The Company cannot assure investors that it will be able to obtain credit at all or on terms acceptable to it.

In addition, the Company’s current and future debt facilities impose or will likely impose financial and operating covenants that restrict its business activities, including limitations that hinder its ability to finance additional loans and investments or to make the distributions required to qualify and maintain its qualification as a RIC under the Code.

Substantially all of the Company’s assets may be required to be subject to security interests under debt financing arrangements and, if the Company defaults on its obligations thereunder, the Company may suffer adverse consequences, including foreclosure on its assets.

Substantially all of the Company’s assets, including assets held by any of its SPV subsidiaries, may be required to be pledged as collateral under the Company’s financing arrangements. If the Company defaults on its obligations under such financing arrangements, the lenders may have the right to foreclose upon and sell, or otherwise transfer, the collateral subject to their security interests. In such event, the Company may be forced to sell its investments to raise funds to repay its outstanding borrowings to avoid foreclosure and these forced sales may be at times and at prices the Company would not consider advantageous. Moreover, such deleveraging of the Company could significantly impair its ability to effectively operate its business as previously planned. As a result, the Company could be forced to curtail or cease new investment activities and lower or eliminate the dividends paid to its shareholders.

Because the Company uses debt to finance its investments and may in the future incur additional borrowings or issue additional senior securities, including preferred stock and debt securities, if market interest rates increase, its cost of capital could increase, which could reduce its net investment income.

Because the Company borrows money to make investments and may in the future incur additional borrowings or issue additional senior securities including preferred stock and debt securities, its net investment income will depend, in part, upon the difference between the rate at which it borrows funds and the rate at which it invests those funds. As a result, the Company can offer no assurance that a significant change in market interest rates would not have a material adverse effect on its net investment income. In periods of rising interest rates, the Company’s cost of funds would increase, which could reduce its net investment income. The Company may use interest rate risk management techniques in an effort to limit its exposure to interest rate fluctuations. The Company may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of its portfolio positions from changes in currency exchange rates and market interest rates to the extent permitted by the 1940 Act.

Provisions of the Company’s borrowing facilities may limit the Company’s discretion in operating its business.

The Company’s secured borrowing facilities are and will be backed by all or a portion of the Company’s or its respective SPV subsidiaries’ loans and securities on which the lenders have a security interest. The Company or its SPV subsidiaries may pledge up to 100% of their respective assets and may grant a security interest in all of such assets under the terms of any debt instrument entered into with lenders. Any such security interests will be set forth in a guarantee and security agreement or similar agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, the custodian for its securities serving as collateral for such loans will generally include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If the Company or its SPV subsidiaries were to default under the terms of any debt instrument, the agent for the applicable lenders would generally be able to assume control of the timing of disposition of any or all of the assets securing such debt, which would have a material adverse effect on its business, financial condition, results of operations and cash flows.

In addition, any security interests as well as negative covenants under any borrowing facility may limit the Company’s ability to incur additional liens or debt and may make it difficult for it to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing.

In addition, under any borrowing facility, the Company or its SPV subsidiaries will be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. Furthermore, the Company expects that the terms of its financing arrangements may contain a covenant requiring it to qualify and thereafter maintain compliance with RIC provisions at all times, subject to certain remedial provisions. Thus, a failure to maintain compliance with RIC provisions could result in an event of default under the financing arrangement. An event of default under any borrowing facility could result in an accelerated maturity date for all amounts outstanding thereunder and result in a cross-default under the Company’s other financing arrangements, any of which could have a material adverse effect on the Company’s business and financial condition. This could reduce the Company’s revenues and, by delaying any cash payment allowed to it under any borrowing facility until the lenders have been paid in full, reduce the Company’s liquidity and cash flow and impair its ability to grow its business and maintain its qualification as a RIC.

The Company may in the future determine to fund a portion of its investments with preferred stock, which would magnify the potential for gain or loss and the risks of investing in the Company in the same way as borrowings.

Preferred stock, which is another form of leverage, has the same risks to the Company’s shareholders as borrowings because the dividends on any preferred stock the Company issues issue must be cumulative. Payment of such dividends and repayment of the liquidation preference of such preferred stock must take preference over any dividends or other payments to our common shareholders, and preferred shareholders are not subject to any of the Company’s expenses or losses and are not entitled to participate in any income or appreciation in excess of their stated preference.

Adverse developments in the credit markets may impair the Company’s ability to enter into any other future borrowing facility or to restructure or refinance indebtedness at or prior to maturity or obtain additional debt financing.

In past economic downturns, such as the financial crisis in the United States that began in mid-2007 and during other times of extreme market volatility, many commercial banks and other financial institutions stopped lending or significantly curtailed their lending activity. In addition, in an effort to stem losses and reduce their exposure to segments of the economy deemed to be high risk, some financial institutions limited routine refinancing and loan modification transactions and even reviewed the terms of existing facilities to identify bases for accelerating the maturity of existing lending facilities. If these conditions recur, for example as a result of the COVID-19 pandemic, it may be difficult for the Company to obtain desired financing to finance the growth of its investments on acceptable economic terms, or at all.

If the Company is unable to consummate credit facilities on commercially reasonable terms or to restructure or refinance indebtedness at or prior to maturity, its liquidity may be reduced significantly. If the Company is unable to repay amounts outstanding under any facility it may enter into and is declared in default or is unable to renew or refinance any such facility, it would limit the Company’s ability to initiate significant originations, make investments or to otherwise operate its business in the normal course. These situations may arise due to circumstances that the Company may be unable to control, such as inaccessibility of the credit markets, a severe decline in the value of the U.S. dollar, a further economic downturn or an operational problem that affects third parties or the Company and could materially damage its business. Moreover, the Company is unable to predict when economic and market conditions may become more favorable. Even if such conditions improve broadly and significantly over the long term, adverse conditions in particular sectors of the financial markets could adversely impact the Company’s business.

As required by the 1940 Act, a significant portion of our investment portfolio is and will be recorded at fair value as determined in good faith and, as a result, there is and will be uncertainty as to the value of our portfolio investments.

Under the 1940 Act, we are required to carry our portfolio investments at market value or, if there is no readily available market value, at fair value as determined pursuant to policies adopted by, and subject to the oversight of, our Board. There is not a public market for the securities of the privately held companies in which we invest. Most of our investments will not be publicly traded or actively traded on a secondary market. As a result, the Advisor values these securities at least quarterly at fair value as determined in good faith as required by the 1940 Act. In connection with striking a NAV as of the last day of a month that is not also the last day of a calendar quarter, the Advisor will consider whether there has been a material change to such investments as to affect their fair value, but such analysis will be more limited than the quarter-end process. See “Item 1. Business – Determination of Net Asset Value”.

Certain factors that may be considered in determining the fair value of our investments include dealer quotes for securities traded on the secondary market for institutional investors, the nature and realizable value of any collateral, the portfolio company’s earnings and its ability to make payments on its indebtedness, the markets in which the portfolio company does business, comparison to comparable publicly traded companies, discounted cash flows and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these non-traded securities existed. Due to this uncertainty, the Advisor’s fair value determinations may cause our NAV on a given date to materially understate or overstate the value that we may ultimately realize upon the sale of one or more of our investments. As a result, investors purchasing our securities based on an overstated NAV would pay a higher price than the value of our investments might warrant. Conversely, investors selling Shares during a period in which the net asset value understates the value of our investments will receive a lower price for their Shares than the value of our investments might warrant.

In addition, investors will not know the then-current NAV applicable on the effective date of the share purchase and investors will not know the exact price of Shares in any quarterly tender offer conducted by the Company until after the expiration of the applicable tender offer, which may result in an investor receiving Shares based on an NAV less than, or tendering Shares based on an NAV greater than, the NAV per share available publicly at the time the relevant investor submitted their purchase order or tendered their Shares, as applicable.

The Company may expose itself to risks if it engages in hedging transactions.

The Company may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of its portfolio positions from changes in currency exchange rates and market interest rates. Use of these hedging instruments may expose us to counter-party credit risk. Hedging against a decline in the values of its portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation that is generally anticipated at an acceptable price. Engaging in hedging transactions may reduce cash available to pay distributions to our shareholders.

The Company anticipates holding assets denominated in currencies other than US Dollars and intends, but is not required to, enter into foreign exchange transactions selectively with the aim of enhancing or maintaining the value of the Company’s investment in absolute terms. If this currency exposure is unhedged, the value of the Company’s investment will fluctuate with exchange rates as well as with price changes of the Company’s investments in the relevant markets and currencies.

Regulations limit our investment discretion to invest in derivatives transactions.

Rule 18f-4 of the 1940 Act limits a fund’s derivatives exposure through a value-at-risk test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. The Company expects to be a “limited derivatives user” under Rule 18f-4. Subject to certain conditions, limited derivatives users are not subject to the full requirements of Rule 18f-4.

The Company and its portfolio companies may be subjected to potential adverse effects of new or modified laws or regulations.

The Company and its portfolio companies are subject to regulation at the local, state, federal and, in some cases, foreign levels. These laws and regulations, as well as their interpretation, are likely to change from time to time, and new laws and regulations may be enacted. Accordingly, any change in these laws or regulations, changes in their interpretation, or newly enacted laws or regulations, or any failure by the Company or its portfolio companies to comply with these laws or regulations, could require changes to certain of the Company’s or its portfolio companies’ business practices, negatively impact the Company’s or its portfolio companies’ operations, cash flows or financial condition, impose additional costs on the Company or its portfolio companies or otherwise adversely affect the Company’s business or the business of its portfolio companies. In addition to the legal, tax and regulatory changes that are expected to occur, there may be unanticipated changes. The legal, tax and regulatory environment for BDCs, investment advisers and the instruments that they utilize (including derivative instruments) is continuously evolving.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension could negatively impact the Company’s operations, cash flows or financial condition, impose additional costs on the Company, intensify the regulatory supervision of the Company or otherwise adversely affect the Company’s business.

Because the Company intends to distribute substantially all of its income to its shareholders to obtain and maintain our status as a RIC, it will continue to need additional capital to finance its growth. If additional funds are unavailable or not available on favorable terms, its ability to grow may be impaired.

The Company will need additional capital to fund new investments and grow its portfolio of investments. In addition to the Private Offering, the Company intends to access the capital markets periodically to issue debt or equity securities or borrow from financial institutions in order to obtain such additional capital. Unfavorable economic conditions could increase its funding costs, limit its access to the capital markets or result in a decision by lenders not to extend credit to the Company. A reduction in the availability of new capital could limit the Company’s ability to grow. In addition, the Company is required to distribute at least 90% of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to its shareholders to qualify and thereafter maintain its qualification as a RIC. As a result, these earnings will not be available to fund new investments. An inability on the Company’s part to access the capital markets successfully could limit its ability to grow its business and execute its business strategy fully and could decrease its earnings, if any.

The Company is required to meet a coverage ratio of total assets, less liabilities and indebtedness not represented by senior securities to total senior securities, which includes all of the Company’s borrowings, of at least 150%. This requirement limits the amount that the Company may borrow. Since the Company continues to need capital to grow its investment portfolio, these limitations may prevent it from incurring debt and require it to raise additional equity at a time when it may be disadvantageous to do so. While the Company expects that it will be able to borrow additional funds and to issue additional debt securities and expects that it will be able to issue additional equity securities, which would in turn increase the equity capital available to the Company, it cannot assure investors that debt and equity financing will be available to it on favorable terms, or at all. If additional funds are not available the Company, it may be forced to curtail or cease new investment activities, and its net asset value could decline.

The Company’s ability to enter into certain transactions with its affiliates is restricted, which may limit the scope of investments available to the Company.

The Company is prohibited under the 1940 Act from participating in certain transactions with its affiliates without the prior approval of the Board members who are Independent Directors and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of its outstanding voting securities will be its affiliate for purposes of the 1940 Act, and the Company is generally prohibited from buying or selling any security from or to such affiliate without the prior approval of the Independent Directors. The 1940 Act also prohibits certain “joint” transactions with certain of its affiliates, which could include concurrent investments in the same portfolio company, without prior approval of the Independent Directors and, in some cases, of the SEC. The Company is prohibited from buying or selling any security from or to any person that controls its or who owns more than 25% of its voting securities or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC.

The Advisor intends to apply for an exemptive order from the SEC that will permit the Company, among other things, to co-invest with certain other persons, including certain affiliates of the Advisor and certain funds managed and controlled by the Advisor and its affiliates, subject to certain terms and conditions. There is no assurance that the co-investment exemptive order will be granted by the SEC. Pursuant to such order, the Board may establish Board Criteria clearly defining co-investment opportunities in which the Company will have the opportunity to participate with other public or private StepStone funds that target similar assets. If an investment falls within the Board Criteria, the Advisor must offer an opportunity for the Company to participate. The Company may determine to participate or not to participate in a co-investment opportunity, depending on whether the Advisor determines that the investment is appropriate for the Company (e.g., based on investment strategy). The Advisor will allocate the co-investment in such proportions as the Advisor deems appropriate from time to time in accordance with its allocation policy under the 1940 Act. If the Advisor determines that such investment is not appropriate for the Company, the investment will not be allocated to us, but the Advisor will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board at the next quarterly board meeting.

The time and resources that the Advisor’s Investment Committee devotes to the Company may be diverted, and the Company may face additional competition due to the fact that such persons are not prohibited from raising money for, or managing, another entity that makes the same types of investments that the Company targets.

StepStone is not prohibited from raising money for, or managing, another investment entity that makes the same types of investments as those the Company targets. As a result, the time and resources the Advisor’s Investment Committee could devote to the Company may be diverted. In addition, the Company may compete with any such investment entity for the same investors and investment opportunities.

The Company’s incentive fee arrangements with the Advisor may vary from those of other investment funds, account or investment vehicles managed by the Advisor, which may create an incentive for the Advisor’s Investment Committee to devote time and resources to a higher fee-paying fund.

If the Advisor is paid a higher performance-based fee from any of its other funds, it may have an incentive to devote more research and development or other activities, and/or recommend the allocation of investment opportunities, to such higher fee-paying fund. For example, to the extent the Advisor’s incentive compensation is not subject to a hurdle or an income incentive fee cap with respect to another fund, it may have an incentive to devote time and resources to such other fund.

The Advisor can resign as our investment adviser or administrator upon 120 days’ notice or 90 days’ notice, respectively, and the Sub-Advisor can terminate the Sub-Advisory Agreement on 120 days’ notice. The Company may not be able to find a suitable replacement within that time, or at all, resulting in a disruption in its operations that could adversely affect its financial condition, business and results of operations.

The Advisor has the right under the Advisory Agreement to resign as the Company’s investment adviser at any time upon 120 days’ written notice, whether the Company has found a replacement or not. Similarly, the Advisor has the right under the Administration Agreement to resign at any time upon 90 days’ written notice, whether the Company has found a replacement or not. In addition, the Sub-Advisor has the right to terminate the Sub-Advisory Agreement at any time on 120 day’s written notice. If the Advisor were to resign as the Company’s investment adviser or administrator, or the Sub-Advisor terminates the Sub-Advisory Agreement, the Company may not be able to find a new investment adviser or administrator, or investment sub-adviser, or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within the applicable prior-notice period, or at all. If the Company is unable to do so quickly, its operations are likely to experience a disruption, its financial condition, business and results of operations as well as its ability to pay distributions to its shareholders are likely to be adversely affected. Even if the Company is able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with the Company’s investment objectives may result in additional costs and time delays that may adversely affect its business, financial condition, results of operations and cash flows.

The Company may experience fluctuations in its annual and quarterly operating results.

The Company could experience fluctuations in its annual and quarterly operating results due to a number of factors, including the interest rate payable on the loans and debt securities it acquires, the default rate on such loans and securities, the level of its expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Company encounters competition in its markets and general economic conditions. In light of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

The Company may change its investment objectives, policies and strategies without shareholder approval.

Except as otherwise disclosed in this Registration Statement, we may modify or waive our investment objectives and any of our investment policies, restrictions, strategies, and techniques without prior notice and without shareholder approval. However, absent requisite shareholder approval under the 1940 Act, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. If we change our 80% Private Credit test, we will provide shareholders with at least 60 days’ advance notice of such change.

The Company cannot predict the effect any changes to its current investment objectives, operating policies and investment strategies would have on its business or operating results. Nevertheless, any such changes could adversely affect its business and impair its ability to make distributions to its shareholders.

We are dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect our liquidity, financial condition or results of operations.

Our business is dependent on our and third parties’ communications and information systems. Further, in the ordinary course of our business we or our investment adviser may engage certain third-party service providers to provide us with services necessary for our business. Any failure or interruption of those systems or services, including as a result of the termination or suspension of an agreement with any third-party service providers, could cause delays or other problems in our business activities. Our financial, accounting, data processing, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond our control and adversely affect our business. There could be:

●	sudden electrical or telecommunications outages;

●	natural disasters such as earthquakes, tornadoes and hurricanes;

●	disease pandemics;

●	events arising from local or larger scale political or social matters, including terrorist acts; and

●	cyber-attacks.

These events, in turn, could have a material adverse effect on our business, financial condition and operating results and negatively affect the market price of our common stock and our ability to pay dividends to our shareholders.

The failure in cyber security systems, as well as the occurrence of events unanticipated in the Company’s or the Advisor’s or its affiliates’ disaster recovery systems and management continuity planning could impair its ability to conduct business effectively.

The occurrence of a disaster, such as a cyber-attack against the Company, the Advisor or its affiliates or against a third-party that has access to the Company’s data or networks, a natural catastrophe, an industrial accident, failure of our disaster recovery systems, or consequential employee error, could have an adverse effect on its ability to communicate or conduct business, negatively impacting its operations and financial condition. This adverse effect can become particularly acute if those events affect the Company’s, the Advisor’s or its affiliates’ electronic data processing, transmission, storage, and retrieval systems, or impact the availability, integrity, or confidentiality of its data.

The Company, the Advisor and its affiliates depend heavily upon computer systems to perform necessary business functions. Despite its implementation of a variety of security measures, the Company’s, the Advisor’s and its affiliates’ computer systems, networks, and data, like those of other companies, could be subject to cyber-attacks and unauthorized access, use, alteration, or destruction, such as from physical and electronic break-ins or unauthorized tampering, malware and computer virus attacks, or system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary, and other information processed, stored in, and transmitted through our computer systems and networks. Such an attack could cause interruptions or malfunctions in the Company’s, the Advisor’s or its affiliates’ operations, which could result in financial losses, litigation, regulatory penalties, client dissatisfaction or loss, reputational damage, and increased costs associated with mitigation of damages and remediation.

Third parties with which the Company or the Advisor or its affiliates do business may also be sources of cybersecurity or other technological risks. The Company and its affiliates outsources certain functions, and these relationships allow for the storage and processing of its information, as well as customer, counterparty, employee and borrower information. Cybersecurity failures or breaches by the Advisor and other service providers (including, but not limited to, accountants, custodians, transfer agents and administrators), and the issuers of securities in which the Company invests, also have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with the Company’s ability to calculate its net asset value, impediments to trading, the inability of its shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputation damages, reimbursement of other compensation costs, or additional compliance costs. While the Company, the Advisor and StepStone Group engage in actions to reduce exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure or destruction of data, or other cybersecurity incidents, with increased costs and other consequences, including those described above. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.

Privacy and information security laws and regulation changes, and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In addition, the Company may be required to expend significant additional resources to modify its protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks. The Company currently does not maintain insurance coverage relating to cybersecurity risks, and it may be required to expend significant additional resources to modify its protective measures or to investigate and remediate vulnerabilities or other exposures, and the Company may be subject to litigation and financial losses that are not fully insured.

The Company, the Advisor and the Company’s portfolio companies are subject to risks associated with “phishing” and other cyber-attacks.

The Company’s business and the business of its portfolio companies relies upon secure information technology systems for data processing, storage and reporting. Despite careful security and controls design, implementation and updating, the Company’s and its portfolio companies’ information technology systems could become subject to cyber-attacks. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking”, malicious software coding, social engineering or “phishing” attempts) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of service attacks on websites (i.e., efforts to make network services unavailable to intended users). The Advisor’s and StepStone Group’s employees have been and expect to continue to be the target of fraudulent calls, emails and other forms of activities. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen information, misappropriation of assets, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships, regulatory fines or penalties, or other adverse effects on the Company’s business, financial condition or results of operations. In addition, the Company, the Advisor or StepStone Group may be required to expend significant additional resources to modify its protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks related to cyber-attacks.

The Advisors’ and other service providers’ increased use of mobile and cloud technologies could heighten the risk of a cyber-attack as well as other operational risks, as certain aspects of the security of such technologies may be complex, unpredictable or beyond their control. These service providers’ reliance on mobile or cloud technology or any failure by mobile technology and cloud service providers to adequately safeguard their systems and prevent cyber-attacks could disrupt their operations and result in misappropriation, corruption or loss of personal, confidential or proprietary information. In addition, there is a risk that encryption and other protective measures against cyber-attacks may be circumvented, particularly to the extent that new computing technologies increase the speed and computing power available.

Additionally, remote working environments may be less secure and more susceptible to cyber-attacks, including phishing and social engineering attempts. Accordingly, the risks associated with cyber-attacks are heightened under current conditions.

General Risks and Risks Related to Economic Conditions

Global economic, political and market conditions, including uncertainty about the financial stability of the United States, could have a significant adverse effect on our business, financial condition and results of operations.

Downgrades by rating agencies to the U.S. government’s credit rating or concerns about its credit and deficit levels in general could cause interest rates and borrowing costs to rise, which may negatively impact both the perception of credit risk associated with our debt portfolio and our ability to access the debt markets on favorable terms. In addition, a decreased U.S. government credit rating could create broader financial turmoil and uncertainty, which may weigh heavily on our financial performance and the value of our common stock. U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit-rating downgrades and economic slowdowns or a recession in the United States.

Deterioration in the economic conditions in the Eurozone and other regions or countries globally and the resulting instability in global financial markets may pose a risk to our business. Financial markets have been affected at times by a number of global macroeconomic events, including the following: large sovereign debts and fiscal deficits of several countries in Europe and in emerging markets jurisdictions, levels of non-performing loans on the balance sheets of European banks, the effect of the United Kingdom (the “U.K.”) leaving the European Union (the “EU”), instability in the Chinese capital markets and the COVID-19 pandemic. Global market and economic disruptions have affected, and may in the future affect, the U.S. capital markets, which could adversely affect our business, financial condition or results of operations. We cannot assure you that market disruptions in Europe and other regions or countries, including the increased cost of funding for certain governments and financial institutions, will not impact the global economy, and we cannot assure you that assistance packages will be available, or if available, be sufficient to stabilize countries and markets in Europe or elsewhere affected by a financial crisis. To the extent uncertainty regarding any economic recovery in Europe or elsewhere negatively impacts consumer confidence and consumer credit factors, our business, financial condition and results of operations could be significantly and adversely affected. Moreover, there is a risk of both sector-specific and broad-based corrections and/or downturns in the equity and credit markets. Any of the foregoing could have a significant impact on the markets in which we operate and could have a material adverse impact on our business prospects and financial condition.

Various social and political circumstances in the U.S. and around the world (including wars and other forms of conflict, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics or outbreaks of infectious diseases), may also contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide. Such events, including rising trade tensions between the United States and China, other uncertainties regarding actual and potential shifts in U.S. and foreign, trade, economic and other policies with other countries, the war in Ukraine and Russia, and health epidemics and pandemics, could adversely affect our business, financial condition or results of operations. These market and economic disruptions could negatively impact the operating results of our portfolio companies.

Certain of our portfolio companies’ businesses could be adversely affected by the effects of health pandemics or epidemics, including the ongoing COVID-19 pandemic, which may have a negative impact on our and our portfolio companies’ businesses and operations.

Certain of our portfolio companies’ businesses could be adversely affected by the effects of health pandemics or epidemics, including the ongoing COVID-19 global pandemic, the evolution of which continues to be uncertain. Recurring COVID-19 outbreaks around the world have heightened concerns relating to new and potentially more dangerous virus variants, which, if transmitted around the globe could lead to the re-introduction of restrictions that were in place in 2020, 2021, and to a lesser extent in 2022, or even the adoption of other, stricter measures to combat outbreaks. Another severe outbreak of COVID-19 or another pandemic can disrupt our and our portfolio companies’ businesses and materially and adversely impact our and/or their financial results.

The COVID-19 pandemic contributed to certain conditions associated with the current macroeconomic environment and caused significant disruptions and instabilities in the global and U.S. financial markets or deteriorations in credit and financing conditions. A resurgence of COVID-19 or another pandemic with effects similar to those of COVID-19 may adversely affect our and our portfolio companies’ liquidity positions.

The extent of the impact of any public health emergency, including a pandemic, on the Company’s and its portfolio companies’ operational and financial performance will depend on many factors, including the duration and scope of such public health emergency, the actions taken by governmental authorities to contain the financial and economic impact of the public health emergency, the extent of any related travel advisories and restrictions implemented, the impact of such public health emergency on overall supply and demand, goods and services, investor liquidity, consumer confidence and levels of economic activity, and the extent of the public health emergency’s disruption to important global, regional and local supply chains and economic markets, all of which are highly uncertain and cannot be predicted. In addition, the Company and its portfolio companies’ operations may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors related to a public health emergency, including the potential adverse impact of the public health emergency on the health of any of its or its portfolio companies’ personnel. This could create widespread business continuity issues for the Company and its portfolio companies.

Risks Related to the Company’s Investments

The below risks related to the Company’s investments are generally applicable directly to the Company by virtue of its direct investments, as well as indirectly to the Company through its exposure to the investments made by the Underlying Funds.

Economic recessions or downturns could impair the Company’s portfolio companies, which would harm the Company’s operating results.

The current macroeconomic environment is characterized by record-high inflation, supply chain challenges, labor shortages, high interest rates, foreign currency exchange volatility, volatility in global capital markets and growing recession risk. The risks associated with our and our portfolio companies’ businesses are more severe during periods of economic slowdown or recession.

Many of the portfolio companies in which the Company invests are likely to be susceptible to economic slowdowns or recessions and may be unable to repay the Company’s loans during such periods. Therefore, the number of the Company’s non-performing assets is likely to increase, and the value of its portfolio is likely to decrease during such periods. Adverse economic conditions may decrease the value of collateral securing some of its loans and debt securities and the value of its equity investments. Economic slowdowns or recessions could lead to financial losses in its portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase the Company’s funding costs, limit its access to the capital markets or result in a decision by lenders not to extend credit to the Company. These events could prevent the Company from increasing its investments and harm its operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by the Company or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets, which could trigger cross-defaults under other agreements and jeopardize its portfolio company’s ability to meet its obligations under the loans and debt securities that the Company holds. The Company may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, lenders in certain cases can be subject to lender liability claims for actions taken by them when they become too involved in the borrower’s business or exercise control over a borrower. It is possible that the Company could become subject to a lender’s liability claim, including as a result of actions taken if the Company renders significant managerial assistance to the borrower. Furthermore, if one of the Company’s portfolio companies were to file for bankruptcy protection, a bankruptcy court might re-characterize the Company’s debt holding and subordinate all or a portion of its claim to claims of other creditors, even though the Company may have structured its investment as senior secured debt. The likelihood of such a re-characterization would depend on the facts and circumstances, including the extent to which the Company provided managerial assistance to that portfolio company.

Portfolio Companies May be Highly Leveraged

Portfolio companies in which the Company or Underlying Funds may invest may be highly leveraged, and there is no restriction on the amount of debt any such portfolio company can incur. Substantial indebtedness may add additional risk with respect to a portfolio company, and could (i) limit its ability to borrow money for its working capital, capital expenditures, debt service requirements, strategic initiatives or other purposes; (ii) require it to dedicate a substantial portion of its cash flow from operations to the repayment of its indebtedness, thereby reducing funds available to it for other purposes; (iii) make it more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; and/or (iv) subject it to restrictive financial and operating covenants, which may preclude it from favorable business activities or the financing of future operations or other capital needs. In some cases, proceeds of debt incurred by a portfolio company could be paid as a dividend to shareholders rather than retained by the portfolio company for its working capital. Leveraged companies are often more sensitive to declines in revenues, increases in expenses, and adverse business, political, or financial developments or economic factors such as a significant rise in interest rates, a severe downturn in the economy or deterioration in the condition of such companies or their industries. A leveraged portfolio company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

If a portfolio company is unable to generate sufficient cash flow to meet principal and interest payments on its indebtedness, it may be forced to take other actions to satisfy its obligations under its indebtedness. These alternative measures may include reducing or delaying capital expenditures, selling assets, seeking additional capital, or restructuring or refinancing indebtedness. Any of these actions could significantly reduce the value of an Underlying Fund’s investments in such portfolio company. If such strategies are not successful and do not permit the portfolio company to meet its scheduled debt service obligations, the portfolio companies may also be forced into liquidation, dissolution or insolvency, and the value of an investment in such portfolio company could be significantly reduced or even eliminated and accordingly the Company is directly or indirectly exposed to such risks.

The Company may hold the loans and debt securities of leveraged companies that may, due to the significant operating volatility typical of such companies, enter into bankruptcy proceedings.

Leveraged companies may experience bankruptcy or similar financial distress. The bankruptcy process has a number of significant inherent risks. Many events in a bankruptcy proceeding are the product of contested matters and adversary proceedings and are beyond the control of the creditors. A bankruptcy filing by a portfolio company may adversely and permanently affect that company. If the proceeding is converted to a liquidation, the value of the portfolio company may not equal the liquidation value that was believed to exist at the time of the investment. The duration of a bankruptcy proceeding is also difficult to predict, and a creditor’s return on investment can be adversely affected by delays until the plan of reorganization or liquidation ultimately becomes effective. The administrative costs in connection with a bankruptcy proceeding are frequently high and would be paid out of the debtor’s estate prior to any return to creditors. Because the standards for classification of claims under bankruptcy law are vague, the Company’s influence with respect to the class of securities or other obligations it owns may be lost by increases in the number and amount of claims in the same class or by different classification and treatment. In the early stages of the bankruptcy process, it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made. In addition, certain claims that have priority by law (for example, claims for taxes) may be substantial.

Investments in private and middle market portfolio companies are risky, and it could lose all or part of its investment.

Our Private Credit investments will primarily consist of Loans to U.S. private middle-market companies. Investment in private and middle-market companies involves a number of significant risks. Generally, little public information exists about these companies, and the Company relies on the ability of the Advisors’ investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If the Company is unable to uncover all material information about these companies, it may not make a fully informed investment decision, and it may lose money on its investments. Middle-market companies may have limited financial resources, have difficulty accessing the capital markets to meet future capital needs, and may be unable to meet their obligations under their loans and debt securities that the Company holds, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Company realizing any guarantees it may have obtained in connection with its investment. In addition, such companies typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. Additionally, middle-market companies are more likely to depend on the management talents and efforts of a small group of persons. Therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on one or more of the Company’s portfolio companies and, in turn, on the Company. Middle-market companies also may be parties to litigation and may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence. In addition, the Company’s executive officers, trustees and investment adviser may, in the ordinary course of business, be named as defendants in litigation arising from its investments in portfolio companies.

Senior secured loans

Senior loans hold the most senior position in the capital structure of a business entity and are typically, but not necessarily, secured with specific collateral that is senior to that held by unsecured creditors, subordinated debt holders and shareholders of the borrower. The senior loans in which the Company will invest are likely to be collateralized and may be rated below investment grade or may also be unrated. As a result, the risks associated with senior loans may be similar to the risks of below investment grade instruments, although senior loans are typically senior and secured in contrast to other below investment grade instruments, which may be subordinated and/or unsecured. Nevertheless, if a borrower under a senior loan defaults, becomes insolvent or goes into bankruptcy, the Company may recover only a fraction of what is owed on the senior loan or nothing at all. Senior loans are subject to a number of risks described elsewhere in this Registration Statement, including credit risk and liquidity risk.

Although the senior loans in which the Company will invest may be secured by collateral, there can be no assurance that such collateral could be readily liquidated or that the liquidation of such collateral would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal. In the event of the bankruptcy or insolvency of a borrower, the Company could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a senior loan. Such collateral may be subject to complex, competing legal claims and any applicable legal or regulatory requirements which may restrict the giving of collateral or security by a borrower under a loan, such as, for example, thin capitalization, over-indebtedness, financial assistance and corporate benefit requirements. In addition, security interests may be unperfected for a variety of reasons, including the failure to make required filings by lenders, and the Company may not have priority over other creditors. In the event of a decline in the value of the already pledged collateral, if the terms of a senior loan do not require the borrower to pledge additional collateral, the Company will be exposed to the risk that the value of the collateral will not at all times equal or exceed the amount of the borrower’s obligations under the senior loans. Even if such loans do require the borrower to pledge additional collateral, there is no warranty the borrower will be able to pledge collateral of sufficient value or at all. To the extent that a senior loan is collateralized by stock in the borrower or its subsidiaries, such stock may lose some or all of its value in the event of the bankruptcy or insolvency of the borrower. Those senior loans that are under-collateralized involve a greater risk of loss. In the context of cross-border lending it is possible that the rights actually enjoyed by lenders will be adversely affected by the interplay of the rules of the various applicable legal systems.

The lack of liquidity in the Company’s investments may adversely affect its business.

Most of the Company’s assets will be invested in illiquid loans and securities, and a substantial portion of its investments in leveraged companies will be subject to legal and other restrictions on resale or otherwise be less liquid than more broadly traded public securities. The illiquidity of these investments may make it difficult for the Company to sell such investments if the need arises. In addition, if the Company is required to liquidate all or a portion of its portfolio quickly, the Company may realize significantly less than the value at which it has previously recorded the investments.

The Company will be subject to credit, liquidity and interest rate risks.

The Company will invest in notes, bonds or other fixed-income securities, which may include, without limitation, notes, bonds and debentures issued by corporations, government issued or guaranteed debt securities, commercial paper and “higher-yielding” (including non-investment grade) and, therefore, higher risk debt securities. The Company will therefore be subject to credit, liquidity and interest rate risks.

Generally, the value of fixed income securities will change inversely with changes in interest rates. As interest rates rise, the market value of fixed income securities tends to decrease. Conversely, as interest rates fall, the market value of fixed income securities tends to increase. This risk will be greater for long-term securities than for short-term securities. The Company may attempt to minimize the exposure of the portfolios to interest rate changes through the use of interest rate swaps, interest rate futures and/or interest rate options. However, there can be no guarantee that the Company will be successful in fully mitigating the impact of interest rate changes.

A reduction in the interest rates on new investments relative to interest rates on current investments could also have an adverse impact on the Company’s net interest income. An increase in interest rates could decrease the value of any investments the Company holds which earn fixed interest rates, including subordinated loans, senior and junior secured and unsecured debt securities and loans and high yield bonds, and also could increase the Company’s interest expense, thereby decreasing its net income. Also, an increase in interest rates available to investors could make investment in the Company less attractive if the Company is not able to increase its dividend or distribution rate, which could reduce the value of an investment in the Company.

Investors should also be aware that a change in the general level of interest rates can be expected to lead to a change in the interest rate the Company may receive on many of its debt investments. Accordingly, a change in the interest rate could make it easier for the Company to meet or exceed the performance threshold and may result in a substantial increase in the amount of incentive fees payable to the Advisor with respect to the portion of the incentive fee based on income.

Higher-yielding debt securities are generally unsecured and may be subordinated to certain other outstanding securities and obligations of the issuer, which may be secured on substantially all of the issuer’s assets. The lower rating of debt obligations in the higher-yielding sector reflects a greater probability that adverse changes in the financial condition of the issuer or in general economic conditions or both may impair the ability of the issuer to make payments of principal and interest. Non-investment grade debt securities may not be protected by financial covenants or limitations on additional indebtedness. In addition, evaluating credit risk for debt securities involves uncertainty because credit rating agencies throughout the world have different standards, making comparison across countries difficult. Also, the market for credit spreads is often inefficient and illiquid, making it difficult to accurately calculate discounting spreads for valuing financial instruments. It is likely that a major economic recession could disrupt severely the market for such securities and may have an adverse impact on the value of such securities. In addition, it is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.

The Company will be subject to risks associated with bank Loans.

The Company may invest in Loans originated by banks and other financial institutions. Such loans are typically private corporate loans that are negotiated by one or more commercial banks or financial institutions and syndicated among a group of commercial banks and financial institutions. The bank Loans invested in by the Company may include term loans and revolving loans, may pay interest at a fixed or floating rate and may be senior or subordinated. Special risks associated with investments in bank Loans and participations include (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws, (ii) so-called lender-liability claims by the issuer of the obligations, (iii) environmental liabilities that may arise with respect to collateral securing the obligations, (iv) the risk that bank loans may not be securities and therefore may not have the protections afforded by the federal securities laws, and (v) limitations on the ability of the Company to directly enforce its rights with respect to participations. Successful claims in respect of such matters may reduce the cash flow and/or market value of the investment. In addition, the bank loan market may face illiquidity and volatility. There can be no assurance that future levels of supply and demand in bank loan trading will provide an adequate degree of liquidity or the market will not experience periods of significant illiquidity in the future.

In addition to the special risks generally associated with investments in bank Loans described above, the Company’s investments in second-lien and unsecured bank Loans will entail additional risks, including (i) the subordination of the Company’s claims to a senior lien in terms of the coverage and recovery from the collateral and (ii) with respect to second-lien debt investments, the prohibition of or limitation on the right to foreclose on a second-lien or exercise other rights as a second-lien holder, and with respect to unsecured debt, the absence of any collateral on which the Company may foreclose to satisfy its claim in whole or in part. In certain cases, therefore, no recovery may be available from a defaulted second-lien or unsecured loan. The Company’s investments in bank Loans of below-investment grade companies also entail specific risks associated with investments in non-investment grade securities.

Investments in loan interests may be difficult to value, have extended settlement periods and expose the Company to the risk of delayed receipt of principal and interest payments.

Loan interests generally are subject to restrictions on transfer, and the Company may be unable to sell loan interests at a time when it may otherwise be desirable to do so or may be able to sell them only at prices that are less than what the Advisor regards as their fair market value. Accordingly, loan interests may at times be illiquid. Loan interests may be difficult to value and may have extended settlement periods, which expose the Company to the risk that the receipt of principal and interest payments may be delayed until the loan interest settles.

Interests in secured loans have the benefit of collateral and, typically, of restrictive covenants limiting the ability of the borrower to further encumber its assets. There is a risk that the value of any collateral securing a loan in which the Company has an interest may decline and that the collateral may not be sufficient to cover the amount owed on the loan. In most loan agreements there is no formal requirement to pledge additional collateral. In the event the borrower defaults, the Company’s access to the collateral may be limited or delayed by bankruptcy or other insolvency laws. Further, in the event of a default, second lien secured loans will generally be paid only if the value of the collateral exceeds the amount of the borrower’s obligations to the first lien secured lenders, and the remaining collateral may not be sufficient to cover the full amount owed on the loan in which the Company has an interest. In addition, if a secured loan is foreclosed, the Company would likely bear the costs and liabilities associated with owning and disposing of the collateral. The collateral may be difficult to sell and the Company would bear the risk that the collateral may decline in value while the Company is holding it.

Loan interests may not be considered “securities,” and purchasers, such as the Company, therefore may not be entitled to rely on the anti-fraud protections of U.S. federal securities laws.

The Company will be subject to risks associated with Loan participations and assignments.

The Company may acquire interests in Loans either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating out the interest, not with the borrower.

In purchasing participations, the Company generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights of set-off against the borrower, and the Company may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Company will assume the credit risk of both the borrower and the institution selling the participation. As a participant, the Company also would be subject to the risk that the party selling the participation interest would not remit the Company’s pro rata share of loan payments to the Company. A selling institution voting in connection with a potential waiver of a default by a borrower may have interests different from those of the Company, and the selling institution might not consider the interests of the Company in connection with its vote. Notwithstanding the foregoing, many participation agreements with respect to Loans provide that the selling institution may not vote in favor of any amendment, modification or waiver that forgives principal, interest or fees, reduces principal, interest or fees that are payable, postpones any payment of principal (whether a scheduled payment or a mandatory prepayment), interest or fees or releases any material guarantee or collateral without the consent of the participant (at least to the extent the participant would be affected by any such amendment, modification or waiver). In addition, many participation agreements with respect to Loans that provide voting rights to the participant further provide that if the participant does not vote in favor of amendments, modifications or waivers, the selling institution may repurchase such participation at par.

The Company may invest in structured products.

The Company may invest in securities backed by, or representing interests in, certain underlying instruments or assets (“structured products”). The cash flow on the underlying instruments or assets may be apportioned among the structured products to create securities with different investment characteristics such as varying maturities, payment priorities and interest rate provisions, and the extent of the payments made with respect to the structured products is dependent on the extent of the cash flow on the underlying instruments. The performance of structured products will be affected by a variety of factors, including the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets. Structured products are typically sold in private placement transactions, and investments in structured products may therefore be illiquid in nature, with no readily available secondary market. Because certain structured products of the type in which the Company may invest may involve no credit enhancement, the credit risk of those structured products generally would be equivalent to that of the underlying instruments. The Company may invest in a class of structured products that is either subordinated or unsubordinated to the right of payment of another class. Subordinated structured products typically have higher yields and present greater risks than unsubordinated structured products.

Additionally, the yield to maturity of a tranche may be extremely sensitive to the rate of defaults in the underlying reference portfolio. A rapid change in the rate of defaults may have a material adverse effect on the yield to maturity. It is therefore possible that the Company may incur losses on its investments in structured products regardless of their original credit profile. Finally, the securities in which the Company is authorized to invest include securities that are subject to legal or contractual restrictions on their resale or for which there is a relatively inactive trading market. Securities subject to resale restrictions may sell at a price lower than similar securities that are not subject to such restrictions.

The Company may invest in structured finance securities, which entails various risks, including credit risks, liquidity risks, interest rate risks, market risks, operations risks, structural risks, geographical concentration risks, basis risks and legal risks.

The Company’s portfolio may include investments in structured finance securities. Structured finance securities are generally debt securities that entitle the holders thereof to receive payments of interest and principal that depend primarily on the cash flow from or sale proceeds of a specified pool of assets, either fixed or revolving, that by their terms convert into cash within a finite time period, together with rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of such securities.

Investing in structured finance securities entails various risks, including credit risks, liquidity risks, interest rate risks, market risks, operations risks, structural risks, geographical concentration risks, basis risks and legal risks.

Structured finance securities are subject to the significant credit risks inherent in the underlying collateral and to the risk that the servicer fails to perform. Such securities may include credit enhancements designed to raise the overall credit quality of the security above that of the underlying collateral, but insurance providers and other sources of credit enhancement may fail to perform their obligations.

The Company expects that some structured finance securities it may hold will be subordinate in right of payment and rank junior to other securities that are secured by or represent an ownership interest in the same pool of assets. In addition, many of the related transactions have structural features that divert payments of interest and/or principal to more senior classes when the delinquency or loss experience of the pool exceeds certain levels. Consequently, such securities have a higher risk of loss as a result of delinquencies or losses on the underlying assets. In certain circumstances, payments of interest may be reduced or eliminated for one or more payment dates. Additionally, as a result of cash flow being diverted to payments of principal of more senior classes, the average life of such securities may lengthen.

Structured finance securities are also subject to the risks of the assets securitized. In particular, they are subject to risks related to the quality of the control systems and procedures used by the parties originating and servicing the securitized assets. Deficiencies in these systems may negatively affect the value of the securities, including by resulting in higher-than-expected borrower delinquencies or the inability to effectively pursue remedies against borrowers due to defective documentation.

Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of the Company’s portfolio investments, reducing its net asset value through increased net unrealized depreciation.

As a BDC, the Company is required to carry its investments at market value or, if no market value is ascertainable, at fair value. As part of the valuation process, the Advisor may take into account the following types of factors, if relevant, in determining the fair value of its investments:

●	available current market data, including relevant and applicable market trading and transaction comparables;

●	applicable market yields and multiples;

●	security covenants;

●	call protection provisions;

●	information rights;

●	the nature and realizable value of any collateral;

●	the portfolio company’s ability to make payments, its earnings and discounted cash flows and the markets in which it does business;

●	comparisons of financial ratios of peer companies that are public;

●	comparable merger and acquisition transactions; and

●	the principal market and enterprise values.

When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Company uses the pricing indicated by the external event to corroborate its valuation. The Company records decreases in the market values or fair values of its investments as unrealized depreciation. Declines in prices and liquidity in the corporate debt markets may result in significant net unrealized depreciation in the Company’s portfolio. The effect of all of these factors on its portfolio may reduce the Company’s net asset value by increasing net unrealized depreciation in its portfolio. Depending on market conditions, the Company could incur substantial realized losses and may suffer additional unrealized losses in future periods, which could have a material adverse effect on its business, financial condition, results of operations and cash flows.

The Company is a non-diversified investment company within the meaning of the 1940 Act, and therefore it is not limited with respect to the proportion of its assets that may be invested in securities of a single issuer.

The Company is classified as a non-diversified investment company within the meaning of the 1940 Act, which means that it is not limited by the 1940 Act with respect to the proportion of its assets that it may invest in securities of a single issuer. Beyond the asset diversification requirements associated with its qualification as a RIC under the Code, the Company does not have fixed guidelines for diversification. To the extent that the Company assumes large positions in the securities of a small number of issuers or its investments are concentrated in relatively few industries, its NAV may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. The Company may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company.

The Company’s failure to make follow-on investments in its portfolio companies could impair the value of its portfolio.

Following an initial investment in a portfolio company, the Company may make additional investments in that portfolio company as “follow-on” investments, in seeking to:

●	increase or maintain in whole or in part our position as a creditor or equity ownership percentage in a portfolio company;

●	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

●	preserve or enhance the value of our investment.

The Company has discretion to make follow-on investments, subject to the availability of capital resources. Failure on its part to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and its initial investment, or may result in a missed opportunity for it to increase its participation in a successful operation. Even if it has sufficient capital to make a desired follow-on investment, the Company may elect not to make a follow-on investment because it may not want to increase its level of risk, because it prefers other opportunities or because it is inhibited by compliance with the requirements of the 1940 Act or the desire to qualify or maintain its qualification as a RIC.

Reliance on portfolio company management

The Advisors and investment managers or general partners of Underlying Funds generally will seek to monitor the performance of investments in portfolio companies either through interaction with the board of directors of the applicable portfolio company and/or by maintaining an on-going dialogue with the portfolio company’s management team. However, the Company and the Underlying Funds will generally not be in a position to control any borrower by investing in its debt securities and a portfolio company’s management will be primarily responsible for the operations of the portfolio company on a day-to-day basis. Although the Company and Underlying Funds may invest in portfolio companies with strong management teams, there can be no assurance that the existing management team, or any new one, will be able to operate the portfolio company successfully. In addition, the Company and Underlying Funds are subject to the risk that a borrower in which it invests may make business decisions with which the relevant lender disagrees and the management of such borrower, as representatives of the common equity holders, may take risks or otherwise act in ways that do not serve the interests of the debt investors, including the Company or the Underlying Fund.

Defaults by the Company’s portfolio companies will harm its operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by the Company or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets. This could trigger cross-defaults under other agreements and jeopardize such portfolio company’s ability to meet its obligations to the Company under the loans or debt or equity securities held by it. The Company may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.

Prepayments of the Company’s debt investments by its portfolio companies could adversely impact its results of operations and ability to make shareholder distributions.

The Company is subject to the risk that the debt investments it makes in portfolio companies may be repaid prior to maturity. The Company expects that its investments will generally allow for repayment at any time subject to certain penalties. When this occurs, the Company intends to generally reinvest these proceeds in temporary investments, pending their future investment in accordance with its investment strategy. These temporary investments will typically have substantially lower yields than the debt being prepaid, and the Company could experience significant delays in reinvesting these amounts. Any future investment may also be at lower yields than the debt that was repaid. As a result, the Company’s results of operations could be materially adversely affected if one or more of the Company’s portfolio companies elects to prepay amounts owed to it. Additionally, prepayments could negatively impact the Company’s ability to make, or the amount of, shareholder distributions with respect to the holders of Shares.

The effect of global climate change may impact the operations of the Company’s portfolio companies.

Climate change creates physical and financial risk and some of the Company’s portfolio companies may be adversely affected by climate change. For example, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increases in the cost of energy could adversely affect the cost of operations of the Company’s portfolio companies if the use of energy products or services is material to their business. A decrease in energy use due to weather changes may affect some of the Company’s portfolio companies’ financial condition, through decreased revenues. Extreme weather conditions in general require more system backup, adding to costs, and can contribute to increased system stresses, including service interruptions.

The Company’s portfolio companies may incur debt that ranks equally with, or senior to, its investments in such companies and if there is a default, we may experience a loss on our investment.

The Company may invest a portion of its capital in second lien, mezzanine and subordinated loans issued by its portfolio companies. The portfolio companies usually have, or may be permitted to incur, other debt that ranks equally with, or senior to, the loans in which the Company invests. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which the Company is entitled to receive payments in respect of the loans in which it invests. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to the Company’s investment in that portfolio company would typically be entitled to receive payment in full before the Company receives any distribution in respect of the Company’s investment. After repaying senior creditors, a portfolio company may not have any remaining assets to use for repaying its obligation to the Company. In the case of debt ranking equally with loans in which the Company invest, the Company would have to share any distributions on an equal and ratable basis with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

Additionally, certain loans that the Company makes to portfolio companies may be secured on a second priority basis by the same collateral securing senior secured debt of such companies. The first priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the portfolio company under the agreements governing the loans. The holders of obligations secured by first priority liens on the collateral will generally control the liquidation of, and be entitled to receive proceeds from, any realization of the collateral to repay their obligations in full before the Company. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the loan obligations secured by the second priority liens, then the Company, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the portfolio company’s remaining assets, if any.

The Company may also make unsecured loans to portfolio companies, meaning that such loans will not benefit from any interest in collateral of such companies. Liens on such portfolio companies’ collateral, if any, will secure the portfolio company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the portfolio company under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before us. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy our unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then the Company’s unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the portfolio company’s remaining assets, if any.

The rights the Company may have with respect to the collateral securing the loans the Company makes to portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that the Company enter into with the holders of such senior debt. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens:

●	the ability to cause the commencement of enforcement proceedings against the collateral;

●	the ability to control the conduct of such proceedings;

●	the approval of amendments to collateral documents;

●	releases of liens on the collateral; and

●	waivers of past defaults under collateral documents.

The Company may not have the ability to control or direct such actions, even if the Company’s rights are adversely affected.

The Company’s portfolio will include exposure to mezzanine investments, which share all of the risks of other high-yield securities and are subject to greater risk of loss of principal and interest than higher-rated securities.

A portion of the Company’s debt investments may be made in certain high yield securities known as mezzanine investments, which are subordinated debt securities that may be issued together with an equity security (e.g., with attached warrants). Those mezzanine investments may be issued with or without registration rights. Mezzanine investments can be unsecured and generally subordinate to other obligations of the issuer. The expected average life of the Company’s mezzanine investments may be significantly shorter than the maturity of these investments due to prepayment rights. Mezzanine investments share all of the risks of other high yield securities and are subject to greater risk of loss of principal and interest than higher-rated securities. They are also generally considered to be subject to greater risk than securities with higher ratings in the case of deterioration of general economic conditions. Because investors generally perceive that there are greater risks associated with the lower-rated securities, the yields and prices of those securities may tend to fluctuate more than those for higher-rated securities. The Company does not anticipate a market for its mezzanine investments, which can adversely affect the prices at which these securities can be sold. In addition, adverse publicity and investor perceptions about lower-rated securities, whether or not based on fundamental analysis, may be a contributing factor in a decrease in the value and liquidity of those lower-rated securities. Mezzanine securities are often even more subordinated than other high yield debt, as they often represent the most junior debt security in an issuer’s capital structure.

The Company may be exposed to special risks associated with bankruptcy cases.

One or more of the Company’s portfolio companies may be involved in bankruptcy or other reorganization or liquidation proceedings. Many of the events within a bankruptcy case are adversarial and often beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, the Company cannot assure investors that a bankruptcy court would not approve actions that may be contrary to the Company’s interests. There also are instances where creditors can lose their ranking and priority if they are considered to have taken over management of a borrower.

To the extent that portfolio companies in which the Company has invested through a unitranche facility are involved in bankruptcy proceedings, the outcome of such proceedings may be uncertain. For example, it is unclear whether a bankruptcy court would enforce an agreement among lenders which sets the priority of payments among unitranche lenders. In such a case, the “first out” lenders in the unitranche facility may not receive the same degree of protection as they would if the agreement among lenders was enforced.

The reorganization of a company can involve substantial legal, professional and administrative costs to a lender and the borrower. It is subject to unpredictable and lengthy delays and during the process a company’s competitive position may erode, key management may depart and a company may not be able to invest adequately. In some cases, the debtor company may not be able to reorganize and may be required to liquidate assets. The debt of companies in financial reorganization will, in most cases, not pay current interest, may not accrue interest during reorganization and may be adversely affected by an erosion of the issuer’s fundamental value.

In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower’s business or exercise control over the borrower. For example, the Company could become subject to a lender liability claim (alleging that the Company misused its influence on the borrower for the benefit of its lenders), if, among other things, the borrower requests significant managerial assistance from the Company and it provides that assistance. To the extent the Company and an affiliate both hold investments in the same portfolio company that are of a different character, the Company may also face restrictions on its ability to become actively involved in the event that portfolio company becomes distressed as a result of the restrictions imposed on transactions involving affiliates under the 1940 Act. In such cases, the Company may be unable to exercise rights the Company may otherwise have to protect its interests as security holders in such portfolio company.

If the Company makes subordinated investments, the obligors or the portfolio companies may not generate sufficient cash flow to service their debt obligations to us.

The Company may make subordinated investments that rank below other obligations of the obligor in right of payment. Subordinated investments are subject to greater risk of default than senior obligations as a result of adverse changes in the financial condition of the obligor or economic conditions in general. If the Company makes a subordinated investment in a portfolio company, the portfolio company may be highly leveraged, and its relatively high debt-to-equity ratio may create increased risks that its operations might not generate sufficient cash flow to service all of its debt obligations.

The disposition of the Company’s investments may result in contingent liabilities.

Substantially all of the Company’s investments involve loans and private securities. In connection with the disposition of an investment in loans and private securities, the Company may be required to make representations about the business and financial affairs of the portfolio company typical of those made in connection with the sale of a business. The Company may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to potential liabilities.

Risks relating to equities/fixed income instrument incidental to loans.

From time to time, the Company may also hold common stock, other equity securities or warrants, including equity securities or warrants related to the purchase or ownership of a loan or fixed-income instrument or in connection with a reorganization or restructuring of a borrower or issuer. Investments in equity securities incidental or related to investments in such loans or fixed-income instruments entail certain risks in addition to those associated with investments in loans or fixed-income instruments. Because equity is merely the residual value of an issuer after all claims and other interests, it is inherently more risky than the bonds or loans of the same borrower or issuer. The value of the equity securities may be affected more rapidly, and to a greater extent, by company-specific developments and general market conditions. These risks may increase fluctuations in the Company’s NAV.

The Company may not realize gains from its equity investments.

When the Company invests in loans and debt securities, it may acquire warrants or other equity securities of portfolio companies as well. The Company may also invest in equity securities directly. To the extent it holds equity investments, the Company will attempt to dispose of them and realize gains upon its disposition of them. However, the equity interests the Company receives may not appreciate in value and may decline in value. As a result, the Company may not be able to realize gains from its equity interests, and any gains that it does realize on the disposition of any equity interests may not be sufficient to offset any other losses it experiences.

Risks arising from purchases of secondary debt

The Company may invest in secondary loans and secondary debt securities (including loan portfolios). The Company is unlikely to be able to negotiate the terms of secondary loans as part of its acquisition of the debt and, as a result, these investments may not include some of the covenants and protections generally sought when a fund originates loans. For example, indebtedness offered in the debt markets in recent years (so-called “covenant lite” deals) often imposed less stringent covenants on the issuers of such indebtedness than the covenants included in the terms of debt offered in previous periods. Many “covenant lite” loans issued during that time period may not obligate portfolio companies to observe and maintain financial maintenance covenants, such as covenants requiring issuers to comply with a maximum leverage ratio, a minimum interest or fixed charge coverage ratio or maximum capital expenditures. Even if such covenants are included in the loans held by the Company, the terms of the loans may provide portfolio companies substantial flexibility in determining compliance with such covenants.

Risks associated with acquisitions of portfolios of loans

The Company may invest in portfolios of loans. The Company is unlikely to be able to evaluate the credit or other risks associated with each of the underlying borrowers or negotiate the terms of underlying loans as part of their acquisition but instead must evaluate and negotiate with respect to the entire portfolio of loans or, in the case where the Company invests in contractual obligations to purchase portfolios of loans subsequently originated by a third party, with respect to the origination and credit selection processes of such third party rather than based on characteristics of a static portfolio of loans. As a result, one or more of the underlying loans in a portfolio may not include some of the characteristics, covenants and/or protections generally sought when the Company acquires or originates individual loans. Furthermore, while some amount of defaults may be expected to occur in portfolios, defaults in or declines in the value of investments in excess of these expected amounts may have a negative impact on the value of the portfolio, and may reduce the return that the Company receives in certain circumstances.

Non-performing loans

It is possible that certain of the Loans purchased by the Company may be non-performing which may involve workout negotiations, restructuring and the possibility of foreclosure. These processes can be lengthy and expensive. Many of the non-performing loans (“NPLs”) will have been underwritten to “subprime,” “Alternative A-Paper” or “expanded” underwriting guidelines. These underwriting guidelines are different from and, in certain respects, less stringent than the other general underwriting standards employed by originators. For example, these loans may have been originated to borrowers that have poor credit or that provide limited or no documentation in connection with the underwriting of the mortgage loan. Such loans present increased risk standards of delinquency, foreclosure, bankruptcy and loss than prime mortgage loans. An originator generally originates mortgage loans in accordance with underwriting guidelines it has established and, in certain cases, based on exceptions to those guidelines. These guidelines may not identify or appropriately assess the risk that the interest and principal payments due on a mortgage loan will be repaid when due, or at all, or whether the value of the mortgaged property will be sufficient to otherwise provide for recovery of such amounts. To the extent exceptions were made to an originator’s underwriting guidelines in originating an NPL, those exceptions may increase the risk that principal and interest amounts may not be received or recovered and compensating factors, if any, which may have been the premise for making an exception to the underwriting guidelines may not in fact compensate for any additional risk.

Additionally, investing in distressed assets such as NPLs can be a contentious and adversarial process. It is by no means unusual for participants to use the threat of, as well as actual, litigation as a negotiating technique. The expense of defending against such claims and paying settlements or judgments will be borne by the Company and this would reduce our net assets.

Ratings and/or credit estimates are not a guarantee of quality

Credit ratings and/or credit estimates of assets represent the rating agencies’ opinions regarding their credit quality and are not a guarantee of quality or performance. A credit rating or a credit estimate is not a recommendation to buy, sell or hold assets and may be subject to revision or withdrawal at any time by the assigning rating agency. If a credit rating or credit estimate assigned to any Loan is lowered for any reason, no party is obligated to provide any additional support or credit enhancement with respect to such Loan. Rating agencies attempt to evaluate the relative future creditworthiness of an obligation and do not address other risks, including but not limited to, the likelihood of principal prepayments (both voluntary and involuntary), liquidity risk, market value or price volatility; therefore, credit ratings or credit estimates do not fully reflect the true risks of an investment in the related asset. Also, rating agencies may fail to make timely changes in credit ratings in response to subsequent events, so that an obligor’s current financial condition may be better or worse than a rating indicates. Further, rating agencies may change credit rating or credit estimate methodologies. Consequently, credit ratings or credit estimates of any Loan should be used only as a preliminary indicator of perceived investment quality and should not be considered a reliable indicator of actual investment quality. Credit ratings or credit estimates of Loans included in our portfolio or of other loans similar to the Loans may be subject to significant or severe adjustments downward. Credit rating or credit estimate reductions or withdrawals may occur for any number of reasons and may affect numerous assets at a single time or within a short period of time, which may have material adverse effects upon the Company’s investments in Loans.

Loans to middle market companies generally will not have a public rating, although some loans may have private ratings and/or credit estimates assigned by, or obtained pursuant to the methodology of, a nationally recognized statistical rating agency. A credit estimate is not identical to a credit rating, and may be assigned using a more limited analysis, based on public information or information supplied by the party requesting the credit estimate. Disclosure of private ratings and/or credit estimates, if any are available, is restricted and any such ratings or estimates are not expected to be disclosed to the Company.

The Company will be subject to risks associated with unitranche loans.

A unitranche loan blends each tranche of a debt financing into a single tranche combining senior and subordinated loan debt. A unitranche loan in the Company’s investment portfolio will therefore be subject to the same risk factors as senior and subordinated loans set out elsewhere in this Registration Statement. A unitranche loan may, in some cases, have a longer maturity than a senior secured loan and, because it combines senior and subordinated debt, it may be provided in a larger size, often by one or two counterparts as opposed to a club or syndicate. Its broader risk parameters and larger size often lead to more bespoke features, and in some cases the lender taking an observer seat on the borrower’s board.

Risks associated with investing in convertible securities

Outside of its primary investment strategy, the Company may acquire convertible securities in connection with a debt investment. Convertible securities are securities that may be converted either at a stated price or at a stated rate within a specified period of time into a specified number of shares of common stock. The value of a convertible security is a function of its investment value and its conversion value. The investment value of a convertible security may be influenced negatively by changes in interest rates, by the credit standing of the issuer and other factors. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying instrument approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Company is called for redemption, the Company will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party, which may adversely affect the Company. The debt characteristic of convertible securities also exposes the Company to changes in interest rates and credit spreads. The value of the convertible securities may fall when interest rates rise or credit spreads widen. The Company’s exposure to these risks may be unhedged or only partially hedged.

Investments in seasoned loans

The Company intends to purchase Loans originated by Lending Sources or another collective investment scheme or managed account, including Underlying Funds. The Company will generally not participate in any gains (or losses) made by the selling collective investment scheme or managed account in originating and holding the Loan prior to sale. By not exposing such transactions to market forces, the Company may not receive the best price otherwise possible. There can be no assurance that the returns made by the Company and the selling collective investment scheme or managed account will be the same. The returns due to the Company may be diminished by the up-front fees paid to the originating investment scheme or managed account.

We may invest in foreign companies or investments denominated in foreign currencies, which may involve significant risks in addition to the risks inherent in U.S. denominated investments.

 Our investment strategy contemplates potential investments in foreign companies. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes (potentially at confiscatory levels), less liquid markets, less available information than is generally the case in the U.S., higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

Although we expect most of our investments will be U.S. dollar denominated, our investments that are denominated in a foreign currency will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. We may employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective or without risk to us.

Risks Relating to Underlying Funds

The Company will be subject to risks associated with investments in Underlying Funds.

Some of the Underlying Funds may be affected by a number of factors including declines in the value of underlying investments, increasing use of suspensions, defaults, redemption gates, reduction in counterparty availability, prime brokerage default, insolvency and restructurings. The risks associated with investing in such Underlying Funds will closely relate to the risks associated with the investments held by the Underlying Funds. The ability of the Company to achieve its investment objectives will depend upon the ability of the Underlying Funds to achieve their respective investment objectives. There can be no assurance that the investment objectives of any of the Underlying Funds will be achieved. The Company’s NAV will fluctuate in response to changes in the net asset values of the Underlying Funds in which the Company invests. The extent to which the investment performance and risks associated with the Company correlates to those of each of the Underlying Funds will depend upon the extent to which the Company’s assets are allocated from time to time for investment in the Underlying Funds, which may vary.

The Company will also incur higher and duplicative expenses, including advisory fees, when it invests in shares or interests of private and/or registered funds and investment vehicles, including private funds and investment vehicles that are excluded from the definition of “investment company” pursuant to Sections 3(c)(1) or 3(c)(7) of the 1940 Act, non-traded registered closed-end funds and BDCs, and mutual funds and ETFs. There is also the risk that the Company may suffer losses due to the investment practices of the Underlying Funds (such as the use of derivatives). The Underlying Funds may be subject to compensation arrangements based on the performance of such Underlying Fund, which may create an incentive to make investments that are riskier or more speculative than would be the case if such arrangements were not in effect. The shares of listed closed-end funds may also frequently trade at a discount to their NAV. There can be no assurance that the market discount on shares of any closed-end fund purchased by the Company will ever decrease, and it is possible that the discount may increase.

The SEC adopted revisions to the rules permitting funds to invest in other investment companies to streamline and enhance the regulatory framework applicable to fund of funds arrangements. While new Rule 12d1-4 permits more types of fund-of-fund arrangements without reliance on an exemptive order or no-action letters, it imposes new conditions, including limits on control and voting of acquired funds’ shares, evaluations and findings by investment advisers, fund investment agreements, and limits on most three-tier fund structures.

Over-commitment risk

The Company may invest in Underlying Funds which may operate on the basis of commitments and drawdowns from their investors and accordingly commitments to Underlying Funds may not be immediately invested. Therefore, the Company may commit to invest in Underlying Funds in an aggregate amount that exceeds the Company’s NAV plus any undrawn commitments (i.e. to “over-commit”). While the Advisors will make all reasonable efforts to ensure the Company has sufficient liquidity to be able to satisfy capital calls from Underlying Funds, a failure of the Company to meet such a capital call could result in the Company being treated as an investor in default in relation to an Underlying Fund and this could have significant adverse consequences on the value of the Company’s holding in that Underlying Fund.

Clawback by Underlying Funds

Certain Underlying Funds in which the Company may invest may operate claw-back arrangements whereby the Company may be required to return distributions made to it by such Underlying Funds. Accordingly, the Company’s shareholders should note and accept that the Company, unless prohibited by applicable law, may be required to return distributions or repayments made to it to the relevant Underlying Fund giving rise to such clawback. The Advisors will not be liable for any such clawback imposed upon the Company by Underlying Funds.

Regulation of Underlying Funds

The Company’s investments in Underlying Funds will primarily be made on a fund-of-funds basis in private investment funds and investment vehicles that are excluded from the definition of “investment company” pursuant to Sections 3(c)(1) or 3(c)(7) of the 1940 Act, managed by non-affiliated third-party managers, but the Company may also invest in the equity or debt of both traded and non-traded registered closed-end funds and BDCs that primarily originate and manage private middle market and specialty finance debt. As such, Underlying Funds may or may not be subject to regulation. The Underlying Funds may be established in regulated and/or unregulated jurisdictions. In certain cases, the jurisdictions in which Underlying Funds are organized will not provide a level of investor protection equivalent to the Company.

Litigation and dispute risks

An Underlying Fund’s investment activities could subject it to becoming involved in litigation or other disputes with third parties. The expense of prosecuting or defending any such disputes or paying any amounts pursuant to settlements or judgments may be borne by the Underlying Fund and will reduce amounts available for distribution to the Company.

Adverse effect of economic conditions on the Underlying Funds and the portfolio companies

The Underlying Fund and the portfolio companies in which they invest may be adversely affected by deteriorations in the financial markets and economic conditions throughout the world, some of which may magnify the risks described in this Registration Statement and have other adverse effects. Deteriorating market conditions could result in increasing volatility and illiquidity in the global credit, debt and equity markets generally. The duration and ultimate effect of adverse market conditions cannot be forecast, nor is it known whether or the degree to which such conditions may remain stable or worsen. Deteriorating market conditions and uncertainty regarding economic markets generally could result in declines in the market values of potential investments or declines in the market values of investments after they are acquired by an Underlying Fund. Such declines could lead to weakened investment opportunities for Underlying Funds, could prevent the Underlying Funds from successfully meeting their respective investment objectives or could require Underlying Funds to dispose of investments at a loss while such unfavorable market conditions prevail.

Portfolio valuation of Underlying Funds

Certain Underlying Funds may have a limited ability to obtain accurate market quotations for purposes of valuing most of its investments, which may require the relevant investment manager to estimate, in accordance with its established valuation policies, the value of an Underlying Fund’s investments on a valuation date. The investment manager of the relevant Underlying Fund may decide not to obtain an independent appraisal of such investments. Further, because of the overall size and concentrations in particular markets, the maturities of positions that may be held by the relevant Underlying Fund from time to time and other factors, the liquidation values of the relevant Underlying Fund’s investments may differ significantly from the interim valuations of these Underlying Funds derived from the valuation methods described in the relevant offering memorandum. If the relevant investment manager’s valuation should prove to be incorrect, the stated value of the relevant Underlying Fund’s investments could be adversely affected which will subsequently impact the net asset value of such relevant Underlying Fund. The relevant investment manager may delegate its valuation responsibilities to any other person.

Underlying Fund investment and trading risks in general

All investments made by an Underlying Fund risk the loss of capital. A fundamental risk associated with the Company’s investment strategy is that any portfolio company in whose debt the Underlying Funds invest will be unable to make principal and interest payments when due, or at all to the Underlying Funds. Portfolio companies could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment, an economic downturn or legal, tax or regulatory changes. Portfolio companies that Underlying Funds expect to remain stable may in fact operate at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive position, or may otherwise have a weak financial condition or be experiencing financial distress. Any deterioration in the performance of a portfolio company may result in a consequent negative impact on an Underlying Fund which has invested in it and accordingly the Company is indirectly exposed to the performance of portfolio companies.

The characteristics of the Loans held by an Underlying Fund will change as a result of the purchases and sales of Loans. The characteristics of the Loans held by an Underlying Fund will also change over time as a result of scheduled amortization, prepayments, the amount of draws, repayment and termination of revolving Loans, extensions, waivers, modifications, restructuring, work-outs, delinquencies and defaults on Loans. There can be no assurance that the portfolio of Loans owned by an Underlying Fund will have any particular characteristics at any time and the decision to buy Loans or to sell Loans will have a significant impact on those characteristics.

The Underlying Funds may also utilize such investment techniques as margin transactions, short sales, option transactions and forward and futures contracts, which practices can, in certain circumstances, maximize the adverse impact to which the Company may be subject. No guarantee or representation is made that an Underlying Fund’s investment program will be successful, and investment results may vary substantially over time. Past results of the Underlying Funds are not necessarily indicative of future performance. No assurance can be made that profits will be achieved or that substantial losses will not be incurred.

Trading in securities and other investments that may be illiquid

The Underlying Funds intend to primarily invest in private illiquid debt, which is typically subject to significant restrictions on transfer and is difficult to sell in a secondary market. In some cases, an Underlying Fund may be prohibited from selling such investments for a period of time or otherwise be restricted from disposing of such investments. Additionally, not all securities or instruments (if any) invested in by an Underlying Fund will be listed or rated, and may require a substantial length of time to liquidate due to lack of an established market for such investments or other factors. This could prevent an Underlying Fund from liquidating unfavorable positions promptly. Moreover, the accumulation and disposal of holdings in some investments may be time consuming and may need to be conducted at unfavorable prices. An Underlying Fund may also encounter difficulties in disposing of assets at their fair price due to adverse market conditions leading to limited liquidity. Accordingly, an Underlying Fund’s ability to respond to market movements may be impaired, and it may experience adverse price movements upon liquidation of its investments. As a result, there is a significant risk that an Underlying Fund may be unable to realize its investment objectives by sale or other disposition at attractive prices or will otherwise be unable to complete any exit strategy. Even if investments are successful, they are unlikely to produce a realized return to investors for a period of years. Furthermore, a portion of interest on investments may be paid in kind rather than in cash to the Underlying Fund and, in certain circumstances, the Underlying Fund may exit investments through distribution in kind to investors, after which the investor will bear the risk of holding the investment and must make their own disposition decisions. Returns to investors will consequently be uncertain and unpredictable.

Short sales

A short sale involves the sale of a security that an Underlying Fund does not own in expectation of purchasing the same security (or a security exchangeable therefore) at a later date at a lower price. In order to deliver to the buyer, an Underlying Fund must borrow the security and later repurchase the security to return it to the lender. Short selling allows the investor to profit from a decline in market price to the extent such decline exceeds the transaction costs and the costs of borrowing the securities. The extent to which an Underlying Fund engages in short sales will depend upon the investment strategy and the opportunities available. A short sale creates the risk of theoretically unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost to an Underlying Fund of buying those securities to cover the short position. There can be no assurance that an Underlying Fund will be able to maintain the ability to repurchase securities in the open market to return to the lender. There also can be no assurance that the securities necessary to cover a short position will be available for purchase at or near prices quoted in the market. Purchasing securities to close out a short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

Risks and Potential Conflicts of Interest Related to the Initial Portfolio Transaction

We may pursue less vigorous enforcement of the terms of the Initial Portfolio Transfer Agreement regarding the Initial Portfolio transaction because of our dependence on the Advisor and its affiliates.

Under the Initial Portfolio Transfer Agreement pursuant to which we intend to consummate the acquisition of our Initial Portfolio, we have limited recourse against the Seller in the event of breaches of representations or warranties made by the Seller. We may choose not to enforce, or to enforce less vigorously, our rights under the agreement because of our desire to maintain our ongoing relations with, and our reliance on, the Advisor and its affiliates, and this could have an adverse effect on our business.

Risks Relating to an Investment in the Shares

Our Shares are not listed, and we do not intend to list our Shares, on an exchange, nor are our Shares quoted through a quotation system. Therefore, our shareholders will have limited liquidity and may not receive a full return of invested capital upon selling their Shares or upon liquidation of the Company.

Our Shares are illiquid investments for which there is not a secondary market nor is it expected that any such secondary market will develop in the future. We do not intend to list our Shares on a national securities exchange. Liquidity for an investor’s Shares will be limited to participation in our share repurchase program, which may not be for a sufficient number of Shares to meet such investor’s request and which we have no obligation to maintain. In addition, in any repurchase offer, if the amount requested to be repurchased in any repurchase offer exceeds the repurchase offer amount, repurchases of Shares would generally be made on a pro rata basis (based on the number of Shares put to us for repurchases), not on a first-come, first-served basis. In addition, any Shares repurchased pursuant to our share repurchase program may be purchased at a price which may reflect a discount from the purchase price shareholders paid for the Shares being repurchased. See “Item 1. Business – Share Repurchase Program” for a detailed description of the share repurchase program.

There is a risk that you may not receive distributions or that our distributions may not grow over time and a portion of our distributions may be a return of capital.

We intend to make periodic distributions to our shareholders out of assets legally available for distribution. We may fund our cash distributions to shareholders from any sources of funds available to us, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to us on account of preferred and common equity investments in portfolio companies and fee and expense reimbursement waivers from the Advisor, if any. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. Our ability to pay distributions might be adversely affected by the impact of one or more of the risk factors described in this Registration Statement. For example, if the temporary closure of many corporate offices, retail stores, and manufacturing facilities and factories in the jurisdictions, including the United States, affected by the COVID-19 pandemic were to be reinstated and continue for an extended period of time it could result in reduced cash flows to us from our portfolio companies, which could reduce cash available for distribution to our shareholders.

Due to the asset coverage test applicable to us under the 1940 Act as a BDC, we may be limited in our ability to make distributions. To the extent we make distributions to shareholders that include a return of capital, such portion of the distribution essentially constitutes a return of the common shareholder’s original investment in the Company and does not represent income or capital gains. Although such return of capital may not be taxable, such distributions would reduce a shareholder’s adjusted tax basis in its Shares and correspondingly increase such shareholder’s potential tax liability for capital gains, or reduce such shareholder’s loss, on disposition of such Shares. Distributions in excess of a shareholder’s adjusted tax basis in its Shares will constitute capital gains to such shareholder.

We have not established any limit on the amount of funds we may use from available sources, such as borrowings, if any, or proceeds from any offering of securities, to fund distributions (which may reduce the amount of capital we ultimately invest in assets).

Shareholders should understand that any distributions made from sources other than cash flow from operations or relying on fee or expense reimbursement waivers, if any, from the Advisor are not based on our investment performance and can only be sustained if we achieve positive investment performance in future periods and/or the Advisor continues to make such expense reimbursements, if any. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from any securities offerings and the performance of our investments. Shareholders should also understand that our future repayments to the Advisor will reduce the distributions that they would otherwise receive. There can be no assurance that we will achieve such performance in order to sustain these distributions or be able to pay distributions at all. The Advisor has no obligation to waive fees or receipt of expense reimbursements, if any.

Investors will not know the purchase price per Share at the time they submit their subscription agreements and could receive fewer Shares than anticipated as a result of the 1940 Act requirement that we avoid selling Shares at a net offering price below the net asset value per Share.

We intend to sell our Shares at an offering price that we believe reflects the then-calculated NAV per Share as determined in accordance with the Advisor’s valuation policy, but there is no guarantee that this NAV will be equal to the offering price of our Shares at any closing. See “Item 1. Business – Determination of Net Asset Value”. We will modify the offering price of such Shares to the extent necessary to comply with the requirements of the 1940 Act, including the requirement that we not sell our Shares at a net offering price below our NAV per Share unless we obtain the requisite approval from our shareholders.

Although the price investors in the Private Offering pay for Shares will generally be based on the NAV per share as of the last calendar day of the applicable month, the most recent NAV per share of such Shares for the month in which an investor makes its investment decision may be significantly different. In addition, investors will not know the exact price of shares in any quarterly tender offer conducted by the Company until after the expiration of the applicable tender offer. In light of the foregoing, an investor may receive shares based on an NAV different than, or tender shares based on an NAV greater than, the NAV per share available publicly at the time the relevant investor submitted their purchase order or tendered their shares, as applicable.

If we are unable to raise substantial funds in our ongoing, continuous “best efforts” offering, we may be limited in the number and type of investments we may make, and the value of your investment in us may be reduced in the event our assets under-perform.

Our continuous Private Offering will be made on a best-efforts basis, whereby broker-dealers participating in the offering are only required to use their best efforts to sell our Shares and have no firm commitment or obligation to purchase any of our Shares. To the extent that less than the maximum number of Shares is subscribed for, the opportunity for diversification of our investments may be decreased and the returns achieved on those investments may be reduced as a result of allocating all of our expenses among a smaller capital base.

We intend, but are not required, to offer to repurchase your Shares on a quarterly basis. As a result, you will have limited opportunities to sell your Shares.

Beginning no later than the second full calendar quarter following our election to be treated as a BDC, and subject to market conditions and the discretion of the Board, we intend to commence a share repurchase program pursuant to which we intend to conduct quarterly repurchase offers. In any such repurchase program, only a limited number of Shares will be eligible for repurchase. In addition, any such repurchases will be at a price equal to the NAV per share as of the last calendar day of the applicable quarter, except that Shares that have not been outstanding for at least one year may be repurchased at 98% of such NAV, in the Company’s discretion. As a result, the price at which we repurchase Shares may be at a discount to the price at which you purchased Shares in the Private Offering. The share repurchase program, if implemented, will include numerous restrictions that limit your ability to sell your Shares, and share repurchases may not be available each quarter. For example, to the extent we choose to repurchase Shares in any particular quarter, we intend to limit the number of Shares to be repurchased in each quarter to no more than 5% of our outstanding Shares (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. To the extent that the number of Shares put to us for repurchase exceeds the number of Shares that we are able to purchase, we will repurchase Share on a pro rata basis, not on a first-come, first-serve basis. Further, we will have no obligation to repurchase Shares if the repurchase would violate the restrictions on distributions under federal law or Delaware law. These limits may prevent us from accommodating all repurchase requests made in any quarter.

We will notify our shareholders of such developments: (i) in our quarterly reports or (ii) by means of a separate notice to you, accompanied by disclosure in a current or periodic report under the Exchange Act. In addition, under the quarterly share repurchase program, if implemented, we will have discretion to not repurchase Shares, to suspend the program, and to cease repurchases. Further, the program may have many limitations and should not be relied upon as a method to sell Shares promptly and at a desired price.

The timing of our repurchase offers pursuant to our share repurchase program may be at a time that is disadvantageous to our shareholders, and, to the extent you are able to sell your Shares under the program, you may not be able to recover the amount of your investment in our Shares.

In the event a shareholder chooses to participate in our share repurchase program, the shareholder will be required to provide us with notice of intent to participate prior to knowing what the NAV per share of the class of shares being repurchased will be on the repurchase date. Although a shareholder will have the ability to withdraw a repurchase request prior to the repurchase date, to the extent a shareholder seeks to sell shares to us as part of our periodic share repurchase program, the shareholder will be required to do so without knowledge of what the repurchase price of our shares will be on the repurchase date.

When we make repurchase offers pursuant to the share repurchase program, we may offer to repurchase Shares at a price that is lower than the price that you paid for our Shares. As a result, to the extent you have the ability to sell your Shares pursuant to our share repurchase program, the price at which you may sell Shares, which will be at a price equal to the NAV per share as of the last calendar day of the applicable quarter (subject to the Early Repurchase Deduction), may be lower than the amount you paid in connection with the purchase of Shares in the Private Offering.

The price at which we may repurchase Shares pursuant to our share repurchase program will be determined in accordance with the Advisor’s valuation policy and, as a result, there may be uncertainty as to the value of our Shares.

Since our Shares are not publicly traded, and we do not intend to list our Shares on a national securities exchange, the fair value of our Shares may not be readily determinable. Any repurchase of Shares pursuant to our share repurchase program will be at a price equal to the NAV per share as of the last calendar day of the applicable quarter, except that Shares that have not been outstanding for at least one year may be repurchased at 98% of such NAV, in the Company’s discretion. Inputs into the determination of fair value of our Shares require significant management judgment or estimation.

In connection with the determination of the fair value of our Shares, investment professionals from the Advisor may use valuations based upon our most recent financial statements and projected financial results. The participation of the Advisor’s investment professionals in our valuation process could result in a conflict of interest as the Advisor’s base management fee is based, in part, on our net assets and our incentive fees will be based, in part, on unrealized losses.

We may be unable to invest a significant portion of the net proceeds of the Private Offering on acceptable terms in an acceptable timeframe.

Delays in investing the net proceeds of the Private Offering may impair our performance. We cannot assure you that we will be able to continue to identify investments that meet our investment objectives or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds of our offering on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results.

Before making investments, we may invest the net proceeds of the Private Offering primarily in cash, cash-equivalents, U.S. government securities, repurchase agreements, and/or other high-quality debt instruments maturing in one year or less from the time of investment. This will produce returns that are significantly lower than the returns which we expect to achieve when our portfolio is fully invested in securities and loans meeting our investment objectives. As a result, any distributions that we pay while our portfolio is not fully invested may be lower than the distributions that we may be able to pay when our portfolio is fully invested in securities meeting our investment objectives.

Our distributions to shareholders may be funded from expense reimbursements or waivers of investment advisory fees.

Substantial portions of our distributions may be funded through the reimbursement of certain expenses by our Advisor and its affiliates, including through the waiver of certain investment advisory fees by our Advisor. Any such distributions funded through expense reimbursements or waivers of advisory fees will not be based on our investment performance and can only be sustained if we achieve positive investment performance in future periods and/or our Advisor and its affiliates continue to make such reimbursements or waivers of such fees. Our future repayments of amounts reimbursed or waived by our Advisor or its affiliates will reduce the distributions that shareholders would otherwise receive in the future. There can be no assurance that we will achieve the performance necessary to be able to pay distributions at a specific rate or at all. Our Advisor and its affiliates have no obligation to waive advisory fees or otherwise reimburse expenses in future periods.

Investing in our Shares may involve an above average degree of risk.

The investments we make in accordance with our investment objectives may result in a higher amount of risk than alternative investment options and a higher risk of volatility or loss of principal. Our investments in portfolio companies involve higher levels of risk, and therefore, an investment in our Shares may not be suitable for someone with lower risk tolerance. In addition, our Shares are intended for long-term investors who can accept the risks of investing primarily in illiquid loans and other debt or debt-like instruments and should not be treated as a trading vehicle.

The net asset value of our Shares may fluctuate significantly.

The net asset value and liquidity, if any, of the market for our Shares may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:

●	changes in the value of our portfolio of investments and derivative instruments as a result of changes in market factors, such as interest rate shifts, and also portfolio specific performance, such as portfolio company defaults, among other reasons;

●	changes in regulatory policies or tax guidelines, particularly with respect to RICs or BDCs;

●	loss of RIC tax treatment or BDC status;

●	distributions that exceed our net investment income and net income as reported according to U.S. GAAP;

●	changes in earnings or variations in operating results;

●	changes in accounting guidelines governing valuation of our investments;

●	any shortfall in revenue or net income or any increase in losses from levels expected by investors;

●	departure of our Advisor or certain of its or StepStone Group’s key personnel;

●	general economic trends and other external factors;

●	loss of a major funding source; and

●	the length and duration of the COVID-19 pandemic in the United States as well as worldwide and the magnitude of the resulting economic impact.

Our shareholders may experience dilution in their ownership percentage.

Our shareholders do not have preemptive rights to any Shares we issue in the future. To the extent that we issue additional equity interests to new shareholders, holders of our Shares may have their ownership in us diluted and may also experience dilution in the book value and fair value of their Shares.

Under the 1940 Act, we generally are prohibited from issuing or selling our Shares at a price below NAV per Share, which may be a disadvantage as compared with certain public companies. We may, however, sell our Shares, or warrants, options, or rights to acquire our Shares, at a price below the current NAV of our Shares if our Board determines that such sale is in our best interests and the best interests of our shareholders, and our shareholders, including a majority of those shareholders that are not affiliated with us, approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of our Board, closely approximates the fair value of such securities (less any distributing commission or discount). If we raise additional funds by issuing our Shares or senior securities convertible into, or exchangeable for, our Shares, then the percentage ownership of our shareholders at that time will decrease and you will experience dilution.

Our shareholders will experience dilution in their ownership percentage if they opt out of our distribution reinvestment plan.

We have an “opt out” distribution reinvestment plan pursuant to which shareholders will have their cash distributions automatically reinvested in additional Shares unless they elect to receive their distributions in cash. As a result, our shareholders that “opt out” of our distribution reinvestment plan will experience dilution in their ownership percentage of our Shares over time.

Any preferred shares we may issue in the future could adversely affect the value of our Shares.

Any preferred shares we may determine to issue in the future may have dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of such series of preferred shares that could make an investment in our other shares less attractive. In addition, the distributions on any preferred shares we issue must be cumulative. Payment of distributions and repayment of the liquidation preference of preferred shares must take preference over any distributions or other payments to our common shareholders, and preferred shareholders would not be subject to any of our expenses or losses and are not entitled to participate in any income or appreciation in excess of their stated preference (other than any convertible preferred shares that converts into common shares). In addition, under the 1940 Act, any such preferred shares would constitute a “senior security” for purposes of the 150% asset coverage test.

Holders of any preferred shares that we may issue will have the right to elect certain members of our Board of Directors and have class voting rights on certain matters.

The 1940 Act requires that holders of any preferred shares that we may issue must be entitled as a class to elect two directors at all times. In addition, in accordance with the 1940 Act and the terms of any preferred shares we may issue in the future, if distributions paid upon our preferred shares are unpaid in an amount equal to at least two years of distributions, the holders of our preferred shares will be entitled to elect a majority of our Board of Directors. Holders of our preferred shares may have the right to vote, including in the election of directors, in ways that may benefit their interests but not the interests of holders of our Shares.

Our shareholders may be subject to filing requirements under the Exchange Act as a result of an investment in us.

Because our Shares are registered under the Exchange Act, ownership information for any person who beneficially owns 5% or more of our Shares must be disclosed in a Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. Although we will provide in our quarterly financial statements the amount of outstanding securities and the amount of our investors’ Shares, the responsibility for determining the filing obligation and preparing the filing remains with our investors. In addition, owners of 10% or more of our Shares are subject to reporting obligations under Section 16(a) of the Exchange Act.

Our shareholders may be subject to the short-swing profits rules under the Exchange Act as a result of an investment in us.

Persons with the right to appoint a director or who hold 10% or more of a class of our Shares may be subject to Section 16(b) of the Exchange Act, which recaptures for the benefit of the issuer profits from the purchase and sale of registered securities within a six-month period.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The information in this section contains forward-looking statements that involve risks and uncertainties. See “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.

Overview

We are a newly organized, externally managed, non-diversified closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. Formed as a Delaware limited liability company on September 26, 2022, we are externally managed by the Advisor, which manages our day-to-day operations and provides us with investment advisory and administrative services pursuant to the terms of the Advisory Agreement and the Administration Agreement. The Advisor is registered as investment adviser with the SEC. We intend to elect to be treated for U.S. federal income tax purposes, and intend to qualify annually thereafter, as a RIC under Subchapter M of the Code, commencing with our taxable year ending on December 31, 2023.

The Advisor oversees (subject to the oversight of the Board) the management of our operations and is responsible for making investment decisions with respect to our portfolio pursuant to the terms of the Advisory Agreement. Under the Advisory Agreement, we have agreed to pay the Advisor an annual management fee as well as an incentive fee based on our investment performance.

The Advisor has also entered into the Resource Sharing Agreement with StepStone Group, under which certain designated employees of StepStone Group will provide services, including investment advisory, portfolio management and other services, to the Advisor. The Resource Sharing Agreement (i) provides the Company with access to deal flow generated by StepStone Group in the ordinary course of its business; and (ii) provides the Advisor with access to StepStone Group’s investment professionals and non-investment employees. The Advisor is responsible for determining if the Company will participate in deal flow generated by StepStone Group. StepStone Group will also make available its premises, facilities and systems to the Advisor in order for the Advisor to conduct its daily operations. In return for personnel provided and services rendered under the Resource Sharing Agreement, the Advisor will pay StepStone Group on a cost-plus basis.

By virtue of the Resource Sharing Agreement, our Advisor is served by experienced investment professionals within StepStone Group, including the members of the Investment Committee, which has primary responsibility for portfolio management regarding the Company’s investment portfolio.

The Advisor also serves as the Company’s administrator pursuant to the Administration Agreement and performs certain administrative, accounting and other services for the Company. In consideration of these administrative services, the Company pays the Advisor the Administration Fee in an amount up to 0.30% on an annualized basis of the Company’s net assets. The Administration Fee is calculated based on the Company’s month-end net asset value (as of the close of business on the last calendar day of the applicable month) and payable monthly in arrears. The Administration Fee is an expense paid out of the Company’s net assets.  The Advisor may delegate or sub-contract certain of its services under the Administration Agreement to other entities, including a sub-administrator, and has done so as described below.

We are conducting the continuous Private Offering of Shares in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. We are initially offering to sell one class of Shares and may offer additional classes of our Shares in the future. The Company and the Advisor may apply for Multi-Class Exemptive Relief from the SEC that, if granted, will permit the Company to issue multiple classes of Shares with varying sales loads, contingent deferred sales charges, and/or asset-based service and/or distribution fees, the details for which will be finalized at a later date in the Company’s discretion. Sales loads and other fees imposed on certain classes of Shares, if any, may be less than the sales load and other fees for other classes of Shares, which may cause returns between classes to differ from one another. The SEC has not yet granted the Multi-Class Exemptive Relief, and there is no assurance that the relief will be granted.

The Initial Closing of the Private Offering occurred on April 3, 2023, in connection with which we sold 741,800 Shares in exchange for gross proceeds of $18.5 million. We used the proceeds from the Initial Closing, along with borrowings under the MassMutual SPV I Facility, to purchase the Initial Portfolio on April 3, 2023, shortly prior to our election to be regulated as a BDC. See “– Recent Developments” below for more information.

Investments

Our level of investment activity can and is expected to vary substantially from period to period depending on many factors, including the amount of debt available to middle-market companies, the general economic environment and the competitive environment for the type of investments we make.

Revenues

We plan to principally generate revenues in the form of interest income and, to a lesser extent, capital appreciation on our portfolio investments, including the Loans and Underlying Funds we hold, as well as dividends and other distributions on the equity or other securities we hold. In addition, we plan to generate revenues in the form of non-recurring commitment, closing, origination, prepayment fees, structuring or diligence fees, monitoring fees, fees for providing managerial assistance, consulting fees and performance-based fees.

Expenses

Our primary operating expenses will include the payment of management and incentive fees and other expenses under the Advisory Agreement and the Administration Agreement, including the Administration Fee, interest expense from financing arrangements and other indebtedness, and other expenses necessary for our operations. The management and incentive fees compensate the Advisor for its work in identifying, evaluating, negotiating, executing, monitoring and servicing our investments.

The Advisor oversees our day-to-day operations, including the provision of general ledger accounting, fund accounting, legal services, investor relations, certain government and regulatory affairs activities, and other administrative services, whether provided by the Advisor or by the Sub-Administrator. The Advisor also performs, or oversees the performance by the Sub-Administrator of, our corporate operations and required administrative services, which includes being responsible for the financial records that we are required to maintain and preparing reports for our shareholders and reports filed with the SEC. In addition, the Sub-Administrator assists us in calculating our NAV, overseeing the preparation and filing of tax returns and the printing and dissemination of reports to our shareholders, and the Advisor generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others.

The Advisor bears all of its own costs incurred in providing investment advisory services to the Company. However, as described in “Item 1. Business – Management Agreements,” the Company bears all other expenses related to its investment program. The Advisor provides or arranges for certain administrative services to be provided to the Company. Among those services are: providing office space, adequate personnel, and communications and other facilities necessary for administration of the Company, performing certain administrative functions to support the Company and its service providers, supporting the Board and providing it with information, providing accounting and legal services in support of the Company, compliance testing services (not including any compliance services performed by an outsourced CCO) analyzing the value of the Company’s assets, and reviewing and arranging for payment of the Company’s expenses and other support services. Such administrative services are included in the Administration Fee. See “Item 1. Business – Management Agreements” for more information regarding the expenses borne by us and, thus, our shareholders.

SEI Investments Global Funds Services serves as the Company’s Sub-Administrator to provide certain outsourced administration and outsourced accounting services for the Company. In consideration of the outsourced administrative services and outsourced accounting services provided by the Sub-Administrator to the Company, the Advisor pays the Sub-Administration Fee to the Sub-Administrator from the proceeds of the Administration Fee. The Sub-Administration Fee is calculated based on the Company’s month-end net asset value and payable monthly in arrears.

The initial operating expenses for the Company, as a new fund, including start-up costs, which may be significant, may be higher than the expenses of an established fund. The Company is expected to incur O&O expenses of approximately $1.3 million in connection with the initial offering of Shares.

“O&O Expenses” include all of the fees, costs, charges, expenses, liabilities and obligations incurred in relation to or in connection with the establishment of the Company, the marketing and offering of the Shares (including, among other things, legal, accounting, subscription processing and filing fees and expenses and other expenses pertaining to this offering), and the establishment, organization and creation of the operational structure of the Company and its special purpose vehicle subsidiaries, including travel, lodging, meals, entertainment, legal, accounting, regulatory compliance, fees of professional advisors, printing, postage, regulatory and tax filing fees, and other costs of establishment.

Expense Limitation and Reimbursement Agreement

The Company has entered into the Expense Limitation Agreement with the Advisor for a one-year term, the Limitation Period. The Advisor and the Company may extend the Limitation Period for a period of one year on an annual basis. Pursuant to the Expense Limitation Agreement, the Advisor has agreed that it will make Required Expense Payments to pay, absorb or reimburse the Company’s aggregate monthly Other Operating Expenses on the Company’s behalf (which, for the avoidance of doubt, may include any Other Operating Expenses incurred prior to the effective date of the Advisory Agreement), to ensure that the Company’s aggregate monthly Other Operating Expenses during the Limitation Period do not exceed the 1.00% Expense Cap (on an annualized basis). For any month in which the Company’s aggregate monthly Other Operating Expenses exceed the Expense Cap, the Advisor will make a Required Expense Payment to the extent necessary to eliminate such excess. The Advisor may also directly pay expenses on behalf of the Company and waive reimbursement under the Expense Limitation Agreement.

Under the Expense Limitation Agreement, the Advisor may also elect to make Voluntary Expense Payments to pay or reimburse certain additional fees and expenses of the Company on the Company’s behalf, including all or any portion of a Specified Expense. However, no portion of a Voluntary Expense Payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Company. When making a Voluntary Expense Payment, the Advisor will designate, as it deems necessary or advisable, what type of expense it is paying.

The Company has no obligation to reimburse or pay the Advisor for any Expense Payment unless the Company has reached the $100 million Offering Proceeds Threshold, following which time, any Expense Payments will be subject to recoupment by the Advisor to the extent that such recoupment would not cause the Company to exceed the Expense Cap. Calculation of the Offering Proceeds Threshold excludes gross proceeds from Shares purchased by the Advisor and by the Company’s directors and officers.

See “Item 1. Business – Management Agreements – Expense Limitation and Reimbursement Agreement” for more information.

Critical Accounting Estimates

Our financial statements are prepared in conformity with GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management will utilize available information, which includes our history, industry standards and the current economic environment, among other factors, in forming the estimates and judgments, giving due consideration to materiality. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses. Understanding our accounting policies and the extent to which we use management judgment and estimates in applying these policies is integral to understanding our financial statements. We describe our most significant accounting policies in the notes to our financial statements.

Critical accounting estimates are those that require the application of management’s most difficult, subjective or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. We will evaluate our critical accounting estimates and judgments required by our policies on an ongoing basis and update them as necessary based on changing conditions. We expect to identify one of our accounting policies, valuation of portfolio investments, specifically the valuation of Level 3 investments, as critical because it involves significant judgments and assumptions about highly complex and inherently uncertain matters, and the use of reasonably different estimates and assumptions could have a material impact on our reported results of operations or financial condition. We also expect that revenue recognition will be identified as a critical accounting estimate. We will describe additional significant accounting policies in the notes to our future financial statements, in addition to those discussed below.

Fair Value Measurements

The Company is required to report its investments for which current market values are not readily available at fair value. The Company will value its investments in accordance with ASC 820, which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC 820 prioritizes the use of observable market prices derived from such prices over entity-specific inputs. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material. See “Item 1. Business – Determination of Net Asset Value” for more information on how we will value our investments.

Revenue Recognition

We generate revenues in the form of interest income on debt investments and, to a lesser extent, capital gains and distributions, if any, on equity securities that we may acquire in portfolio companies. Some of our investments may provide for deferred interest payments or PIK interest income. The principal amount of the debt investments and any accrued but unpaid interest generally becomes due at the maturity date.

Interest Income

Interest income, adjusted for accretion of OID, is recorded on an accrual basis to the extent that such amounts are expected to be collected. We stop accruing interest on investments when it is determined that the collection of future interest payments is no longer probable. Investments that are expected to pay regularly scheduled interest in cash are generally placed on non-accrual status when it is no longer probable that interest cash payments will be collected. Cash interest payments received on investments may be recognized as income or a return of capital depending upon management’s judgment. A non-accrual investment is restored to accrual status if past due principal and interest are paid in cash, and the portfolio company, in management’s judgment, is likely to continue timely payment of its remaining obligations. In connection with our investment in a portfolio company, we will sometimes receive nominal cost equity that is valued as part of the negotiation process with the portfolio company. When we receive nominal cost equity, we will allocate our cost basis in the investment between debt securities and the nominal cost equity at the time of origination. Any resulting discount from recording the loan, or otherwise purchasing a security at a discount, is accreted into interest income over the life of the loan. For our secured borrowings, the interest earned on the entire loan balance will be recorded within interest income and the interest earned by the counterparty will be recorded within interest expense in our Consolidated Statement of Operations.

PIK Interest Income

Our investments in debt securities may contain PIK interest provisions. PIK interest, which generally represents contractually deferred interest added to the loan balance that is generally due at the end of the loan term, is generally recorded on the accrual basis to the extent such amounts are expected to be collected. We will generally cease accruing PIK interest if there is insufficient value to support the accrual or if we do not expect the portfolio company to be able to pay all principal and interest due. Our decision to cease accruing PIK interest on a loan or debt security involves subjective judgments and determinations based on available information about a particular portfolio company, including whether the portfolio company is current with respect to its payment of principal and interest on its loans and debt securities; financial statements and financial projections for the portfolio company; our assessment of the portfolio company’s business development success; information obtained by us in connection with periodic formal update interviews with the portfolio company’s management and, if appropriate, the private equity sponsor; and information about the general economic and market conditions in which the portfolio company operates. Our determination to cease accruing PIK interest will generally be made well before our full write-down of a loan or debt security. In addition, if it is subsequently determined that we will not be able to collect any previously accrued PIK interest, the fair value of the loans or debt securities would be reduced by the amount of such previously accrued, but uncollectible, PIK interest. The accrual of PIK interest on our debt investments increases the recorded cost bases of these investments in our consolidated financial statements including for purposes of computing the capital gains incentive fee payable by us to the Advisor. To maintain our status as a RIC, certain income from PIK interest may be required to be distributed to our shareholders even though we have not yet collected the cash and may never do so.

Distributions

To the extent that the Company has taxable income available, the Company expects to pay regular quarterly distributions commencing with the second full calendar quarter after the BDC Election Date. Distributions will be made to shareholders at such times and in such amounts as determined by the Board in its sole discretion, considering factors such as the Company’s earnings, cash flow, capital needs and general financial condition and the requirements of Delaware law. As a result, the Company’s distribution rates and payment frequency may vary from time to time.

Income Taxes

The Company has elected to be treated as a BDC under the 1940 Act and intends to elect to be treated as a RIC under the Code. So long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Company would represent obligations of the Company’s investors and would not be reflected in the financial statements of the Company.

The Company will evaluate tax positions taken or expected to be taken in the course of preparing its financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.

To qualify for and maintain qualification as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must distribute to its shareholders, for each taxable year, at least 90% of the sum of (i) its investment company taxable income for that year (without regard to the deduction for dividends paid), which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income.

In addition, based on the excise tax distribution requirements, the Company is subject to a 4% nondeductible federal excise tax on undistributed income unless the Company distributes in a timely manner in each taxable year an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax is considered to have been distributed.

Financial Condition, Liquidity and Capital Resources

We intend to generate cash primarily from the net proceeds from the Private Offering and from cash flows from interest and fees earned from our investments and principal repayments and proceeds from sales of our investments. We also intend to fund a portion of our investments through borrowings from banks and issuances of senior securities, including before we have fully invested the proceeds of the Private Offering. Our primary use of cash will be to make investments in our portfolio companies, payments of our expenses, payment of cash distributions to our shareholders and repurchases of Shares under our share repurchase program.

Credit Facilities

We intend to utilize leverage (including through the establishment of wholly-owned financing subsidiaries), to finance our investments and operations. The amount of leverage that we employ will be subject to the restrictions of the 1940 Act and the supervision of the Board. At the time of any proposed borrowing, the amount of leverage we employ will also depend on our Advisor’s assessment of market and other factors.

The Company is subject to limitations on leverage applicable to BDCs under the 1940 Act. As a BDC, with certain limited exceptions, the Company is only permitted to borrow amounts such that the Company’s asset coverage ratio, as defined in the 1940 Act, equals at least 150% after such borrowing.

We intend to use leverage in the form of borrowings, including loans from certain financial institutions and the issuance of debt, and may form one or more wholly-owned financing subsidiaries in the future in connection therewith. We may also use leverage in the form of the issuance of preferred shares, but do not currently intend to do so, or by using reverse repurchase agreements or similar transactions and derivatives. We may use leverage for investments, working capital, expenses and general corporate purposes (including to pay dividends or distributions).

In determining whether to borrow money or issue debt, we will analyze, as applicable, the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook. Any such leverage, if incurred, would be expected to increase the total capital available for investment by the Company.

On April 3, 2023, in connection with the acquisition of the Initial Portfolio, we, through SPV Facility I as borrower, entered into the MassMutual SPV I Facility with MassMutual, as the administrative agent and facility servicer, and the lenders party thereto from time to time. Under the MassMutual SPV I Facility, the lenders have made commitments of $200.0 million. The MassMutual SPV I Facility is secured by all of the assets of SPV Facility I and a pledge over 100% of the equity interest we hold in SPV Facility I. See “– Recent Developments” below for more information.

On May 1, 2023, we, through SPV Facility II as borrower, entered into a Loan and Security Agreement (the “BMO Loan and Security Agreement”) with Bank of Montreal, a Canadian chartered bank acting through its Chicago Branch (“BMO”), as the administrative agent, as collateral agent, and as a lender, and the other lenders party thereto from time to time, to provide SPV Facility II with a revolving credit facility (the “BMO SPV II Credit Facility”). BMO has made an initial commitment of $81.250 million under the BMO SPV II Credit Facility, with an accordion provision to permit increases to the total facility amount up to $100 million, subject to the satisfaction of certain conditions. The BMO SPV II Credit Facility is secured by a first priority security interest substantially all of the assets of SPV Facility II and a pledge over 100% of our equity interest in SPV Facility II. See “– Recent Developments” below for more information.

Contractual Obligations, Off-Balance Sheet Arrangements and Other Liquidity Considerations

We have entered into certain contracts under which we may have material future commitments. We have entered into each of the Advisory Agreement and the Administration Agreement with the Advisor to provide us with investment advisory services and administrative services. Payments for investment advisory services under the Advisory Agreement and payment of the Administration Fee under the Administration Agreement are described in “Item 1. Business – Management Agreements.”

We are also party to the Sub-Advisory Agreement, under which the Advisor has engaged SGEAIL to provide certain ongoing, non-discretionary investment advice and services to the Advisor in regard to the Advisor’s management of the Company, in exchange for which the Sub-Advisor will receive from the Advisor 20% of the Base Management Fee and Incentive Fee payable to the Advisor by the Company.

If any of our contractual obligations are terminated, our costs may increase under any new agreements that we enter into as replacements. We would also likely incur expenses in locating alternative parties to provide the services we receive under the Advisory Agreement, the Sub-Advisory Agreement and the Administration Agreement.

We may become a party to financial instruments with off-balance sheet risk in the normal course of our business to meet the financial needs of our portfolio companies. These instruments may include commitments to extend credit and involve, to varying degrees, elements of liquidity and credit risk in excess of the amount recognized in our balance sheet. As of the date of our accompanying unaudited financial statement as of March 31, 2023, we were not party to any off-balance sheet arrangements. As of April 3, 2023, in connection with our acquisition of the Initial Portfolio, we assumed obligations to fund certain delayed draw credit agreements in an aggregate amount equal to $2.3 million, which require us to make future advances during a defined commitment period.

Recent Developments

Initial Closing/Initial Portfolio Acquisition

The Initial Closing of the Private Offering occurred on April 3, 2023, in connection with which we sold 741,800 Shares in exchange for gross proceeds of $18.5 million. We used the proceeds from the Initial Closing, along with borrowings under the MassMutual SPV I Facility, to purchase the Initial Portfolio on April 3, 2023, shortly prior to our election to be regulated as a BDC. See “Item 1. Business – Initial Portfolio” for more information. As of April 3, 2023, we had 742,200 Shares outstanding.

As of April 3, 2023, the Initial Portfolio, which comprised all of our investments, had an aggregate amortized cost of $37.4 million and an aggregate fair value of $37.4 million. As of April 3, 2023, 100% of the Initial Portfolio comprised of first lien senior secured term loans (including unfunded commitments to fund delayed draw loans) to U.S. private middle-market companies.

MassMutual SPV I Facility

On April 3, 2023, in connection with the acquisition of the Initial Portfolio, we, through SPV Facility I as borrower, entered into the MassMutual SPV I Facility with MassMutual, as the administrative agent and facility servicer, and the lenders party thereto from time to time.

Under the MassMutual SPV I Facility, the lenders have made commitments of $200.0 million. Borrowings under the MassMutual SPV I Facility will generally bear interest at a rate per annum equal to Term SOFR plus a margin of 3.25%, with a 1.0% floor on Term SOFR, and the MassMutual SPV I Facility will have an advance rate of 58% against eligible portfolio assets. The MassMutual SPV I Facility is secured by all of the assets of SPV Facility I and a pledge over 100% of the equity interest we hold in SPV Facility I. The MassMutual SPV I Facility requires payment of (a) a non-use fee during the 18-month availability period of 0.40% on the difference between the average daily outstanding balance under the facility relative to the maximum amount of commitments at such time, and (b) after the 18-month availability period until the stated maturity date, a utilization fee equal to the positive difference, if any, in respect of any period between (i) the amount of interest that would have accrued under the MassMutual SPV I Facility if the principal outstanding thereunder were equal to 75% of the maximum commitment amount in that period, and (ii) the amount of interest that actually accrued under the MassMutual SPV I Facility for such period on the loans advanced thereunder. The Advisor paid, on our behalf, a customary upfront 1.25% commitment fee in connection with the MassMutual SPV I Facility, which amount is subject to reimbursement by us under the Expense Limitation Agreement. The MassMutual SPV I Facility matures on March 31, 2033, unless sooner terminated in accordance with its terms.

The MassMutual SPV I Facility also includes various covenants applicable to the Company, in addition to those applicable to SPV Facility I, including covenants relating to certain changes of control of the Company and SPV Facility I. The MassMutual SPV I Facility provides for events of default customary for a facility of its type, including with respect to payment defaults, breach of representations and covenants, cross default provisions, lien and judgment limitations, and bankruptcy.

The foregoing description of the MassMutual SPV I Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached as an exhibit to this Registration Statement.

BMO SPV II Credit Facility

On May 1, 2023, we, through SPV Facility II as borrower, entered into the BMO Loan and Security Agreement with BMO, as the administrative agent, as collateral agent, and as a lender, and the other lenders party thereto from time to time, to provide SPV Facility II with the BMO SPV II Credit Facility.

BMO has made an initial commitment of $81.250 million under the BMO SPV II Credit Facility, with an accordion provision to permit increases to the total facility amount up to $100 million, subject to the satisfaction of certain conditions. Borrowings under the BMO SPV II Credit Facility will generally bear interest at a rate per annum equal to Term SOFR plus a margin of 2.50% (subject to certain adjustments based on the weighted average spread of certain loan assets), and the BMO SPV II Credit Facility has an advance rate of 65% against eligible loan assets. The BMO SPV II Credit Facility is secured by a first priority security interest substantially all of the assets of SPV Facility II and a pledge over 100% of our equity interest in SPV Facility II.

In connection with the BMO SPV II Credit Facility, we and SPV Facility II have made customary representations and warranties and are required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The BMO Loan and Security Agreement provides for events of default customary for a facility of its type, including with respect to payment defaults, breach of representations and covenants, cross default provisions, rendering of judgments, bankruptcy, and if a change in control of the Company occurs. The BMO SPV II Credit Facility matures on May 1, 2030, unless sooner terminated in accordance with its terms.

In connection with the entry into the BMO SPV II Credit Facility, SPV Facility II and BMO also entered into (i) the Master Participation Agreement, dated as of May 1, 2023 (the “BMO Participation Agreement”) and (ii) the Sourcing and Servicing Agreement, dated as of May 1, 2023 (the “BMO Sourcing & Servicing Agreement”).

Under the BMO Sourcing & Servicing Agreement, (i) BMO, as seller and as servicer, agrees, from time to time, to present to SPV Facility II certain loans, and may, from time to time, sell to SPV Facility II certain loans or participation interests in such loans (“S&SA Investments”) pursuant to the BMO Participation Agreement and SPV Facility II may, from time to time, purchase such S&SA Investments and (ii) SPV Facility II will engage BMO to perform various reporting and administrative duties as set forth in the BMO Sourcing & Servicing Agreement.

Following an agreement between BMO to sell, and SPV Facility II to purchase, certain S&SA Investments pursuant to the BMO Sourcing & Servicing Agreement, then, under the BMO Participation Agreement, BMO, as seller, will sell an undivided 100% participation interest in such S&SA Investments (“SPV II Participation Interests”) to SPV Facility II. The initial amounts drawn under the BMO SPV II Credit Facility were applied to pay for the SPV II Participation Interests purchased by SPV Facility II on May 1, 2023.

The foregoing descriptions of the BMO SPV II Credit Facility, the BMO Sourcing & Servicing Agreement and the BMO Participation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are incorporated by reference as exhibits to this Registration Statement.

Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including changes in interest rates. A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to the variable rate investments we may hold and to declines in the value of any fixed rate investments we may hold. A rise in interest rates would also be expected to lead to higher cost on our floating rate borrowings, including under the MassMutual SPV I Facility and the BMO SPV II Credit Facility.

We expect that our long-term investments will be financed primarily with equity and debt. If deemed prudent, we may use interest rate risk management techniques in an effort to minimize our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.

We plan to invest primarily in illiquid debt securities of private middle-market companies. Most of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith pursuant to procedures adopted by the Advisor and overseen by the Board in accordance with the Advisor’s valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See “Item 1. Business – Determination of Net Asset Value.”

From time to time, we may make investments that are denominated in a foreign currency that are subject to the effects of exchange rate movements between the foreign currency of each such investment and the U.S. dollar, which may affect future fair values and cash flows, as well as amounts translated into U.S. dollars for inclusion in our consolidated financial statements. We may use derivative instruments from time to time, including foreign currency forward contracts and cross currency swaps, to manage the impact of fluctuations in foreign currency exchange rates. In addition, we may have the ability to borrow in foreign currencies under any credit facilities or enter into other financing arrangements, which provides a natural hedge with regard to changes in exchange rates between the foreign currencies and U.S. dollar and reduces our exposure to foreign exchange rate differences. We expect to typically be a net receiver of these foreign currencies as related for our international investment positions, and, as a result, our investments denominated in foreign currencies, to the extent not hedged, are expected to benefit from a weaker U.S. dollar and are adversely affected by a stronger U.S. dollar. See “Item 1. Business – Determination of Net Asset Value.”

Item 3. Properties.

We do not own any real estate or other physical properties materially important to our operation or any of our subsidiaries. Our headquarters are currently located at 450 Lexington Avenue, 31st Floor, New York, NY 10017, where we occupy office space provided by the Advisor and StepStone Group. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of March 31, 2023, certain ownership information with respect to the Shares for those persons who directly or indirectly own, control or hold with the power to vote 5.0% or more of our outstanding Shares and all of our officers and Directors, individually and as a group. The address for each Director and officer listed below is c/o StepStone Private Credit Fund LLC, 450 Lexington Avenue, 31st Floor, New York, NY 10017.

Percentage of Shares outstanding
Name	Type of ownership	Shares owned	Percentage
StepStone Group Private Debt LLC (1)	Direct	400	100%
Darren Friedman	N/A	—	—
Ariel Goldblatt	N/A	—	—
Edward U. Gilpin	N/A	—	—
Julie Persily	N/A	—	—
Michael J. Zupon	N/A	—	—
Joseph Cambareri	N/A	—	—
Chris Park	N/A	—	—
Vikas Sharma	N/A	—	—
All Directors and officers as a group (8 persons)		—	—%

*	Represents less than 1.0%.

(1)	On January 4, 2023, the Advisor, StepStone Group Private Debt LLC, invested $10,000 in Shares as a seed investment in the Company.

Item 5. Directors and Executive Officers.

Board of Directors and Executive Officers

Our Board of Directors monitors and performs an oversight role with respect to our business and affairs, including oversight over the Advisor’s and Sub-Advisor’s investment practices and performance with respect to the Company, oversight of our financing arrangements, oversight of the valuation of our assets, oversight of compliance with regulatory requirements and oversight of the services, expenses and performance of our service providers. Among other things, our Board of Directors approves the appointment of our Advisor, Sub-Advisor and officers, reviews and monitors the services and activities performed by our Advisor, Sub-Advisor and executive officers, and approves the engagement and reviews the performance of our independent public accounting firm.

The Board is composed of five directors, three of whom are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Company and are “independent,” as to be determined by the Board. We refer to these individuals as our Independent Directors. Our Board elects our officers, who serve at the discretion of our Board.

Directors

Information regarding the Board of Directors is as follows:

Name	Birth Year	Position	Length of Time Served	Other Public Directorships Held by Director During the Past Five Years
Independent Directors
Edward U. Gilpin	1961	Director	Since 2023	None.

Julie Persily	1965	Director	Since 2023	Runway Growth Finance Corp. (NASDAQ: RWAY), a BDC; Investcorp Credit Management BDC, Inc. (NASDAQ: ICMB), a BDC; SEACOR Marine Holdings Inc. (NYSE: SMHI), a global marine and support transportation services company

Michael J. Zupon	1960	Director	Since 2023	None.

Interested Directors
Darren Friedman	1968	Chairperson and Chief Executive Officer	Since 2022	Agiliti, Inc. (NYSE: AGTI), a service provider to the U.S. healthcare industry

Ariel Goldblatt	1982	Director	Since 2022	None.

The address for each director is c/o StepStone Private Credit Fund LLC, 450 Lexington Avenue, 31st Floor, New York, NY 10017.

Biographical Information

The Board has determined that each of the above-listed Directors is qualified to serve as our Directors, based on a review of the experience, qualifications, attributes and skills of each Director, including those described below. Each above-named Director has significant experience in the investment or financial services industries and has held management, board or oversight positions in other companies and organizations. Each of the above-named Directors demonstrates high character and integrity and has expertise and diversity of experience to be able to offer advice and guidance to our management.

The following is information concerning the business experience of our Board of Directors. Our Directors have been divided into two groups—interested Directors and Independent Directors. Interested Directors are “interested persons” as defined in the 1940 Act.

Interested Directors

Darren Friedman is a Partner at StepStone, working across the private equity and private debt businesses.  Mr. Friedman co-Chairs the firm’s Private Equity Investment Committee and is a member of several Private Debt Investment Committees. He also co-leads the firm’s private equity co-investment practice and is a member of the private equity executive committee. Prior to joining StepStone in 2010, Mr. Friedman was a Managing Partner at Citi Private Equity, a US$10+ billion private equity and mezzanine asset management business. Before that he worked in the investment banking division at Salomon Smith Barney, where he managed the firm’s relationships with private equity funds and their portfolio companies, completing numerous capital market and M&A transactions. Mr. Friedman received his BS from the University of Illinois and MBA from the Wharton School of the University of Pennsylvania.

Ariel Goldblatt is a partner and member of the private debt team at StepStone Group. Prior to joining StepStone Group in April 2019, Ms. Goldblatt was a director of business development at CNBC, Inc., where she led business development and M&A activity. Prior to that, Ms. Goldblatt was a senior analyst at Eachwin Capital, L.P. an institutionally oriented investment management firm, from February 2013 to February 2017. Before that she worked in private equity, private credit and investment banking at Apax Partners LLP, Crescent Capital Group L.P. and Merrill Lynch & Co. Ms. Goldblatt received her MBA from The Wharton School, University of Pennsylvania and her BS in finance from the Schreyer Honors College, Pennsylvania State University.

Independent Directors

Edward U. Gilpin has served as the Managing Director, Finance of Onex Falcon Investment Advisors, LLC (“Onex Falcon”) and Chief Financial Officer and Treasurer of Onex Falcon Direct Lending BDC Fund since April of 2022. Mr. Gilpin has more than 30 years of experience in financial services. Prior to joining Onex Falcon full time, Mr. Gilpin was a financial consultant at Onex Falcon from June of 2021 to April of 2022. Mr. Gilpin was also a financial consultant at Advantage Capital Holdings, Inc. from January 2021 to May 2022, and was at BC Partners from April 2019 until March 2021, where he was the Chief Financial Officer of Portman Ridge Finance Corp. a public BDC, of BCPL a non-traded BDC, and of Mount Logan Capital a Canadian Public Company. Prior to joining BC Partners, Mr. Gilpin served as the Executive Vice President and Chief Financial Officer of KCAP Financial Inc. (NASDAQ: KCAP), an internally managed, publicly traded BDC from June 2012 to April 2019. Prior to KCAP, he served as Executive Vice President and Chief Financial Officer of Ram Holdings, Ltd. (NASDAQ: RAMR), a provider of financial guaranty reinsurance, and prior to that he was the Executive Vice President, Chief Financial Officer and Director of ACA Capital Holdings, Inc. (NYSE: ACA), a holding company that provided asset management services and credit protection products. Mr. Gilpin has also served as: Vice President in the Financial Institutions Group at Prudential Securities, Inc.’s investment banking division; CFO of WCA, an affiliate of ACA Capital, Director; Chief of Staff for MBIA Insurance Company; and Vice President in the Mutual Funds Department of BHC Securities, Inc. Mr. Gilpin holds an M.B.A. from Columbia University and a B.S. from St. Lawrence University.

Julie Persily has served since 2017 as a member of the board of directors of Runway Growth Finance Corp. (NASDAQ: RWAY), a BDC, has served since 2013 as a member of the board of directors of Investcorp Credit Management BDC, Inc. (NASDAQ: ICMB), a BDC, and has served since 2018 on the board of directors of SEACOR Marine Holdings Inc. (NYSE: SMHI), a global marine and support transportation services company. Ms. Persily served as the Co-Head of Leveraged Finance and Capital Markets of Nomura Securities North America, a unit of Nomura Holdings Inc. (NYSE: NMR), a securities and investment banking company, from July 2010 until her retirement in 2011. Ms. Persily previously served in various capacities at Citigroup Inc. (NYSE: C), a financial services company, including as the Co-Head of Leveraged Finance Group from December 2006 to November 2008, the Head of Acquisition Finance Group from December 2001 to November 2006 and as Managing Director from July 1999 to November 2001. From 1990 to 1999, Ms. Persily served in various capacities including as a Managing Director, Leveraged Finance at BT Securities Corp., a financial services company and a subsidiary of Bankers Trust Corp., which was acquired by Deutsche Bank in April 1999. From 1987 to 1989, Ms. Persily served as an analyst at Drexel Burnham Lambert, a securities and investment banking company. Ms. Persily received a B.A. in psychology and economics from Columbia College and a M.B.A. in financing and accounting from Columbia Business School.

Michael J. Zupon is a Senior Advisor to DigitalBridge Credit (“DigitalBridge”), a private credit platform focused on funding global opportunities in digital infrastructure. Mr. Zupon has over 30 years of investment experience managing leveraged loan, high yield bond, distressed debt, mezzanine debt and private equity investments.

Prior to joining DigitalBridge in 2020, Mr. Zupon was a managing director and the Chief Investment Officer of the Allianz Global Investors’ (“AllianzGI”) US Private Credit Solutions team. Mr. Zupon joined AllianzGI in January 2017 following the acquisition by AllianzGI of Sound Harbor Partners’ investment funds. Mr. Zupon founded Sounded Harbor Partners’ in 2009 to provide private credit to US companies.

Prior to founding Sound Harbor in 2009, Mr. Zupon was a managing director at The Carlyle Group from 1999-2009 and was a partner and member of its management committee. Mr. Zupon founded Carlyle’s Leveraged Finance business and led its growth to over $13 billion of assets under management. As head of U.S. Leveraged Finance, Mr. Zupon served as Chief Investment Officer, loan portfolio manager and special situations portfolio manager. Mr. Zupon developed and led Carlyle’s global expansion in credit and entry into secured loans, mezzanine debt and distressed investing. Mr. Zupon was a member of the Investment Committees to Carlyle Strategic Partners, a distressed fund and Carlyle Mezzanine Partners and served on the board of Carlyle Europe Leveraged Finance.

Prior to Carlyle, Mr. Zupon was a Managing Director at Merrill Lynch and Banc of America Securities (f.k.a. NationsBanc Markets, Inc.), where he managed a department responsible for its leveraged loan underwriting business. Earlier, Mr. Zupon worked at Canadian Imperial Bank of Commerce’s Acquisition Finance Group (CIBC). Mr. Zupon earned a B.S. in Business from Miami University of Ohio.

Officers Who are Not Directors

Information regarding our executive officers who are not Directors, as well as our Chief Compliance Officer, who is not an executive officer of the Company, is as follows:

Name	Birth Year	Position
Joseph Cambareri	1978	Chief Financial Officer and Corporate Secretary
Chris Park	1979	Treasurer
Vikas Sharma	1979	Chief Compliance Officer

The address for each executive officer is c/o StepStone Private Credit Fund LLC, 450 Lexington Avenue, 31st Floor, New York, NY 10017.

Joseph Cambareri is the Company’s Chief Financial Officer and Corporate Secretary and a Managing Director and member of the private debt team at StepStone Group.  Prior to joining StepStone Group in November 2022, Mr. Cambareri was the Chief Financial Officer of Credit Value Partners, a registered investment adviser focusing on high-yielding, stressed and distressed corporate debt investments, from November 2010 to September 2019 and March 2021 to November 2022.  Prior to that, Mr. Cambareri was a Controller at Solar Capital Ltd., a publicly listed middle-market BDC, from May 2008 to October 2010. Before joining Solar Capital, Mr. Cambareri was a manager at Morgan Stanley in Loan Operations and Accounting. From September 2019 to March 2021, Mr. Cambareri was also the Chief Accounting Officer at Churchill Asset Management, a large private credit manager. Mr. Cambareri is a Certified Public Accountant and has a B.S. in Accounting and Finance and an MBA from New York University Stern School of Business.

Chris Park is the Company’s Treasurer and a vice president and member of the finance and accounting team at StepStone Group. Prior to joining StepStone Group in October 2022, Mr. Park was a consultant at DigitalBridge, a digital infrastructure firm, from June 2021 to September 2022. Prior to that, Mr. Park was vice president at Allianz Global Investors as a member of the US private credit solutions team from January 2017 to May 2020. Before that, Mr. Park worked in investment operations at Sound Harbor Partners from January 2013 to December 2016 and at Aladdin Capital Management from May 2006 to December 2012. Mr. Park received his B.A. in economics from the University of Southern California.

Vikas Sharma is the Company’s Chief Compliance Officer and a Director at ACA Group. Prior to joining ACA Group in November 2022, Mr. Sharma was Deputy Chief Compliance Officer at Nephila Capital Ltd., a registered investment adviser focused on insurance-linked securities and climate risk, from March 2021 to October 2022. Prior to that, Mr. Sharma was Senior Compliance Officer at CORE CCO, which is a Compliance Consulting Firm, from June 2020 to February 2021. Prior to that, Mr. Sharma was a Senior Vice President of Compliance at Hudson Advisors, which is a large private equity fund focused on distressed opportunities and real estate, from 2016 to 2020. Prior to that, Mr. Sharma was a Manager of Compliance at Stellus Capital, a publicly listed middle-market BDC, from 2012 to 2016. Prior to that, Mr. Sharma was an Associate at D.E. Shaw in middle market loan division. Mr. Sharma has a B.Com in Accounting and Finance and an MBA from Symbiosis International University in India.

Communications with Directors

Shareholders and other interested parties may contact any member (or all members) of the Board of Directors by mail. To communicate with the Board, any individual Directors or any group or committee of Directors, correspondence should be addressed to the Board of Directors or any such individual Directors or group or committee of Directors by either name or title. All such correspondence should be sent c/o StepStone Private Credit Fund LLC, 450 Lexington Avenue, 31st Floor, New York, NY 10017, Attention: Chief Compliance Officer.

Committees of the Board of Directors

Our Board of Directors has established an audit committee (the “Audit Committee”), and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) and may establish additional committees in the future. We do not plan to have a compensation committee because our executive officers do not receive any direct compensation from us.

All Directors are expected to attend at least 75% of the aggregate number of meetings of our Board of Directors and of the respective committees on which they serve. We require each director to make a diligent effort to attend all Board of Directors and committee meetings as well as any annual meeting of our unitholders.

Audit Committee

The members of the Audit Committee are Edward U. Gilpin, Julie Persily and Michael J. Zupon, each of whom is financially literate, is not considered an “interested person” of the Company, as that term is defined in Section 2(a)(19) of the 1940 Act, and meets the independence requirements of Rule 10A(m)(3) of the Exchange Act. Mr. Gilpin serves as Chair of the Audit Committee. Our Board of Directors has determined Mr. Gilpin is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Exchange Act. The Audit Committee operates pursuant to a charter approved by our Board of Directors, which sets forth the responsibilities of the Audit Committee. The Audit Committee charter will be available on our website at https://stepstonegroup.sharesecurely.com/login.

The Audit Committee’s responsibilities include establishing guidelines and overseeing the valuation process for certain of our loans and investments, selecting our independent registered public accounting firm, reviewing with such independent registered public accounting firm the planning, scope and results of their audit of our financial statements, pre-approving the fees for services performed, reviewing with the independent registered public accounting firm the adequacy of internal control systems, reviewing our annual financial statements and periodic filings and receiving our audit reports and financial statements.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Edward U. Gilpin, Julie Persily and Michael J. Zupon, each of whom is not considered an “interested person” of the Company, as that term is defined in Section 2(a)(19) of the 1940 Act. Mr. Zupon serves as Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates pursuant to a charter approved by our Board of Directors. The Nominating and Corporate Governance Committee charter will be available on our website at https://stepstonegroup.sharesecurely.com/login. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating qualified nominees to be elected to the Board of Directors, selecting qualified nominees to fill any vacancies on our Board of Directors or a committee of the Board of Directors (consistent with criteria approved by our Board of Directors) and overseeing the Company’s corporate governance generally, as well as the evaluation of our Board of Directors and our management.

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the Nominating and Corporate Governance Committee considers and discusses director diversity, among other factors, with a view toward the needs of our Board of Directors as a whole. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively, including concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to our Board of Directors, when identifying and recommending director nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Nominating and Corporate Governance Committee’s goal of creating a Board of Directors that best serves our needs and the interests of our unitholders.

Board Leadership Structure

Our Board of Directors monitors and performs an oversight role with respect to our business and affairs, including oversight over the Advisor’s and Sub-Advisor’s investment practices and performance with respect to the Company, oversight of our financing arrangements, oversight of the valuation of our assets, oversight of compliance with regulatory requirements and oversight of the services, expenses and performance of our service providers. Among other things, our Board of Directors approves the appointment of our Advisor, Sub-Advisor and officers, reviews and monitors the services and activities performed by our Advisor, Sub-Advisor and executive officers, and approves the engagement and reviews the performance of our independent public accounting firm.

Under our Limited Liability Company Agreement, our Board of Directors may designate a Chair to preside over the meetings of our Board of Directors and meetings of the shareholders and to perform such other duties as may be assigned to him or her by the Board of Directors. We do not have a fixed policy as to whether the Chair of the Board of Directors should be an independent director and believe that we should maintain the flexibility to select the Chair and reorganize the leadership structure, from time to time, based on criteria that are in our best interests and the best interests of our shareholders at such times.

Presently, Darren Friedman serves as the Chair of our Board of Directors. Mr. Friedman is an “interested person” as defined in Section 2(a)(19) of the 1940 Act of the Company, and therefore, is an interested director. We believe that Mr. Friedman’s extensive knowledge of the financial services industry and capital markets in particular qualify him to serve as the Chair of our Board of Directors. We believe that we are best served through this existing leadership structure, as Mr. Friedman’s relationship with the Advisor and StepStone provides an effective bridge and encourages an open dialogue between management and our Board of Directors, ensuring that both groups act with a common purpose.

Our Board of Directors does not currently have a designated lead independent director. The Board believes that its leadership structure is appropriate in light of the characteristics and circumstances of the Company because the structure allocates areas of responsibility among the individual directors and the committees in a manner that enhances effective oversight. The Board also believes that its relatively small size creates a highly efficient governance structure that provides ample opportunity for direct communication and interaction between our Advisor and the Board.

We are aware of the potential conflicts that may arise when a non-independent director is Chair of the Board of Directors. We believe these potential conflicts are offset by our strong corporate governance, which includes regular meetings of the Independent Directors in executive session without the presence of interested directors and management, the establishment of the Audit Committee and the Nominating and Corporate Governance Committee, each of which is comprised solely of Independent Directors, and the appointment of a Chief Compliance Officer, with whom the Independent Directors meet regularly without the presence of interested directors and other members of management, for administering our compliance policies and procedures.

We recognize that different board of directors’ leadership structures are appropriate for companies in different situations. We intend to re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.

Board of Directors’ Role in Risk Oversight

Our Board of Directors performs its risk oversight function primarily through (a) its standing Audit Committee, which reports to the entire Board of Directors and is comprised solely of Independent Directors, and (b) active monitoring by our Chief Compliance Officer and of our compliance policies and procedures.

As described below in more detail under “Committees of the Board of Directors,” the Audit Committee assists our Board of Directors in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the accounting and financial reporting processes, our valuation process, our systems of internal controls regarding finance and accounting and audits of our financial statements.

Our Board of Directors also performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. Our Board of Directors will annually review a written report from the Chief Compliance Officer discussing the adequacy and effectiveness of our compliance policies and procedures and our service providers. The Chief Compliance Officer’s annual report will address, at a minimum, (a) the operation of our compliance policies and procedures and our service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (d) any compliance matter that has occurred since the date of the last report about which our Board of Directors would reasonably need to know to oversee our compliance activities and risks. In addition, the Chief Compliance Officer will meet separately in executive session with the Independent Directors at least once each year.

We believe that our Board of Directors’ role in risk oversight is effective and appropriate given the extensive regulation to which we are subject as a BDC. As a BDC, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, our ability to incur indebtedness is limited such that our asset coverage, as defined in the 1940 Act, must equal at least 150% immediately after each time we incur indebtedness, and we generally have to invest at least 70% of our total assets in “qualifying assets.” In addition, we are not generally permitted to invest in any portfolio company in which one of our affiliates currently has an investment.

We recognize that different board roles in risk oversight are appropriate for companies in different situations. We intend to re-examine the manners in which our Board of Directors administers its oversight function on an ongoing basis to ensure that they continue to meet our needs.

Portfolio Management

Investment Committee

The Advisor carries out portfolio management through its Investment Committee, which is currently comprised of Ariel Goldblatt (Chair), Darren Friedman, Urs von Büren, Geoffrey Dolan and John Bohill. As the Advisor’s Investment Committee, these individuals have primary responsibility for ongoing research, recommendations, and portfolio management regarding the Company’s investment portfolio. For biographical information of Ms. Goldblatt and Mr. Friedman see “— Biographical Information — Interested Directors” above.

Urs Von Büren is a member of the StepStone Group private debt team. He is also involved in various advisory and portfolio management activities. Prior to StepStone, Mr. von Büren held various roles in private credit with UBS in Zurich and London. Mr. von Büren holds a diploma as a banking specialist.

Geoffrey Dolan is a member of the StepStone Group private equity team, focusing on co-investments and global buyout managers. Prior to joining StepStone in 2011, Mr. Dolan was an associate at KarpReilly, a private equity firm focused on the consumer industry. Before that he was an analyst in Bear Stearns’ investment banking group, where he worked on a variety of M&A, equity and debt transactions, mainly in the real estate, gaming and lodging sectors. Mr. Dolan graduated with honors with a BS from Rutgers University.

John Bohill is a member of the StepStone Group private debt team. He is also involved in StepStone’s responsible investing initiative. Since Mr. Bohill joined StepStone in 2013, he has also been a director at Kish Capital, a distressed debt, real estate opportunities, and non-performing loan investor based in Dublin and Lisbon. Before joining Kish he acquired and operated several businesses on his own behalf, and was co-head of European technology and communications at BancBoston Capital, a principal private equity investor. Mr. Bohill graduated with first-class honors with a BBS in finance from Trinity College, Dublin.

The individuals that comprise the Investment Committee are subject to change, at any time, at the discretion of the Advisor and StepStone Group, and no assurance can be given that such personnel will remain in their current positions or retain their current functions with regard to the Advisor. Also, the Advisor may change the scope of the function of the Investment Committee or the investment teams’ responsibilities from time to time, or may conduct periodic portfolio reviews through other internal management committees within guidelines and constraints approved by the Advisor.

The Advisor undertakes no obligation to update the foregoing description relating to the management team and the Investment Committee of the Advisor in the event of a change in personnel or in the scope of responsibilities.

Investment Committee Compensation Structure

StepStone’s philosophy on compensation is to provide senior investment professionals’ incentives that are tied to both short-term and long-term performance of StepStone. All investment professionals are salaried. Further, all investment professionals are eligible for a short-term incentive bonus each year that is discretionary and based upon the investment professional’s performance, as well as the performance of the business.

For their service as Investment Committee members of the Advisor, each member receives a salary, a discretionary bonus, and certain retirement benefits from StepStone.

Additionally, each has equity interests in StepStone and may indirectly benefit from the success of the Company based on their ownership interest.

Item 6. Executive Compensation.

Compensation of Executive Officers

The Company’s executive officers, who are each paid employees of StepStone Group, do not receive any direct compensation from the Company. The Company does not currently have any employees and does not expect to have any employees. As an externally managed BDC, services necessary for the Company’s business will be provided by individuals who are employees of the Advisor or its affiliates, including StepStone Group, or by individuals who are contracted by the Advisor, the Company or their respective affiliates to work on behalf of the Company, pursuant to the terms of the Advisory Agreement, the Sub-Advisory Agreement and the Administration Agreement.

Compensation of Directors

The Company will not pay compensation to its Directors who also serve in an executive officer capacity for the Company or the Advisor. The independent directors will receive an annual fee of $50,000 (prorated for any partial year) for their service on the Board (including service on any committees). The Company is also authorized to pay the reasonable out-of-pocket expenses for each Independent Director incurred in connection with fulfillment of his or her duties as Independent Directors.

We have obtained directors’ and officers’ liability insurance on behalf of our directors and officers. We do not have a profit-sharing or retirement plan, and directors do not receive any pension or retirement benefits. No compensation is paid to directors who are “interested persons.” The Board of Directors reviews and determines the compensation of Independent Directors.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Director Independence

While we are not listed on any public securities exchange, we intend to comply with listing standards of the New York Stock Exchange (“NYSE”) requiring listed companies to have a board of directors with at least a majority of independent directors. The NYSE listing standards provide that a director of a BDC will be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

Based on these standards, the Board has determined that Edward U. Gilpin, Julie Persily and Michael J. Zupon are independent (or not “interested persons” of the Company). Based upon information requested from each such Director concerning his or her background, employment and affiliations, the Board has affirmatively determined that none of the Independent Directors has a material business or professional relationship with the Company, other than in his or her capacity as a member of the Board or any committee thereof. All of the members of the Audit Committee and Nominating and Corporate Governance Committee are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act.

Certain Relationships and Related Transactions

The Company will be subject to certain conflicts of interest with respect to the services the Advisor, the Sub-Advisor and their respective affiliates provide to us. You should be aware that individual conflicts will not necessarily be resolved in favor of your interest. The ensuing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Company.

The members of the senior management and investment teams of the Advisor, the Sub-Advisor and their respective affiliates serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Company does, or of investment vehicles managed by the same personnel. For example, the officers, managers and other personnel of the Advisor, the Sub-Advisor and their respective affiliates may serve in management roles or similar capacities for the investment advisers to future investment vehicles affiliated with StepStone. In the future, these persons and other affiliates of StepStone may organize other debt-related programs and acquire for their own account debt-related investments that may be suitable for us.

In serving in these multiple and other capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the Company’s best interests or in the best interest of our shareholders. The Company’s investment objectives may overlap with the investment objectives of such investment funds, accounts or other investment vehicles.

Investment Advisory Agreement, Sub-Advisory Agreement and Administration Agreement

Pursuant to the Advisory Agreement, the Advisor provides us with investment advisory services for which we will pay the Advisor a Base Management Fee, monthly in arrears at an annual rate of 1.00% of the value of Company’s net assets as of the beginning of the first calendar day of the applicable month, as well as an Incentive Fee based on performance. The Advisor has engaged SGEAIL to act as the Company’s Sub-Advisor to provide certain ongoing, non-discretionary investment advice and services to the Advisor in regard to the Advisor’s management of the Company, in exchange for which the Sub-Advisor will receive from the Advisor 20% of the Base Management Fee and Incentive Fee payable to the Advisor by the Company. See “Item 1. Business – Management Agreements” for a description of how the fees payable to the Advisor and Sub-Advisor are determined.

The Incentive Fee will be computed and paid on income that we may not have yet received in cash. This fee structure may create an incentive for our Advisors to invest in certain types of securities that may have a high degree of risk. We rely on input from investment professionals from our Advisor to value our portfolio investments.

Our Advisor’s Base Management Fee and Incentive Fee will be based on the value of our investments, and there may be a conflict of interest when personnel of our Advisor assist in determining periodic fair values for our portfolio investments.

The Advisor also serves as the Company’s administrator pursuant to the Administration Agreement and performs certain administrative, accounting and other services for the Company. In consideration of these administrative services, the Company pays the Advisor the Administration Fee in an amount up to 0.30% on an annualized basis of the Company’s net assets. The Administration Fee is calculated based on the Company’s month-end net asset value (as of the close of business on the last calendar day of the applicable month) and payable monthly in arrears. The Administration Fee is an expense paid out of and based on the Company’s net assets, and there may be a conflict of interest when personnel of our Advisor assist in determining periodic fair values for our portfolio investments.

Expense Limitation Agreement

The Company has entered into the Expense Limitation Agreement with the Advisor for a one-year term, the Limitation Period. The Advisor and the Company may extend the Limitation Period for a period of one year on an annual basis. Pursuant to the Expense Limitation Agreement, the Advisor has agreed that it will make Required Expense Payments to pay, absorb or reimburse the Company’s aggregate monthly Other Operating Expenses on the Company’s behalf (which, for the avoidance of doubt, may include any Other Operating Expenses incurred prior to the effective date of the Advisory Agreement), to ensure that the Company’s aggregate monthly Other Operating Expenses during the Limitation Period do not exceed the 1.00% Expense Cap (on an annualized basis). For any month in which the Company’s aggregate monthly Other Operating Expenses exceed the Expense Cap, the Advisor will make a Required Expense Payment to the extent necessary to eliminate such excess. The Advisor may also directly pay expenses on behalf of the Company and waive reimbursement under the Expense Limitation Agreement.

Under the Expense Limitation Agreement, the Advisor may also elect to make Voluntary Expense Payments to pay or reimburse certain additional fees and expenses of the Company on the Company’s behalf, including all or any portion of a Specified Expense. However, no portion of a Voluntary Expense Payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Company. When making a Voluntary Expense Payment, the Advisor will designate, as it deems necessary or advisable, what type of expense it is paying.

The Company has no obligation to reimburse or pay the Advisor for any Expense Payment unless the Company has reached the $100 million Offering Proceeds Threshold, following which time, any Expense Payments will be subject to recoupment by the Advisor to the extent that such recoupment would not cause the Company to exceed the Expense Cap. Calculation of the Offering Proceeds Threshold excludes gross proceeds from Shares purchased by the Advisor and by the Company’s directors and officers.

See “Item 1. Business – Management Agreements – Expense Limitation and Reimbursement Agreement” for more information.

The Advisor and the Sub-Advisor

The Advisor, the Advisor’s Investment Committee, the Sub-Advisor and its senior investment professionals and their respective affiliates provide or may provide investment advisory and other services to various entities. The Advisor, the Sub-Advisor and certain of their and StepStone Group’s investment professionals and other principals, including the Advisor’s Investment Committee, may also carry on substantial investment activities for their own accounts, for the accounts of family members and for other investment companies, pooled investment vehicles, and/or other accounts (including institutional clients, pension plans and certain high net worth individuals) (collectively, with the other accounts advised by the Advisor, the Sub-Advisor and their respective affiliates, “Other Accounts”). The Company has no interest in these activities. The Advisor, the Advisor’s Investment Committee, the Sub-Advisor and their respective affiliates may receive payments from investment managers of Underlying Funds in connection with such activities. As a result of the foregoing, the Advisor and the Sub-Advisor, and the investment professionals who, on behalf of the Advisor and/or Sub-Advisor, will manage the Company’s investment portfolio will be engaged in substantial activities other than on behalf of the Company, may have differing economic interests in respect of such activities, and may have conflicts of interest in allocating their time and activity between the Company and Other Accounts. Such persons will devote only so much of their time as in their judgment is necessary and appropriate.

Because the Advisor, the Sub-Advisor and their respective affiliates may manage assets for Other Accounts, there may be an incentive to favor one client over another resulting in conflicts of interest. For instance, the Advisor, the Sub-Advisor or their respective affiliates may receive fees from certain accounts that are higher than the fee the Advisor receives from the Company or the fee that the Sub-Advisor receives from the Advisor, or they may receive a performance-based fee on certain accounts. In those instances, the Advisor, the Sub-Advisor or their affiliate may have an incentive to favor the higher and/or performance-based fee accounts over the Company. In addition, a conflict of interest could exist to the extent the Advisor or the Sub-Advisor has proprietary investments in certain accounts, where members of the Advisor’s Investment Committee or other senior investment professionals have personal investments in certain accounts or when certain accounts are investment options in the Advisor’s, the Sub-Advisor’s or StepStone Group’s employee benefits and/or deferred compensation plans. The portfolio managers may have an incentive to favor these accounts over others. If the Advisor, the Sub-Advisor or StepStone Group manage accounts that engage in short sales of securities of the type in which the Company invests, the Advisor, the Sub-Advisor or StepStone Group could be seen as harming the performance of the Company for the benefit of the accounts engaging in short sales if the short sales cause the market value of the securities to fall.

There also may be circumstances under which the Advisor, the Sub-Advisor or their respective affiliates will cause one or more Other Accounts to commit a larger percentage of its assets to an investment opportunity than to which the Advisor will commit the Company’s assets. There also may be circumstances under which the Advisor, the Sub-Advisor or their respective affiliates will make investments for Other Accounts in which the Advisor does not invest on behalf of the Company, or vice versa.

Investment opportunities are made available to the Company and other StepStone clients where the investment is within the parameters of the applicable strategy. Further, investment opportunities may arise where there is more demand from the Company and other StepStone clients for a particular investment opportunity than supply. The Advisor has adopted allocation and other policies and procedures that it believes are reasonably designed to address these and other conflicts of interest. See “Item 1. Business – Investment Process – Allocation of Investment Opportunities.”

The 1940 Act imposes significant limits on co-investments with affiliates of the Company. The Advisor intends to apply for an exemptive order from the SEC that will permit the Company, among other things, to co-invest with certain other persons, including certain affiliates of the Advisor and certain funds managed and controlled by the Advisor and its affiliates, subject to certain terms and conditions. There is no assurance that the co-investment exemptive order will be granted by the SEC. Pursuant to such order, the Board may establish Board Criteria clearly defining co-investment opportunities in which the Company will have the opportunity to participate with other public or private StepStone funds that target similar assets. If an investment falls within the Board Criteria, the Advisor must offer an opportunity for the Company to participate. The Company may determine to participate or not to participate in a co-investment opportunity, depending on whether the Advisor determines that the investment is appropriate for the Company (e.g., based on investment strategy). The Advisor will allocate the co-investment in such proportions as the Advisor deems appropriate from time to time in accordance with its allocation policy under the 1940 Act. If the Advisor determines that such investment is not appropriate for the Company, the investment will not be allocated to us, but the Advisor will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board at the next quarterly board meeting.

The Advisor may compensate, from its own resources, third-party securities dealers, other industry professionals and any affiliates thereof (“financial intermediaries”) in connection with the distribution of Shares or for their ongoing servicing of Shares acquired by their clients. Such compensation may take various forms, including a fixed fee, a fee determined by a formula that takes into account the amount of client assets invested in the Company, the timing of investment or the overall NAV of the Company, or a fee determined in some other method by negotiation between the Advisor and such financial intermediaries. Financial intermediaries may also charge investors, at the financial intermediaries’ discretion, a placement fee based on the purchase price of Shares purchased by the investor. As a result of the various payments that financial intermediaries may receive from investors and the Advisor, the amount of compensation that a financial intermediary may receive in connection with the sale of Shares may be greater than the compensation it may receive for the distribution of other investment products. This difference in compensation may create an incentive for a financial intermediary to recommend the Company over another investment product.

Set out below are practices that the Advisor may follow. Although the Advisor anticipates that the investment managers of Underlying Funds will follow practices similar to those described below, no guarantee or assurances can be made that similar practices will be followed or that any such investment manager will abide by, and comply with, its stated practices. An investment manager of an Underlying Fund may provide investment advisory and other services, directly or through affiliates, to various entities and accounts other than the private assets in which the Company typically invests.

Participation in Investment Activities

Directors, principals, officers, employees and affiliates of the Advisor and its affiliates may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Company or its underlying investments. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, principals, officers, employees and affiliates of the Advisor, or by the Advisor for the Other Accounts, or any of their respective affiliates on behalf of their own other accounts (“Investment Manager Accounts”) that are the same as, different from or made at a different time than, positions taken for the Company.

Other Matters

An investment manager of an Underlying Fund may, from time to time, cause an Underlying Fund to effect certain principal transactions in securities with one or more Investment Manager Accounts, subject to certain conditions. Future investment activities of investment managers of Underlying Funds, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest.

Future investment activities of the Advisor and its affiliates and their respective principals, partners, members, directors, officers or employees may give rise to conflicts of interest other than those described above.

The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Company. In addition, as the Company’s investment program develops and changes over time, an investment in the Company may be subject to additional and different actual and potential conflicts. Although the various conflicts discussed herein are generally described separately, prospective investors should consider the potential effects of the interplay of multiple conflicts.

Item 8. Legal Proceedings.

Neither we nor the Advisor is currently subject to any material pending legal proceedings, other than ordinary routine litigation incidental to our businesses. We, the Advisor, and our subsidiaries may from time to time, however, be involved in litigation arising out of our operations in the normal course of business or otherwise. Furthermore, third parties may seek to impose liability on us in connection with the activities of our portfolio companies. The outcome of any legal proceedings cannot be predicted with certainty, and there can be no assurance whether any legal proceedings will have a material adverse effect on our financial condition or results of operations in any future reporting period.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters.

Market Information

The Shares are being offered and sold in private offerings exempt from registration under the Securities Act under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is no public market for the Shares currently, nor can we give any assurance that one will develop.

Because Shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Shares may not be Transferred, whether directly or indirectly, unless the shares are registered under applicable securities laws or specifically exempted from registration (in which case the holders may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required), the transferee meets certain applicable eligibility and/or suitability requirements and the Transfer is otherwise made in accordance with the terms of the Subscription Agreement. Accordingly, investors must be willing to bear the economic risk of investment in the Shares until we are liquidated. No Transfer of Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute a Subscription Agreement pursuant to which they will agree to be bound by these restrictions and the other restrictions imposed on the Shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Shares.

Distributions

We expect to pay regular quarterly distributions commencing with the second full calendar quarter after the BDC Election Date. Any distributions we make will be at the discretion of our Board, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Delaware law. As a result, our distribution rates and payment frequency may vary from time to time.

Our Board’s discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the RIC requirements. To maintain our treatment as a RIC, we generally are required to make aggregate annual distributions to our shareholders of at least 90% of our investment company taxable income. See “Item 11. Description of Registrant’s Securities to be Registered” and “Item 1. Business – Certain U.S. Federal Income Tax Considerations.”

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of the Private Offering will result in us having less funds available to acquire investments. As a result, the return investors realize on their investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute investors’ interest in us on a percentage basis and may impact the value of their investment especially if we sell these securities at prices less than the price an investor paid for their Shares. We believe the likelihood that we pay distributions from sources other than cash flow from operations will be higher in the early stages of the offering.

From time to time, we may also pay special interim distributions in the form of cash or Shares at the discretion of our Board.

We have not established limits on the amount of funds we may use from any available sources to make distributions. There can be no assurance that we will achieve the performance necessary to sustain our distributions or that we will be able to pay distributions at a specific rate or at all. The Advisor and its affiliates have no obligation to waive advisory fees or otherwise reimburse expenses in future periods. See “Item 1. Business – Management Agreements – Investment Advisory Agreement.”

Consistent with the Code, shareholders will be notified of the source of our distributions. Our distributions may exceed our earnings and profits, especially during the period before we have substantially invested the proceeds from the Private Offering. As a result, a portion of the distributions we make may represent a return of capital for tax purposes. The tax basis of Shares must be reduced by the amount of any return of capital distributions, which will result in an increase in the amount of any taxable gain (or a reduction in any deductible loss) on the sale of Shares.

For a period of time following commencement of the Private Offering, which time period may be significant, we expect substantial portions of our distributions may be funded indirectly through the reimbursement of certain expenses by the Advisor and its affiliates, including through the waiver of certain investment advisory fees by the Advisor, that are subject to conditional reimbursement by us within three years. Any such distributions funded through expense reimbursements or waivers of advisory fees are not based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or the Advisor or its affiliates continues to advance such expenses or waive such fees. Our future reimbursement of amounts advanced or waived by the Advisor and its affiliates will reduce the distributions that you would otherwise receive in the future. Other than as set forth in this Registration Statement, the Advisor and its affiliates have no obligation to advance expenses or waive advisory fees.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan, pursuant to which we will reinvest all cash dividends declared by the Board on behalf of our shareholders who do not elect to receive their dividends in cash as provided below. As a result, if the Board authorizes, and we declare, a cash dividend or other distribution, then our shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional Shares as described below, rather than receiving the cash dividend or other distribution.

Pursuant to the distribution reinvestment plan established by the Company, each shareholder whose Shares are registered in its own name will automatically be a participant under the distribution reinvestment plan and have all income dividends and/or capital gains distributions automatically reinvested in additional Shares unless such shareholder specifically elects to receive all income, dividends and/or capital gain distributions in cash. A shareholder is free to terminate participation in the distribution reinvestment plan at any time by submitting written instructions to be received by the plan administrator no less than three calendar days prior to the record date for the next distribution, which record date will be disclosed to shareholders by the Company under cover of a Current Report on Form 8-K or other Exchange Act report filed with the SEC; otherwise, such termination will be effective only for subsequent distributions. A shareholder whose Shares are registered in the name of a nominee must contact the nominee regarding its status under the distribution reinvestment plan, including whether such nominee will participate on such shareholder’s behalf.

Generally, for U.S. federal income tax purposes, shareholders receiving Shares under the distribution reinvestment plan will be treated as having received a distribution equal to the amount payable to them in cash as a distribution had the shareholder not participated in the distribution reinvestment plan.

Shares will be issued pursuant to the distribution reinvestment plan at their NAV per Share for such Shares at the time the distribution is payable. There is no sales load or other charge for reinvestment, but shareholder servicing fees and distribution fees will be charged where applicable. The Company may terminate the distribution reinvestment plan at any time upon 30 days’ notice to shareholders. Any expenses of the distribution reinvestment plan will be borne by the Company. The reinvestment of dividends and distributions pursuant to the distribution reinvestment plan will increase the Company’s assets on which the Base Management Fee is payable to the Advisor.

Item 10. Recent Sales of Unregistered Securities.

On January 4, 2023, the Advisor, StepStone Group Private Debt LLC, invested $10,000 in Shares as a seed investment in the Company. In addition, the Initial Closing of the Private Offering occurred on April 3, 2023, in connection with which the Company issued and sold 741,800 Shares in exchange for gross proceeds of $18.5 million. On May 1, 2023, the Company sold additional Shares in the Private Offering in exchange for gross proceeds of approximately $52.8 million. All Shares have been issued and sold in reliance on exemptions from the registration requirements of the Securities Act, including the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

We expect to enter into additional Subscription Agreements with a number of investors in connection with the Private Offering, pursuant to which we expect to issue and sell Shares in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 11. Description of Registrant’s Securities to be Registered.

The following description is based on relevant portions of Delaware law and on the Limited Liability Company Agreement. This summary is not necessarily complete, and the Company refers investors to Delaware law, the Limited Liability Company Agreement and the relevant Subscription Agreement for a more detailed description of the provisions summarized below.

General

Under the terms of our Limited Liability Company Agreement, we are authorized to issue an unlimited number of Shares and multiple classes of Shares. There is currently no market for our Shares, and we can offer no assurances that a market for our Shares will develop in the future. We do not intend for the Shares offered pursuant to the Private Offering to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our Shares. No Shares have been authorized for issuance under any equity compensation plans. None of our shares are subject to further calls or to assessments, sinking fund provisions, obligations of the Company or potential liabilities associated with ownership of the security (not including investment risks).

Outstanding Securities

Title of Class	Amount Authorized	Amount Held by Fund for its Account	Amount Outstanding as of March 31, 2023
Limited Liability Company Interests	Unlimited	—	400

Shares

Under the terms of the Limited Liability Company Agreement, we retain the right to accept subscriptions for our Shares. In addition, holders of Shares are entitled to one vote for each Share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Shareholders are entitled to receive proportionately any distributions declared by the Board of Directors, subject to any preferential dividend rights of outstanding preferred shares (if any). Upon our liquidation, dissolution or winding up, the shareholders will be entitled to receive ratably our net assets available after the payment of (or establishment of reserves for) all debts and other liabilities and will be subject to the prior rights of any outstanding preferred shares (if any). Shareholders have no redemption or preemptive rights. The rights, preferences and privileges of shareholders are subject to the rights of the holders of any preferred shares that we may designate and issue in the future.

Under the Limited Liability Company Agreement, the Board of Directors may authorize additional classes of Shares. Each class of Shares shall represent an investment in the same pool of assets and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as each other class of Shares except for such differences as will be clearly and expressly set forth in our Certificate of Formation or Limited Liability Company Agreement.

Following receipt of any Multi-Class Exemptive Relief, if applied for and granted, each class of Shares will represent an investment in the same pool of assets and shall have the same preferences, conversion and other rights, voting powers, privileges, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other class of Shares except for such differences may be clearly and expressly set forth by the Board in setting the terms of such class of Shares. Dividends and distributions may be paid upon shares of different classes of Shares (which shall be done pro rata among the shareholders of shares of a specific class) at the same time and in different per share amounts on such class of Shares, if, as and when authorized by the Board and declared by us out of funds legally available therefore. As a result of such differences in dividend amounts, as well as potential differences in various fees and charges imposed on the different classes of our Shares, shares of different classes of our Shares may experience different returns.

Because of the different distribution fees, shareholder services fees and any other class expenses that may be attributable to the different classes of our Shares, following receipt of the Multi-Class Exemptive Relief, if any, the net income attributable to, and any distributions payable on, each class of shares may differ from each other from time to time. As a result, the NAV per share of the classes may differ over time. The Company’s expenses, respectively allocated to a particular class of shares, will be borne on a pro rata basis by each outstanding share of that class.

Transfer and Resale Restrictions

Prior to an IPO or Exchange Listing, investors may Transfer their Shares, including a Transfer of solely an economic interest, in whole or in part, provided, that (i) any purported transferee satisfies applicable eligibility and/or suitability requirements as set forth in the Subscription Agreement, and (ii) any such Transfer is made in connection with transactions exempt from, or not subject to, the registration requirements of the Securities Act and otherwise in compliance with applicable securities laws, the Limited Liability Company Agreement, and the Subscription Agreement. No Transfer will be effectuated except by registration of the Transfer on the Company’s books. Each transferee must agree to be bound by these restrictions and all other obligations as an investor in the Company.

We intend to sell our Shares in private offerings under the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. Investors who acquire our Shares in such private offerings are required to complete, execute and deliver a Subscription Agreement (execution of which will be deemed to be a counterpart signature to the Limited Liability Company Agreement) and related documentation, which includes customary representations and warranties, certain covenants and restrictions and indemnification provisions. Additionally, such investors may be required to provide due diligence information to us for compliance with certain legal requirements. We may, from time to time, engage offering or distribution agents and incur offering or distribution fees or sales commissions in connection with the private offering of our Shares in certain jurisdictions outside the United States. The cost of any such offering or distribution fees may be borne by an affiliate of the Advisor. We will not incur any such fees or commissions if our net proceeds received upon a sale of our Shares after such costs would be less than the net asset value per share.

Limited Liability of Our Shareholders

No shareholder or former shareholder, in its capacity as such, will be liable for any of our debts, liabilities or obligations except as provided hereunder and to the extent otherwise required by law. Each shareholder will be required to pay to us any unpaid balance of any payments that he, she or it is expressly required to make to us pursuant to the Limited Liability Company Agreement or pursuant to such shareholder’s Subscription Agreement, as the case may be.

Delaware Law and Certain Limited Liability Company Agreement Provisions

Organization and Duration

We were formed as a Delaware limited liability company on September 26, 2022 with the name “StepStone Private Credit Fund LLC”. We will remain in existence until dissolved in accordance with the Limited Liability Company Agreement or pursuant to Delaware law.

Purpose

Under the Limited Liability Company Agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon it pursuant to the agreements relating to such business activity.

Agreement to be Bound by the Limited Liability Company Agreement; Power of Attorney

By executing the Subscription Agreement (which signature page constitutes a counterpart signature page to the Limited Liability Company Agreement), each investor accepted by the Company is agreeing to be admitted as a member of the Company and bound by the terms of the Limited Liability Company Agreement. Pursuant to the Limited Liability Company Agreement, each shareholder and each person who acquires Shares from a shareholder grants to certain of our officers (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants the Board of Directors the authority to make certain amendments to, and to make consents and waivers under and in accordance with, the Limited Liability Company Agreement.

Resignation and Removal of Directors; Procedures for Vacancies

The number of directors on the Board may be increased or decreased from time to time only by the affirmative vote of a majority of the directors then in office, but shall never be less than one (1), except for a period of up to sixty (60) days after the death, removal or resignation of a director pending the election of such director’s successor, nor more than fifteen (15). No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his or her term (if any). Directors need not be shareholders.

Any director may resign at any time by submitting his or her written resignation to the Board of Directors or secretary of the Company. Such resignation will take effect at the time of its receipt by the Company unless another time be fixed in the resignation, in which case it will become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective. Any or all of the directors may be removed (with or without cause) only by the affirmative vote of at least 66-2/3% of the full Board.

Except as otherwise provided by applicable law, including the 1940 Act, any newly created directorship on the Board that results from an increase in the number of directors, and any vacancy occurring in the Board that results from the death, resignation, retirement, disqualification or removal of a director or other cause, will be filled exclusively by the appointment and affirmative vote of a majority of the remaining directors in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualified, or until his or her death, resignation, retirement, disqualification or removal.

Action by Shareholders

Under the Limited Liability Company Agreement, shareholder action can be taken only at a meeting of shareholders or by written consent in lieu of a meeting by shareholders representing at least the number of shares required to approve the matter in question.

Only our Board of Directors, the Chair of the Board of Directors or our Chief Executive Officer may call a meeting of shareholders. Only business specified in our notice of meeting (or supplement thereto) may be conducted at a meeting of shareholders.

Unless otherwise required by law, shareholders holding a majority of the Shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings.

Amendment of the Limited Liability Company Agreement; No Approval by Shareholders

Except as otherwise provided in the Limited Liability Company Agreement, the terms and provisions of the Limited Liability Company Agreement may be amended with the consent of the Board of Directors (which term includes any waiver, modification, or deletion of the Limited Liability Company Agreement) during or after the term of the Company, together with the prior written consent of shareholders representing a majority-in-interest of the Shares,

Notwithstanding the above, certain limited amendments, as set forth in the Limited Liability Company Agreement, may be made with the consent of the Board of Directors and without the need to seek the consent of any shareholder.

Merger, Sale or Other Disposition of Assets

Subject to any restrictions of the 1940 Act and applicable law, the Board shall be entitled, without the approval of any shareholders, to cause the Company to, among other things, sell, exchange or otherwise dispose of all or substantially all of the Company’s assets, merge, convert, consolidate, or conduct a share exchange of the Company or any series or class of Shares with or into any other person or company (including, without limitation, a partnership, corporation, joint venture, statutory or business trust, common law trust or any other business organization), in each case in a single transaction or series of transactions, or approve on behalf of the Company, any of the foregoing transactions. The Board may also cause the sale of all or substantially all of the Company’s assets under foreclosure or other realization without the consent of any shareholders.

Shareholders are not entitled to dissenters’ rights of appraisal under the Limited Liability Company Agreement or applicable Delaware law in the event of a merger or consolidation, a sale of all or substantially all of our assets or any other similar transaction or event.

Submission to Jurisdiction; Venue; Waiver of Jury Trial

Pursuant to Section 13.6(e) of the Limited Liability Company Agreement, shareholders irrevocably accept the non-exclusive jurisdiction of the specified federal and state courts in New York and waive the right to a jury trial for any claim or cause of action directly or indirectly based upon or arising out of the Limited Liability Company Agreement. In submitting to the jurisdiction of the courts of New York, shareholders may have to bring suit in an inconvenient and less favorable forum.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with U.S. GAAP. For financial reporting purposes, our fiscal year is a calendar year ending December 31.

Item 12. Indemnification of Directors and Officers.

The Limited Liability Company Agreement provides that the Company will indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, the Company will indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The Company may pay expenses (including attorneys’ fees) incurred by an officer or Director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company as authorized in the Limited Liability Company Agreement. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

So long as we are regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any director or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of directors who are disinterested, non-party directors or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct. In addition, we have obtained liability insurance for our officers and Directors.

Item 13. Financial Statements and Supplementary Data.

Set forth below is an index to our financial statements attached to this Registration Statement.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a)	List separately all financial statements filed

The financial statements included in this Registration Statement are listed “Item 13. Financial Statements and Supplementary Data.”

(b)	Exhibits

Number	Exhibit
2.1	Participation and Assignment Agreement, dated as of April 3, 2023, between SC Co-Investments Private Debt Fund L.P. and SPV Facility I LLC^ **

3.1	Certificate of Formation of the Company*

3.2	Limited Liability Company Agreement of the Company*

10.1	Form of Subscription Agreement

10.2	Investment Advisory Agreement, dated as of April 3, 2023**

10.3	Sub-Advisory Agreement, dated as of April 3, 2023**

10.4	Administration Agreement, dated as of April 3, 2023**

10.5	Expense Limitation and Reimbursement Agreement, dated as of April 3, 2023**

10.6	Custody Agreement, dated as of March 29, 2023, by and between the Company and UMB Bank, N.A.**

10.7	Dividend Reinvestment Plan**

10.8	Loan and Servicing Agreement, among the Company, SPV Facility I LLC, as the borrower, the lenders from time to time party thereto, and Massachusetts Mutual Life Insurance Company as the administrative agent and the facility servicer, dated as of April 3, 2023^ **

10.9	Loan and Security Agreement, dated as of May 1, 2023, among StepStone Great Lakes SPV Facility II LLC, as the borrower, the Company, as the manager, Bank of Montreal, as the administrative agent and as the collateral agent, and each of the lenders from time to time party thereto^ (1)

10.10	Sourcing and Servicing Agreement, dated as of May 1, 2023, by and between Bank of Montreal and StepStone Great Lakes SPV Facility II LLC^ (1)

10.11	Master Participation Agreement, dated as of May 1, 2023, by and between Bank of Montreal and StepStone Great Lakes SPV Facility II LLC(1)

21.1	List of Subsidiaries:
● SPV Facility I LLC (Delaware)
● StepStone Great Lakes SPV Facility II LLC (Delaware)

*	Previously filed as part of the Registrant’s Registration Statement on Form 10 (File No. 000-56505) filed on December 30, 2022 and incorporated herein by reference.
**	Previously filed as part of Amendment No. 1 to the Registrant’s Registration Statement on Form 10 (File No. 000-56505) filed on April 19, 2023 and incorporated herein by reference.

(1)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K (File No. 000-56505) filed on May 5, 2023 and incorporated herein by reference.
^	Schedules and/or exhibits to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

STEPSTONE PRIVATE CREDIT FUND LLC

Report of Independent Registered Public Accounting Firm

To the Shareholder and the Board of Directors of StepStone Private Credit Fund LLC

Opinion on the Financial Statement

We have audited the accompanying statement of assets and liabilities of StepStone Private Credit Fund LLC (the “Company”) as of January 31, 2023, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company on January 31, 2023, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

The financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2023.

Los Angeles, CA

April 19, 2023

Statement of Assets and Liabilities

Expressed in US Dollars

As of January 31, 2023
Assets
Cash	$10,000
Total assets	$10,000
Commitments and contingencies (Note 5)
Shareholder’s equity
Common shares, no par value, unlimited shares authorized, 400 shares issued and outstanding	10,000
Total shareholder’s equity	10,000

Total shareholder’s equity	$10,000

Net asset value per share	$25.00

Notes to Financial Statement

January 31, 2023

Expressed in US Dollars

1.	Description and Organization

StepStone Private Credit Fund LLC (the “Company”) is a Delaware limited liability company which was formed on September 26, 2022. The Company intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company seeks to achieve attractive risk-adjusted returns mainly by investing in various credit-related strategies, including investments through underlying funds. The Company is externally managed by StepStone Group Private Debt LLC (the “Advisor”), an investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Advisor also serves as the Company’s administrator pursuant to an administration agreement (the “Administration Agreement”). SEI Investments Global Funds Services (the “Sub-Administrator”) provides certain outsourced administration and outsourced accounting services for the Company.

There were no operations prior to January 31, 2023. As of January 31, 2023, the Advisor contributed $10,000 of capital to the Company in exchange for 400 shares of the Company’s limited liability company interests (the “Shares”). The initial meeting of the Board of Directors of the Company was held on January 11, 2023.

2.	Significant Accounting Policies

The following is a summary of significant accounting policies consistently followed by the Company in the preparation of its statement of assets and liabilities and the related notes (collectively referred to as the “financial statement”) in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The Company is an investment company following the accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 946, “Financial Services – Investment Companies”, and therefore the Company reports investments at fair value. Separate statements of income, changes in equity, and cash flows have not been presented in the financial statement because principal operations have not commenced.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ materially from those estimates.

Organizational and Offering Costs

Organization and offering costs will only be borne by the Company if the Company receives $100.0 million in gross proceeds from the sale of shares, excluding shares purchased by the Advisor and by the Company’s directors and officers. Following such time, costs associated with the organization of the Company will be expensed as incurred. Costs associated with the offering of its shares are capitalized as deferred offering costs and amortized over a 12 month period from the date of the associated offering. See Note 5. Commitments and Contingencies for details of the Company’s Expense Limitation Agreement.

Cash

Cash is comprised of cash at the custodian bank and is subject to credit risk to the extent those balances exceed applicable Federal Deposit Insurance Corporation limitations.

3.	Income Taxes

The Company intends to elect to be regulated as a BDC under the 1940 Act. The Company also intends to elect to be treated as a regulated investment company (“RIC”) for U.S. federal income tax purposes under Subchapter M of the Internal Revenue Code of 1986, as amended. So long as the Company maintains its status as a RIC, it generally will not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to shareholders. Rather, any tax liability related to income earned and distributed by the Company represents obligations of the Company’s investors and will not be reflected in the financial statement of the Company.

To qualify and be subject to tax as a RIC for U.S. federal income tax purposes, the Company will need to ensure that (among other things) it satisfies certain sources of income and asset diversification requirements and distributes to its shareholders, for each taxable year, an amount equal to at least 90% of the sum of (i) its investment company taxable income for that year (without regard to the deduction for dividends paid), which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income. In addition, based on the excise tax distribution requirements, the Company is subject to a 4% nondeductible federal excise tax on undistributed income unless the Company distributes in a timely manner in each taxable year an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax is considered to have been distributed.

Notes to Financial Statement (continued)

January 31, 2023

Expressed in US Dollars

The Company evaluates tax positions taken or expected to be taken in the course of preparing its financial statement to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analyses of tax laws, regulations and interpretations thereof. As of January 31, 2023, no tax expenses and no interest and penalties were incurred.

4.	Shareholder’s Equity

The Company is authorized to issue an unlimited number of shares. As of January 31, 2023, the Company had issued 400 shares and all are outstanding.

5.	Commitments and Contingencies

The Advisor has agreed to pay all of the Company’s organizational and offering expenses. These expenses consist primarily of legal fees and other costs of organizing the Company and issuing shares. The Company has no obligation to reimburse the Advisor for such advanced expenses until the time at which the Company receives $100.0 million in gross proceeds from the sale of shares, excluding shares purchased by the Advisor and by the Company’s directors and officers. Following such time, all organizational and offering costs of the Company paid by the Advisor will be subject to recoupment by the Advisor to the extent that such recoupment is probable. The recoupment is limited to the amount of the Expense Cap under the Expense Limitation Agreement (each as defined in Note 6). Under the Expense Limitation Agreement, the Advisor is permitted to recoup from the Company any such amounts for a period not to exceed three years from the month in which such fees and expenses were paid. As the Company has not yet received $100.0 million in gross proceeds from the sale of shares, excluding shares purchased by the Advisor and the Company’s directors and officers as of the date of this financial statement, no such costs have been recorded. The total organization and offering costs incurred through January 31, 2023 were $673,518.

6.	Agreements and Related Party Transactions

Advisory Agreement

Pursuant to the terms of the Investment Advisory Agreement (the “Advisory Agreement”), the Advisor manages the Company’s day-to-day operations and provides the Company with investment advisory and management services. The Advisor is a wholly-owned subsidiary of Swiss Capital Alternative Investments AG (“SCAI”), which is an affiliate of StepStone Group LP (“StepStone Group”). StepStone Group makes certain personnel and resources available to the Advisor pursuant to the terms of a resource sharing agreement.

Under the Advisory Agreement, the Company will pay the Advisor fees for investment management services consisting of a base management fee (the “Base Management Fee”) and an incentive fee (the “Incentive Fee”).

Any of the fees payable to the Advisor under the Advisory Agreement for any partial month or calendar quarter will be appropriately prorated. The Advisor may agree to temporarily defer or permanently waive, in whole or in part, the Base Management Fee and/or the Incentive Fee. Prior to the payment of any fee to the Advisor, the Company will obtain written instructions from the Advisor with respect to any waiver or deferral of any portion of such fees. Any portion of a deferred fee payable to the Advisor and not paid over to the Advisor with respect to any month, calendar quarter or year shall be deferred without interest and may be paid over in any such other month prior to the termination of Advisory Agreement, as the Advisor may determine upon written notice to the Company.

The Base Management Fee will be payable monthly in arrears at an annual rate of 1.00% of the value of Company’s net assets as of the beginning of the first calendar day of the applicable month, commencing with the first calendar day of the first full calendar month following the date of the Company’s election to be treated as a BDC under the 1940 Act. For purposes of the Advisory Agreement, the value of the Company’s “net assets” means the Company’s total assets less liabilities determined on a consolidated basis in accordance with U.S. GAAP. All or any part of the Base Management Fee not taken as to any month will be deferred without interest and may be taken in such other month as the Advisor determines.

The Incentive Fee will consist of two components: an income-based incentive fee and a capital gains-based incentive fee, that are independent of each other, with the result that one component may be payable even if the other is not.

The first part of the Incentive Fee, referred to as the “Income Incentive Fee,” will be calculated and payable quarterly in arrears based on the Company’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter. The payment of the Income Incentive Fee will be subject to a quarterly hurdle rate, expressed as a rate of return on the value of the Company’s net assets at the end of the most recently completed calendar quarter, of 1.25% (5.0% annualized) (the “Hurdle Rate”), subject to a “catch up” feature (as described below).

Notes to Financial Statement (continued)

January 31, 2023

Expressed in US Dollars

For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance) such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company (or its wholly-owned subsidiaries) receives from portfolio companies) accrued during the calendar quarter, minus the Company’s and its subsidiaries’ operating expenses for the quarter (including the Base Management Fee, expenses and fees paid to the Advisor under the Administration Agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee and any shareholder servicing and/or distribution fees). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero-coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The calculation of the Income Incentive Fee for each quarter is as follows:

●	No Income Incentive Fee will be payable to the Advisor in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate;

●	100% of the dollar amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than or equal to 1.3514% in any calendar quarter (5.4056% annualized) will be payable to the Advisor. This portion of the Company’s Income Incentive Fee that exceeds the Hurdle Rate but is less than or equal to 1.3514% is referred to as the “catch up” and is intended to provide the Advisor with an Incentive Fee of 7.5% on all of the Company’s Pre-Incentive Fee Net Investment Income when the Company’s Pre-Incentive Fee Net Investment Income reaches 1.3514% (5.4056% annualized) on net assets in any calendar quarter; and

●	7.5% of the dollar amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 1.3514% (5.4056% annualized) on net assets in any calendar quarter will be payable to the Advisor once the Hurdle Rate and catch-up have been achieved (7.5% of the Company’s Pre-Incentive Fee Net Investment Income thereafter will be allocated to the Advisor).

The second part of the Incentive Fee, referred to as the “Capital Gains-Based Incentive Fee,” will be an incentive fee on capital gains and will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement). This fee will equal 7.5% of the Company’s incentive fee capital gains, which will equal the Company’s realized capital gains on a cumulative basis from the effective date of the Advisory Agreement, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis from effective date of the Advisory Agreement, less the aggregate amount of any previously paid Capital Gains-Based Incentive Fee.

Each year, the fee paid for the Capital Gains-Based Incentive Fee is net of the aggregate amount of any previously paid Capital Gains-Based Incentive Fee for all prior periods. The Company will accrue, but will not pay, a Capital Gains-Based Incentive Fee with respect to unrealized appreciation because a Capital Gains-Based Incentive Fee would be owed to the Advisor if the Company were to sell the relevant investment and realize a capital gain.

Administration Agreement

The Advisor also serves as the Company’s administrator pursuant to the Administration Agreement and performs certain administrative, accounting and other services for the Company. In consideration of these administrative services, the Company pays the Advisor the administration fee (the “Administration Fee”) in an amount up to 0.30% on an annualized basis of the Company’s net assets. The Administration Fee is calculated based on the Company’s month-end net asset value (as of the close of business on the last calendar day of the applicable month) and payable monthly in arrears. The Administration Fee is an expense paid out of the Company’s net assets.

Notes to Financial Statement (continued)

January 31, 2023

Expressed in US Dollars

Expense Limitation and Reimbursement Agreement

The Company entered into an Expense Limitation and Reimbursement Agreement (the “Expense Limitation Agreement”) with the Advisor for a one-year term beginning on the initial closing date for subscriptions for shares and ending on the one-year anniversary thereof (the “Limitation Period”). The Advisor may extend the Limitation Period for a period of one year on an annual basis. The Expense Limitation Agreement limits the amount of the Company’s aggregate monthly Other Operating Expenses (as defined below). The Advisor has agreed that it will pay, absorb or reimburse the Company’s aggregate monthly Other Operating Expenses (as defined below) on the Company’s behalf (which, for the avoidance of doubt, may include any Other Operating Expenses incurred prior to the effective date of the Advisory Agreement) (each such payment, absorption or reimbursement, a “Required Expense Payment”), such that the aggregate monthly Other Operating Expenses borne by the Company during the Limitation Period shall not exceed 1.00%, on an annualized basis, of the Company’s month-end net assets (the “Expense Cap”). For any month in which the Company’s aggregate monthly Other Operating Expenses exceed the Expense Cap, the Advisor shall make a Required Expense Payment to the extent necessary to eliminate such excess. The Advisor may also directly pay expenses on behalf of the Company and waive reimbursement under the Expense Limitation Agreement. “Other Operating Expenses” shall include all of the Company’s operating expenses, including O&O Expenses, but shall exclude Specified Expenses (as defined below). “O&O Expenses” shall include all of the fees, costs, charges, expenses, liabilities and obligations incurred in relation to or in connection with the establishment of the Company, the marketing and offering of the Shares (including, among other things, legal, accounting, subscription processing and filing fees and expenses and other expenses pertaining to this offering), and the establishment, organization and creation of the operational structure of the Company and its special purpose vehicle subsidiaries, including travel, lodging, meals, entertainment, legal, accounting, regulatory compliance, fees of professional advisors, printing, postage, regulatory and tax filing fees, and other costs of establishment.

Voluntary Expense Support. At such times as the Advisor determines, the Advisor may elect to pay or reimburse certain additional fees and expenses of the Company on the Company’s behalf, including all or any portion of a Specified Expense (each such payment or reimbursement, a “Voluntary Expense Payment” and, together with a Required Expense Payment, the “Expense Payments”); provided that no portion of a Voluntary Expense Payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Company. In making a Voluntary Expense Payment, the Advisor will designate, as it deems necessary or advisable, what type of expense it is paying.

Company Obligation. The Company shall have no obligation to reimburse or pay the Advisor for any Expense Payment unless the Company has received at least $100.0 million in gross proceeds from the sale of Shares (the “Offering Proceeds Threshold”), following which time, such Expense Payments shall be subject to recoupment by the Advisor to the extent that such recoupment would not cause the Company to exceed the Expense Cap. Calculation of the Offering Proceeds Threshold shall exclude gross proceeds from Shares purchased by the Advisor and by the Company’s directors and officers.

Specified Expenses. The Expense Cap applies only to the Company’s aggregate monthly Other Operating Expenses, which excludes Specified Expenses. “Specified Expenses” include: (i) the base management fee under the Advisory Agreement; (ii) all fees and expenses charged by the non-affiliated investment managers of the underlying funds and other investments in which the Company invests (including management fees, performance or incentive fees and redemption or withdrawal fees, however titled or structured) (the “Acquired Fund Fees and Expenses”); (iii) the incentive fee under the Advisory Agreement; (iv) transactional costs, including legal costs and brokerage commissions, associated with the acquisition and disposition of the Company’s investments; (v) interest payments incurred on borrowings by the Company or its subsidiaries; (vi) fees and expenses incurred in connection with any credit facility obtained by the Company or any of its subsidiaries, including any expenses for acquiring ratings related to the credit facilities; (vii) distribution and shareholder servicing fees, as applicable; (viii) taxes; and (ix) extraordinary expenses resulting from events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceeding, indemnification expenses and expenses in connection with holding and/or soliciting proxies for all annual and other meetings of the Company’s shareholders.

Excess Expenses. In consideration of the Advisor’s agreement, the Company agrees to carry forward the amount of any Expense Payment (“Excess Expenses”) for a period not to exceed three years from the end of the month in which such fees and expenses were waived, reimbursed or paid by the Advisor, and to reimburse the Advisor in the amount of such Excess Expenses as promptly as possible, on a monthly basis, even if such reimbursement occurs after the termination of the Limitation Period, provided that the waived fees, reimbursed expenses or directly paid expenses have fallen to a level below the Expense Cap and the reimbursement amount does not raise the level of waived fees, reimbursed expenses or directly paid expenses in the month the reimbursement is being made to a level that exceeds the Expense Cap applicable at that time. For the avoidance of doubt, if at the end of any fiscal year in which the Company has reimbursed the Advisor for any Excess Expenses, the Company’s waived fees, reimbursed expenses or directly paid expenses for such fiscal year exceed the Expense Cap applicable at that time, the Advisor shall promptly pay the Company an amount equal to the lesser of: (i) the amount by which the Company’s waived fees, reimbursed expenses or directly paid expenses for such fiscal year exceed the Expense Cap; and (ii) the amount of reimbursements for Excess Expenses paid by the Company to the Advisor in such fiscal year.

Notes to Financial Statement (continued)

January 31, 2023

Expressed in US Dollars

7.	Subsequent Events

The Company has evaluated subsequent events through April 19, 2023, the date the financial statement was available for issuance.

On February 23, 2023, the Company formed a wholly owned subsidiary, SPV Facility I LLC (“SPV Facility I”) to be used in obtaining a revolving credit facility, as described below.

On April 3, 2023, the Company executed the agreements described herein including the Advisory Agreement, the Administration Agreement, and the Expense Limitation Agreement.

On April 3, 2023, the Company sold 741,800 Shares at a price of $25.00 per share for an aggregate of $18.5 million in the initial closing of its private offering of Shares (the “Initial Closing”).

On April 3, 2023, in connection with the acquisition of the Initial Portfolio, the Company, through SPV Facility I as borrower, entered into a Loan and Security Agreement (the “MassMutual SPV I Facility”) with Massachusetts Mutual Life Insurance Company (“MassMutual”), as the administrative agent and facility servicer, and the lenders party thereto from time to time.

Under the MassMutual SPV I Facility, the lenders have made commitments of $200.0 million. Borrowings under the MassMutual SPV I Facility will generally bear interest at a rate per annum equal to Term SOFR plus a margin of 3.25%, with a 1.0% floor on Term SOFR, and the MassMutual SPV I Facility will have an advance rate of 58% against eligible portfolio assets. The MassMutual SPV I Facility is secured by all of the assets of SPV Facility I and a pledge over 100% of the equity interest in SPV Facility I held by the Company. The MassMutual SPV I Facility requires payment of (a) a non-use fee during the 18-month availability period of 0.40% on the difference between the average daily outstanding balance under the facility relative to the maximum amount of commitments at such time, and (b) after the 18-month availability period until the stated maturity date, a utilization fee equal to the positive difference, if any, in respect of any period between (i) the amount of interest that would have accrued under the MassMutual SPV I Facility if the principal outstanding thereunder were equal to 75% of the maximum commitment amount in that period, and (ii) the amount of interest that actually accrued under the MassMutual SPV I Facility for such period on the loans advanced thereunder. The Advisor paid, on the Company’s behalf, a customary upfront 1.25% commitment fee in connection with the MassMutual SPV I Facility, which amount is subject to reimbursement by the Company under an Expense Limitation Agreement. The MassMutual SPV I Facility matures on March 31, 2033, unless sooner terminated in accordance with its terms.

The MassMutual SPV I Facility also includes various covenants applicable to the Company, in addition to those applicable to SPV Facility I, including covenants relating to certain changes of control of the Company and SPV Facility I. The MassMutual SPV I Facility provides for events of default customary for a facility of its type, including with respect to payment defaults, breach of representations and covenants, cross default provisions, lien and judgment limitations, and bankruptcy.

On April 3, 2023, SPV Facility I drew $19.5 million from the MassMutual SPV I Facility.

On April 3, 2023, shortly prior to the Company’s election to be regulated as a BDC, the Company, through SPV Facility I, acquired from SC Co-Investments Private Debt Fund L.P. (the “Seller”) a select portfolio of first lien, senior secured private credit investments in, and funding obligations to, well-established middle-market businesses that operate across a wide range of industries (the “Initial Portfolio”). The Company used the proceeds from the Initial Closing along with borrowings under the MassMutual SPV I Facility, to purchase the Initial Portfolio. SPV Facility I purchased the Initial Portfolio pursuant to the terms of a Participation and Assignment Agreement (the “Initial Portfolio Transfer Agreement”).

The aggregate purchase price (the “Purchase Price”) for the Initial Portfolio was $37.4 million, which is equal to the sum of the fair values of each asset and unfunded commitment in the Initial Portfolio as of the time immediately prior to closing under the Initial Portfolio Transfer Agreement. For purposes of determining the Purchase Price, the assets and unfunded commitments in the Initial Portfolio were valued as of February 28, 2023 by an independent third-party valuation firm. In connection with the closing under the Initial Portfolio Transfer Agreement and the acquisition of the Initial Portfolio, the Advisor conducted certain valuation procedures to confirm whether there had been any material changes to the fair value of the investments and obligations in the Initial Portfolio since February 28, 2023 and adjusted the Purchase Price in accordance with the terms of the Initial Portfolio Transfer Agreement to reflect the fair value of the investments and obligations in the Initial Portfolio as of the time immediately prior to closing under the Initial Portfolio Transfer Agreement.

On April 3, 2023, following the closing under the Initial Portfolio Transfer Agreement, the Company filed an election to be treated as a BDC under the 1940 Act.

Report of Independent Auditors

To the Shareholder and the Board of Directors of StepStone Private Credit Fund LLC

Opinion

We have audited the special purpose schedule of investments of SC Co-Investments Private Debt Fund L.P. (the “Seller”) as of January 31, 2023 to be acquired by StepStone Private Credit Fund LLC (the “Company”) and the related notes (collectively referred to as the “financial statement”).

In our opinion, the accompanying financial statement presents fairly, in all material respects, the investments to be acquired by the Company at January 31, 2023, pursuant to the Participation and Assignment Agreement described in Note 1, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Company, and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of Accounting

We draw attention to Note 2 to the financial statement, which describes that the accompanying financial statement has been prepared in accordance with accounting principles generally accepted in the United States of America based on the selected investments identified in the Participation and Assignment Agreement described in Note 1. The financial statement is not intended to be a complete presentation of the Seller’s financial statements. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America based on the selected investments identified in the Participation and Assignment Agreement described in Note 1. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement is free of material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young LLP

Los Angeles, CA

April 19, 2023

SC CO-INVESTMENTS PRIVATE DEBT FUND L.P.

Special Purpose Schedule of Investments

As of January 31, 2023, to be acquired by StepStone Private Credit Fund LLC

Investments	Footnotes	Industry	Reference Rate Spread	Interest Rate	Maturity Date	Outstanding Principal	Amortized Cost	Fair Value	Percentage of Fair Value
Debt Investments
First Lien Senior Secured
AIDC IntermediateCo. 2, LLC Initial Term Loan	(1)(2)(3)(4)(5)(7)	Industrials	SOFR + 6.25%	11.06%	07/22/2027	$6,296,934	$6,222,817	$6,296,934	19%
BBG, Inc. Initial Term Loan	(1)(2)(3)(4)(5)(7)	Real Estate	SOFR + 6%	10.94%	01/08/2026	5,992,416	5,926,542	5,703,228	17%
BCI Burke Holding Corp. Closing Date Term Loan	(1)(2)(3)(4)(5)(7)	Consumer Discretionary	LIBOR + 5.5%	10.23%	12/14/2027	1,599,559	1,579,780	1,572,240	5%
By Light Professional IT Services LLC Fifth Additional Term Loan	(1)(2)(3)(4)(5)(7)	Information Technology	LIBOR + 6.875%	11.45%	05/16/2024	2,052,370	2,041,422	2,042,547	6%
Community Care Partners, LLC Closing Date Term Loan	(1)(2)(3)(4)(5)(7)	Health Care	SOFR + 5.75%	10.68%	06/10/2026	2,012,893	1,996,824	2,004,591	6%
Community Care Partners, LLC Delayed Draw Term B Loan	(1)(2)(3)(4)(5)(6)(7)(8)	Health Care	SOFR + 5.75%	1.00%	06/10/2026	-	(2,203)	(1,229)	0%
Integrity Marketing Acquisition, LLC Amendment No. 9 Delayed Draw Term Loan	(1)(2)(3)(4)(5)(6)(7)	Financials	SOFR + 6.3%	10.91%	08/27/2025	2,373,737	2,326,018	2,373,737	7%
PVI Holdings, Inc. Term Loan	(1)(2)(3)(4)(5)(7)	Industrials	SOFR + 6.48%	9.44%	07/18/2027	7,000,000	6,936,125	7,000,000	21%
SageSure Holdings, LLC Closing Date Term Loan	(1)(2)(3)(4)(5)(7)	Financials	LIBOR + 5.75%	10.32%	01/28/2028	4,495,927	4,407,406	4,471,384	13%
SageSure Holdings, LLC Delayed Draw Term Loan	(1)(2)(3)(4)(5)(6)(7)	Financials	LIBOR + 5.75%	10.32%	01/28/2028	194,893	171,258	188,146	1%
Superjet Buyer, LLC Initial Term Loan	(1)(2)(3)(4)(5)(7)	Information Technology	LIBOR + 5.75%	10.48%	12/30/2027	1,537,890	1,524,406	1,517,535	5%
Total First Lien Senior Secured						33,556,618	33,130,394	33,169,112	100.00%

Total Investments						$33,556,618	$33,130,394	$33,169,112	100.00%

(1)	Investment is non-controlled/non-affiliated investments as defined by the Investment Company Act of 1940, as amended (the “1940 Act”). The 1940 Act classifies investments based on the level of control that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally presumed to be “non-controlled” when the Company owns 25% or less of the portfolio company’s voting securities and “controlled” when the Company owns more than 25% of the portfolio company’s voting securities. The 1940 Act also classifies investments further based on the level of ownership that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as “non-affiliated” when the Company owns less than 5% of a portfolio company’s voting securities and “affiliated” when the Company owns 5% or more of a portfolio company’s voting securities. The Company generally acquires its investments in private transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). These investments are generally subject to certain limitations on resale, and may be deemed to be “restricted securities” under the Securities Act. All investments are Level 3 unless otherwise indicated.

(2)	Investment is U.S. domiciled and no investment represents a 5% or more interest in any outstanding class of voting security of the portfolio company

(3)	Income-producing debt investment and pays all cash.

(4)	Investment is treated as a qualifying asset under Section 55(a) of the 1940 Act.

(5)	The fair value of the investments were valued using significant unobservable inputs.

(6)	Investment has undrawn commitments. Unamortized fees are classified as unearned income which reduces cost basis, which may result in a negative cost basis. A negative fair value may result from the unfunded commitment being valued below par. No interest is being earned. The investment may be subject to an unused/letter of credit facility fee.

(7)	The majority of the investments bear interest at rates that may be determined by reference to London Interbank Offered Rate (“LIBOR” or “L”), as well as Secured Overnight Financing Rate (“SOFR” or “S”), which reset monthly or quarterly. For each such investment, the Company has provided the spread over LIBOR and SOFR and the current contractual interest rate in effect at January 31, 2023. The interest rate disclosed is based on the reference rate as of the last reset date which may differ from the reference rate as of 1/31/2023. As of January 31, 2023, effective rates for 1 Month (“M”) L, 3M L, 6M L and 12M L are 4.58%, 4.80%, 5.09% and 5.32% respectively. As of January 31, 2023, effective rates for 1M S, 3M S and 6M S, are 4.31%, 4.07% and 3.36, respectively. For portfolio companies with multiple interest rate contracts, the interest rate shown is a weighted average current interest rate in effect as of January 31, 2023. Certain investments are subject to a LIBOR or SOFR floor.

(8)	Position is an unfunded delayed draw term loan with no rate setting

SC CO-INVESTMENTS PRIVATE DEBT FUND L.P.

Notes to the Special Purpose Schedule of Investments

As of January 31, 2023, to be acquired by StepStone Private Credit Fund LLC

1.	Description and Organization

SC Co-Investments Private Debt Fund L.P. (the “Seller”) is a Cayman Island exempted limited liability partnership registered on July 25, 2017. The Seller is registered with the Cayman Islands Monetary Authority with a registration number of 1720364.

StepStone Private Credit Fund LLC (the “Company”) is a Delaware limited liability company which was formed on September 26, 2022. The Company intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company seeks to achieve attractive risk-adjusted returns mainly by investing in various credit-related strategies, including investments through underlying funds. The Company is externally managed by StepStone Group Private Debt LLC (the “Advisor”), an investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). StepStone Group Europe Alternative Investments Limited (“SGEAIL”) serves as the Seller’s investment manager and as the Company’s sub-advisor.

The Seller and the Company intend to enter into a Participation and Assignment Agreement (the “Initial Portfolio Transfer Agreement”). Pursuant to the Initial Portfolio Transfer Agreement, and prior to the Company’s election to be regulated as a BDC under the 1940 Act, the Seller will sell to the Company’s wholly-owned subsidiary certain investments and unfunded lending obligations identified on the accompanying special purpose schedule of investments for an aggregate purchase price equal to the sum of the fair values of each such asset as of the time immediately prior to closing under the Initial Portfolio Transfer Agreement.

The accompanying special purpose schedule of investments reflects the principal balances and fair values of the investments expected to be sold by the Seller to the Company as of January 31, 2023. The principal balances and fair values of the investments and unfunded lending obligations expected to be acquired by the Company will be determined on the transaction date and will differ from the principal balances and fair values reported in the accompanying special purpose schedule of investments. The investments ultimately acquired by the Company may differ from the investments identified on the accompanying special purpose schedule of investments.

2.	Significant Accounting Policies

The following is a summary of significant accounting policies consistently followed by the Company in the preparation of the special purpose schedule of investments and the related notes (collectively referred to as the “financial statement”) in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The Company is an investment company following the accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 946, “Financial Services – Investment Companies”, and therefore the Company reports investments at fair value.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ materially from those estimates.

Security Transactions

Security transactions are recorded on a trade-date basis. The amortized cost of investments represents the original cost adjusted for the accretion/amortization of discounts and premiums on such investments.

3.	Investment Valuations and Fair Value Measurements

As of January 31, 2023, 100% of investments at fair value, or $33.2 million, was invested in senior secured first lien loans and related unfunded commitments across 9 portfolio companies. Investments are valued in accordance with the fair value principles established by FASB ASC Topic 820, Fair Value Measurement (“ASC Topic 820”) and in accordance with the 1940 Act. ASC Topic 820’s definition of fair value focuses on the amount that would be received to sell the asset or paid to transfer the liability in the principal or most advantageous market, and prioritizes the use of market-based inputs (observable) over entity-specific inputs (unobservable) within a measurement of fair value.

ASC 820 establishes a “fair value hierarchy” to prioritize the assumptions or inputs market participants use in arriving at the fair value estimate and to enhance the consistency and comparability of the related disclosure. In determining a fair value estimate, market participants are to use the highest level of inputs available as defined by the hierarchy below.

Level 1: Quoted prices in active markets for identical assets or liabilities

●	Level 1 is the highest level of input where the fair value is calculated using a market price times the quantity held

Level 2: Observable prices in active markets for similar assets or liabilities

●	Assumptions are made in arriving at the fair value estimate based on market data obtained from independent sources

SC CO-INVESTMENTS PRIVATE DEBT FUND L.P.

Notes to the Special Purpose Schedule of Investments

As of January 31, 2023, to be acquired by StepStone Private Credit Fund LLC

Level 3: Unobservable inputs

●	Assumptions are made in arriving at the fair value estimate based on the best information available

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of observable input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

For securities or investments that are quoted, traded or exchanged in an accessible, active market, the value of the asset is determined by multiplying the number of securities held by the quoted market price as of the measurement (or reporting) date. There is no liquidity or restriction discount regardless of ownership structure or the ability to control the sale of the asset.

In determining the estimated fair value of performing private credit/debt or debt like securities for which there is no actively traded market, the estimate of fair value will consider such factors as the current market environment relative to that of the investment held, the tenor of maturity date of the investment, the operating performance of the issuer, the concern for maintaining any covenant levels embedded in the instrument, the ability of the issuer to call the security (and the associated redemption price), market interest rate spreads, and the general overall credit quality of the security over the life of the investment.

Each private credit investment was assigned an internal credit rating. The ratings are based on available fundamental information and used in conjunction with market inputs to create an estimate of fair value. Assets with lower internal credit ratings are considered for additional or alternative procedures for obtaining a fair value, which will include, but are not limited to, a review of market inputs and performance and other relevant information on comparable assets.

Defaulted private debt/credit positions are valued using several methods including the following: discounting the expected cash flows of the investment; valuing the net assets of the company; reviewing comparable precedent transactions involving similar companies; and using a performance multiple or market-based approach. None of the assets in the financial statement have defaulted or are on non-accrual.

The following table shows information about Level 3 investments by investment type measured at fair value as of January 31, 2023:

As of January 31, 2023	Level 1	Level 2	Level 3	Total
Assets:
First Lien Senior Secured Term Loans	$—	$—	$33,169,112	$33,169,112
Total	—	—	33,169,112	33,169,112

Significant Unobservable Inputs

ASC Topic 820 requires disclosure of quantitative information about the significant unobservable inputs used in the valuation of assets and liabilities classified as Level 3 within the fair value hierarchy. The valuation techniques and significant unobservable inputs used in Level 3 fair value measurements of assets as of January 31, 2023 were as follows:

Investment Type	Fair Value at January 31, 2023	Valuation Techniques	Unobservable Inputs	Ranges	Average
First Lien Senior Secured Term Loans	$33,169,112	Yield Method	Market Yield Discount Rates	9.91%-13.53%	11.01%

SC CO-INVESTMENTS PRIVATE DEBT FUND L.P.

Notes to the Special Purpose Schedule of Investments

As of January 31, 2023, to be acquired by StepStone Private Credit Fund LLC

4.	Concentration of Credit Risks

The first lien senior secured term loan investments identified in the financial statement may be affected by business, financial market or legal uncertainties. Prices of investments may be volatile, and a variety of factors that are inherently difficult to predict, such as domestic economic and political developments, may significantly affect the value of these investments. In addition, the value of these investments may fluctuate as the general level of interest rates fluctuate. The value of these investments may be detrimentally affected to the extent an issuer defaults on its obligations, there is insufficient collateral and/or there are extensive legal and other costs incurred in collecting on a defaulted loan.

5.	Commitments and Contingencies

In the ordinary course of its business, the Company enters into contracts or agreements that contain indemnifications or warranties. Future events could occur that might lead to the enforcement of these provisions against the Company. The Company believes that the likelihood of such an event is remote; however, the maximum potential exposure is unknown. No accrual has been made in the consolidated financial statements as of January 31, 2023 for any such exposure.

The Seller is party to certain delay draw credit agreements with its portfolio companies, which require the Seller to make future advances at the issuers’ discretion during a defined commitment period. For certain unfunded delay draw credit agreements, the Seller will transfer the obligation to fund the delay draw to the Company pursuant to the terms of the Initial Portfolio Transfer Agreement.

As of January 31, 2023 the Seller had the following unfunded commitments to fund delayed draw loans:

Portfolio Company	January 31, 2023
Community Care Partners, LLC Delayed Draw Term B Loan	$297,901
Integrity Marketing Acquisition, LLC Amendment No. 9 Delayed Draw Term Loan	530,667
SageSure Holdings, LLC Delayed Draw Term Loan	1,041,211
Total unfunded commitments	$1,869,779

6.	Subsequent Events

The Company evaluated subsequent events through April 19, 2023, the date the financial statement was available for issuance.

On February 23, 2023, the Company formed a wholly owned subsidiary, SPV Facility I LLC (“SPV Facility I”) to be used in obtaining a revolving credit facility, as described below.

On April 3, 2023, the Company sold 741,800 shares of its limited liability company interests (the “Shares”) at a price of $25.00 per share for an aggregate of $18,545,000 in the initial closing of its private offering of Shares (the “Initial Closing”).

SC CO-INVESTMENTS PRIVATE DEBT FUND L.P.

Notes to the Special Purpose Schedule of Investments

As of January 31, 2023, to be acquired by StepStone Private Credit Fund LLC

On April 3, 2023, in connection with the acquisition of the Initial Portfolio, the Company, through SPV Facility I as borrower, entered into a Loan and Security Agreement (the “MassMutual SPV I Facility”) with Massachusetts Mutual Life Insurance Company (“MassMutual”), as the administrative agent and facility servicer, and the lenders party thereto from time to time.

Under the MassMutual SPV I Facility, the lenders have made commitments of $200.0 million. Borrowings under the MassMutual SPV I Facility will generally bear interest at a rate per annum equal to Term SOFR plus a margin of 3.25%, with a 1.0% floor on Term SOFR, and the MassMutual SPV I Facility will have an advance rate of 58% against eligible portfolio assets. The MassMutual SPV I Facility is secured by all of the assets of SPV Facility I and a pledge over 100% of the equity interest in SPV Facility I held by the Company. The MassMutual SPV I Facility requires payment of (a) a non-use fee during the 18-month availability period of 0.40% on the difference between the average daily outstanding balance under the facility relative to the maximum amount of commitments at such time, and (b) after the 18-month availability period until the stated maturity date, a utilization fee equal to the positive difference, if any, in respect of any period between (i) the amount of interest that would have accrued under the MassMutual SPV I Facility if the principal outstanding thereunder were equal to 75% of the maximum commitment amount in that period, and (ii) the amount of interest that actually accrued under the MassMutual SPV I Facility for such period on the loans advanced thereunder. The Advisor paid, on the Company’s behalf, a customary upfront 1.25% commitment fee in connection with the MassMutual SPV I Facility, which amount is subject to reimbursement by the Company under an Expense Limitation and Reimbursement Agreement between the Company and the Advisor. The MassMutual SPV I Facility matures on March 31, 2033, unless sooner terminated in accordance with its terms.

The MassMutual SPV I Facility also includes various covenants applicable to the Company, in addition to those applicable to SPV Facility I, including covenants relating to certain changes of control of the Company and SPV Facility I. The MassMutual SPV I Facility provides for events of default customary for a facility of its type, including with respect to payment defaults, breach of representations and covenants, cross default provisions, lien and judgment limitations, and bankruptcy.

On April 3, 2023, SPV Facility I drew $19.5 million from the MassMutual SPV I Facility.

On April 3, 2023, shortly prior to the Company’s election to be regulated as a BDC, the Company, through SPV Facility I, acquired from the Seller a select portfolio of first lien, senior secured private credit investments in, and funding obligations to, well-established middle-market businesses that operate across a wide range of industries (the “Initial Portfolio”). The Company used the proceeds from the Initial Closing along with borrowings under the MassMutual SPV I Facility, to purchase the Initial Portfolio. SPV Facility I purchased the Initial Portfolio pursuant to the terms of the Initial Portfolio Transfer Agreement. The Initial Portfolio includes two first lien, senior secured private credit investments that were added to the list of transferred assets subsequent to the date of this financial statement.

The aggregate purchase price (the “Purchase Price”) for the Initial Portfolio was $37.4 million, which is equal to the sum of the fair values of each asset and unfunded commitment in the Initial Portfolio as of the time immediately prior to closing under the Initial Portfolio Transfer Agreement. For purposes of determining the Purchase Price, the assets and unfunded commitments in the Initial Portfolio were valued as of February 28, 2023 by an independent third-party valuation firm. In connection with the closing under the Initial Portfolio Transfer Agreement and the acquisition of the Initial Portfolio, the Advisor conducted certain valuation procedures to confirm whether there had been any material changes to the fair value of the investments and obligations in the Initial Portfolio since February 28, 2023 and adjusted the Purchase Price in accordance with the terms of the Initial Portfolio Transfer Agreement to reflect the fair value of the investments and obligations in the Initial Portfolio as of the time immediately prior to closing under the Initial Portfolio Transfer Agreement.

On April 3, 2023, following the closing under the Initial Portfolio Transfer Agreement, the Company filed an election to be treated as a BDC under the 1940 Act.

STEPSTONE PRIVATE CREDIT FUND LLC

Statement of Assets and Liabilities

(Unaudited)

Expressed in US Dollars

As of March 31, 2023
Assets
Cash	$10,000
Total assets	$10,000

Commitments and contingencies (Note 5)

Shareholder’s equity
Common shares, no par value, unlimited shares authorized, 400 shares
issued and outstanding	10,000
Total shareholder’s equity	10,000

Total shareholder’s equity	$10,000

Net asset value per share	$25.00

Notes to Unaudited Financial Statement

March 31, 2023

Expressed in US Dollars

1.	Description and Organization

StepStone Private Credit Fund LLC (the “Company”) is a Delaware limited liability company which was formed on September 26, 2022. The Company intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company seeks to achieve attractive risk-adjusted returns mainly by investing in various credit-related strategies, including investments through underlying funds. The Company is externally managed by StepStone Group Private Debt LLC (the “Advisor”), an investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Advisor also serves as the Company’s administrator pursuant to an administration agreement (the “Administration Agreement”). SEI Investments Global Funds Services (the “Sub-Administrator”) provides certain outsourced administration and outsourced accounting services for the Company.

There were no operations prior to March 31, 2023. As of March 31, 2023, the Advisor contributed $10,000 of capital to the Company in exchange for 400 shares of the Company’s limited liability company interests (the “Shares”). The initial meeting of the Board of Directors of the Company was held on January 11, 2023.

On February 23, 2023, the Company formed a wholly owned subsidiary, SPV Facility I LLC to be used in obtaining a revolving credit facility, as described in Note 7.

2.	Significant Accounting Policies

The following is a summary of significant accounting policies consistently followed by the Company in the preparation of its statement of assets and liabilities and the related notes (collectively referred to as the “financial statement”) in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The Company is an investment company following the accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 946, “Financial Services – Investment Companies”, and therefore the Company reports investments at fair value. Separate statements of income, changes in equity, and cash flows have not been presented in the financial statement because principal operations have not commenced.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ materially from those estimates.

Organizational and Offering Costs

Organization and offering costs will only be borne by the Company if the Company receives $100.0 million in gross proceeds from the sale of shares, excluding shares purchased by the Advisor and by the Company’s directors and officers. Following such time, costs associated with the organization of the Company will be expensed as incurred. Costs associated with the offering of its shares are capitalized as deferred offering costs and amortized over a 12 month period from the date of the associated offering. See Note 5. Commitments and Contingencies for details of the Company’s Expense Limitation Agreement.

Notes to Unaudited Financial Statement (continued)

March 31, 2023

Expressed in US Dollars

Cash

Cash is comprised of cash at the custodian bank and is subject to credit risk to the extent those balances exceed applicable Federal Deposit Insurance Corporation limitations.

3.	Income Taxes

The Company intends to elect to be regulated as a BDC under the 1940 Act. The Company also intends to elect to be treated as a regulated investment company (“RIC”) for U.S. federal income tax purposes under Subchapter M of the Internal Revenue Code of 1986, as amended. So long as the Company maintains its status as a RIC, it generally will not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to shareholders. Rather, any tax liability related to income earned and distributed by the Company represents obligations of the Company’s investors and will not be reflected in the financial statement of the Company.

To qualify and be subject to tax as a RIC for U.S. federal income tax purposes, the Company will need to ensure that (among other things) it satisfies certain sources of income and asset diversification requirements and distributes to its shareholders, for each taxable year, an amount equal to at least 90% of the sum of (i) its investment company taxable income for that year (without regard to the deduction for dividends paid), which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income. In addition, based on the excise tax distribution requirements, the Company is subject to a 4% nondeductible federal excise tax on undistributed income unless the Company distributes in a timely manner in each taxable year an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax is considered to have been distributed.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its financial statement to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analyses of tax laws, regulations and interpretations thereof. As of March 31, 2023, no tax expenses and no interest and penalties were incurred.

Notes to Unaudited Financial Statement (continued)

March 31, 2023

Expressed in US Dollars

4.	Shareholder’s Equity

The Company is authorized to issue an unlimited number of shares. As of March 31, 2023, the Company had issued 400 shares and all are outstanding.

5.	Commitments and Contingencies

The Advisor has agreed to pay all of the Company’s organizational and offering expenses. These expenses consist primarily of legal fees and other costs of organizing the Company and issuing shares. The Company has no obligation to reimburse the Advisor for such advanced expenses until the time at which the Company receives $100.0 million in gross proceeds from the sale of shares, excluding shares purchased by the Advisor and by the Company’s directors and officers. Following such time, all organizational and offering costs of the Company paid by the Advisor will be subject to recoupment by the Advisor to the extent that such recoupment is probable. The recoupment is limited to the amount of the Expense Cap under the Expense Limitation Agreement (each as defined in Note 6). Under the Expense Limitation Agreement, the Advisor is permitted to recoup from the Company any such amounts for a period not to exceed three years from the month in which such fees and expenses were paid. As the Company has not yet received $100.0 million in gross proceeds from the sale of shares, excluding shares purchased by the Advisor and the Company’s directors and officers as of the date of this financial statement, no such costs have been recorded. The total organization and offering costs incurred through March 31, 2023 were $1,327,622.

6.	Agreements and Related Party Transactions

Advisory Agreement

Pursuant to the terms of the Investment Advisory Agreement (the “Advisory Agreement”), the Advisor manages the Company’s day-to-day operations and provides the Company with investment advisory and management services. The Advisor is a wholly-owned subsidiary of Swiss Capital Alternative Investments AG (“SCAI”), which is an affiliate of StepStone Group LP (“StepStone Group”). StepStone Group makes certain personnel and resources available to the Advisor pursuant to the terms of a resource sharing agreement.

Under the Advisory Agreement, the Company will pay the Advisor fees for investment management services consisting of a base management fee (the “Base Management Fee”) and an incentive fee (the “Incentive Fee”).

Any of the fees payable to the Advisor under the Advisory Agreement for any partial month or calendar quarter will be appropriately prorated. The Advisor may agree to temporarily defer or permanently waive, in whole or in part, the Base Management Fee and/or the Incentive Fee. Prior to the payment of any fee to the Advisor, the Company will obtain written instructions from the Advisor with respect to any waiver or deferral of any portion of such fees. Any portion of a deferred fee payable to the Advisor and not paid over to the Advisor with respect to any month, calendar quarter or year shall be deferred without interest and may be paid over in any such other month prior to the termination of Advisory Agreement, as the Advisor may determine upon written notice to the Company.

Notes to Unaudited Financial Statement (continued)

March 31, 2023

Expressed in US Dollars

The Base Management Fee will be payable monthly in arrears at an annual rate of 1.00% of the value of Company’s net assets as of the beginning of the first calendar day of the applicable month, commencing with the first calendar day of the first full calendar month following the date of the Company’s election to be treated as a BDC under the 1940 Act. For purposes of the Advisory Agreement, the value of the Company’s “net assets” means the Company’s total assets less liabilities determined on a consolidated basis in accordance with U.S. GAAP. All or any part of the Base Management Fee not taken as to any month will be deferred without interest and may be taken in such other month as the Advisor determines.

The Incentive Fee will consist of two components: an income-based incentive fee and a capital gains-based incentive fee, that are independent of each other, with the result that one component may be payable even if the other is not.

The first part of the Incentive Fee, referred to as the “Income Incentive Fee,” will be calculated and payable quarterly in arrears based on the Company’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter. The payment of the Income Incentive Fee will be subject to a quarterly hurdle rate, expressed as a rate of return on the value of the Company’s net assets at the end of the most recently completed calendar quarter, of 1.25% (5.0% annualized) (the “Hurdle Rate”), subject to a “catch up” feature (as described below).

For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance) such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company (or its wholly-owned subsidiaries) receives from portfolio companies) accrued during the calendar quarter, minus the Company’s and its subsidiaries’ operating expenses for the quarter (including the Base Management Fee, expenses and fees paid to the Advisor under the Administration Agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee and any shareholder servicing and/or distribution fees). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero-coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The calculation of the Income Incentive Fee for each quarter is as follows:

●	No Income Incentive Fee will be payable to the Advisor in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate;

●	100% of the dollar amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than or equal to 1.3514% in any calendar quarter (5.4056% annualized) will be payable to the Advisor. This portion of the Company’s Income Incentive Fee that exceeds the Hurdle Rate but is less than or equal to 1.3514% is referred to as the “catch up” and is intended to provide the Advisor with an Incentive Fee of 7.5% on all of the Company’s Pre-Incentive Fee Net Investment Income when the Company’s Pre-Incentive Fee Net Investment Income reaches 1.3514% (5.4056% annualized) on net assets in any calendar quarter; and

Notes to Unaudited Financial Statement (continued)

March 31, 2023

Expressed in US Dollars

●	7.5% of the dollar amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 1.3514% (5.4056% annualized) on net assets in any calendar quarter will be payable to the Advisor once the Hurdle Rate and catch-up have been achieved (7.5% of the Company’s Pre-Incentive Fee Net Investment Income thereafter will be allocated to the Advisor).

The second part of the Incentive Fee, referred to as the “Capital Gains-Based Incentive Fee,” will be an incentive fee on capital gains and will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement). This fee will equal 7.5% of the Company’s incentive fee capital gains, which will equal the Company’s realized capital gains on a cumulative basis from the effective date of the Advisory Agreement, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis from effective date of the Advisory Agreement, less the aggregate amount of any previously paid Capital Gains-Based Incentive Fee.

Each year, the fee paid for the Capital Gains-Based Incentive Fee is net of the aggregate amount of any previously paid Capital Gains-Based Incentive Fee for all prior periods. The Company will accrue, but will not pay, a Capital Gains-Based Incentive Fee with respect to unrealized appreciation because a Capital Gains-Based Incentive Fee would be owed to the Advisor if the Company were to sell the relevant investment and realize a capital gain.

Administration Agreement

The Advisor also serves as the Company’s administrator pursuant to the Administration Agreement and performs certain administrative, accounting and other services for the Company. In consideration of these administrative services, the Company pays the Advisor the administration fee (the “Administration Fee”) in an amount up to 0.30% on an annualized basis of the Company’s net assets. The Administration Fee is calculated based on the Company’s month-end net asset value (as of the close of business on the last calendar day of the applicable month) and payable monthly in arrears. The Administration Fee is an expense paid out of the Company’s net assets.

Notes to Unaudited Financial Statement (continued)

March 31, 2023

Expressed in US Dollars

Expense Limitation and Reimbursement Agreement

The Company entered into an Expense Limitation and Reimbursement Agreement (the “Expense Limitation Agreement”) with the Advisor for a one-year term beginning on the initial closing date for subscriptions for shares and ending on the one-year anniversary thereof (the “Limitation Period”). The Advisor may extend the Limitation Period for a period of one year on an annual basis. The Expense Limitation Agreement limits the amount of the Company’s aggregate monthly Other Operating Expenses (as defined below). The Advisor has agreed that it will pay, absorb or reimburse the Company’s aggregate monthly Other Operating Expenses (as defined below) on the Company’s behalf (which, for the avoidance of doubt, may include any Other Operating Expenses incurred prior to the effective date of the Advisory Agreement) (each such payment, absorption or reimbursement, a “Required Expense Payment”), such that the aggregate monthly Other Operating Expenses borne by the Company during the Limitation Period shall not exceed 1.00%, on an annualized basis, of the Company’s month-end net assets (the “Expense Cap”). For any month in which the Company’s aggregate monthly Other Operating Expenses exceed the Expense Cap, the Advisor shall make a Required Expense Payment to the extent necessary to eliminate such excess. The Advisor may also directly pay expenses on behalf of the Company and waive reimbursement under the Expense Limitation Agreement. “Other Operating Expenses” shall include all of the Company’s operating expenses, including O&O Expenses, but shall exclude Specified Expenses (as defined below). “O&O Expenses” shall include all of the fees, costs, charges, expenses, liabilities and obligations incurred in relation to or in connection with the establishment of the Company, the marketing and offering of the Shares (including, among other things, legal, accounting, subscription processing and filing fees and expenses and other expenses pertaining to this offering), and the establishment, organization and creation of the operational structure of the Company and its special purpose vehicle subsidiaries, including travel, lodging, meals, entertainment, legal, accounting, regulatory compliance, fees of professional advisors, printing, postage, regulatory and tax filing fees, and other costs of establishment.

Voluntary Expense Support. At such times as the Advisor determines, the Advisor may elect to pay or reimburse certain additional fees and expenses of the Company on the Company’s behalf, including all or any portion of a Specified Expense (each such payment or reimbursement, a “Voluntary Expense Payment” and, together with a Required Expense Payment, the “Expense Payments”); provided that no portion of a Voluntary Expense Payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Company. In making a Voluntary Expense Payment, the Advisor will designate, as it deems necessary or advisable, what type of expense it is paying.

Company Obligation. The Company shall have no obligation to reimburse or pay the Advisor for any Expense Payment unless the Company has received at least $100.0 million in gross proceeds from the sale of Shares (the “Offering Proceeds Threshold”), following which time, such Expense Payments shall be subject to recoupment by the Advisor to the extent that such recoupment would not cause the Company to exceed the Expense Cap. Calculation of the Offering Proceeds Threshold shall exclude gross proceeds from Shares purchased by the Advisor and by the Company’s directors and officers.

Notes to Unaudited Financial Statement (continued)

March 31, 2023

Expressed in US Dollars

Specified Expenses. The Expense Cap applies only to the Company’s aggregate monthly Other Operating Expenses, which excludes Specified Expenses. “Specified Expenses” include: (i) the base management fee under the Advisory Agreement; (ii) all fees and expenses charged by the non-affiliated investment managers of the Underlying Funds and other investments in which the Company invests (including management fees, performance or incentive fees and redemption or withdrawal fees, however titled or structured) (the “Acquired Fund Fees and Expenses”); (iii) the incentive fee under the Advisory Agreement; (iv) transactional costs, including legal costs and brokerage commissions, associated with the acquisition and disposition of the Company’s investments; (v) interest payments incurred on borrowings by the Company or its subsidiaries; (vi) fees and expenses incurred in connection with any credit facility obtained by the Company or any of its subsidiaries, including any expenses for acquiring ratings related to the credit facilities; (vii) distribution and shareholder servicing fees, as applicable; (viii) taxes; and (ix) extraordinary expenses resulting from events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceeding, indemnification expenses and expenses in connection with holding and/or soliciting proxies for all annual and other meetings of the Company’s shareholders.

Excess Expenses. In consideration of the Advisor’s agreement, the Company agrees to carry forward the amount of any Expense Payment (“Excess Expenses”) for a period not to exceed three years from the end of the month in which such fees and expenses were waived, reimbursed or paid by the Advisor, and to reimburse the Advisor in the amount of such Excess Expenses as promptly as possible, on a monthly basis, even if such reimbursement occurs after the termination of the Limitation Period, provided that the waived fees, reimbursed expenses or directly paid expenses have fallen to a level below the Expense Cap and the reimbursement amount does not raise the level of waived fees, reimbursed expenses or directly paid expenses in the month the reimbursement is being made to a level that exceeds the Expense Cap applicable at that time. For the avoidance of doubt, if at the end of any fiscal year in which the Company has reimbursed the Advisor for any Excess Expenses, the Company’s waived fees, reimbursed expenses or directly paid expenses for such fiscal year exceed the Expense Cap applicable at that time, the Advisor shall promptly pay the Company an amount equal to the lesser of: (i) the amount by which the Company’s waived fees, reimbursed expenses or directly paid expenses for such fiscal year exceed the Expense Cap; and (ii) the amount of reimbursements for Excess Expenses paid by the Company to the Advisor in such fiscal year.

7.	Subsequent Events

The Company has evaluated subsequent events through April 19, 2023, the date the financial statement was available for issuance.

On April 3, 2023, the Company executed the agreements described herein including the Advisory Agreement, the Administration Agreement, and the Expense Limitation Agreement.

On April 3, 2023, the Company sold 741,800 Shares at a price of $25.00 per share for an aggregate of $18.5 million in the initial closing of its private offering of Shares (the “Initial Closing”).

Notes to Unaudited Financial Statement (continued)

March 31, 2023

Expressed in US Dollars

On April 3, 2023, in connection with the acquisition of the Initial Portfolio, the Company, through its wholly-owned subsidiary, SPV Facility I LLC (“SPV Facility I”), as borrower, entered into a Loan and Security Agreement (the “MassMutual SPV I Facility”) with Massachusetts Mutual Life Insurance Company (“MassMutual”), as the administrative agent and facility servicer, and the lenders party thereto from time to time.

Under the MassMutual SPV I Facility, the lenders have made commitments of $200.0 million. Borrowings under the MassMutual SPV I Facility will generally bear interest at a rate per annum equal to Term SOFR plus a margin of 3.25%, with a 1.0% floor on Term SOFR, and the MassMutual SPV I Facility will have an advance rate of 58% against eligible portfolio assets. The MassMutual SPV I Facility is secured by all of the assets of SPV Facility I and a pledge over 100% of the equity interest in SPV Facility I held by the Company. The MassMutual SPV I Facility requires payment of (a) a non-use fee during the 18-month availability period of 0.40% on the difference between the average daily outstanding balance under the facility relative to the maximum amount of commitments at such time, and (b) after the 18-month availability period until the stated maturity date, a utilization fee equal to the positive difference, if any, in respect of any period between (i) the amount of interest that would have accrued under the MassMutual SPV I Facility if the principal outstanding thereunder were equal to 75% of the maximum commitment amount in that period, and (ii) the amount of interest that actually accrued under the MassMutual SPV I Facility for such period on the loans advanced thereunder. The Advisor paid, on the Company’s behalf, a customary upfront 1.25% commitment fee in connection with the MassMutual SPV I Facility, which amount is subject to reimbursement by the Company under an Expense Limitation Agreement. The MassMutual SPV I Facility matures on March 31, 2033, unless sooner terminated in accordance with its terms.

The MassMutual SPV I Facility also includes various covenants applicable to the Company, in addition to those applicable to SPV Facility I, including covenants relating to certain changes of control of the Company and SPV Facility I. The MassMutual SPV I Facility provides for events of default customary for a facility of its type, including with respect to payment defaults, breach of representations and covenants, cross default provisions, lien and judgment limitations, and bankruptcy.

On April 3, 2023, SPV Facility I drew $19.5 million from the MassMutual SPV I Facility.

On April 3, 2023, shortly prior to the Company’s election to be regulated as a BDC, the Company, through SPV Facility I, acquired from SC Co-Investments Private Debt Fund L.P. (the “Seller”) a select portfolio of first lien, senior secured private credit investments in, and funding obligations to, well-established middle-market businesses that operate across a wide range of industries (the “Initial Portfolio”). The Company used the proceeds from the Initial Closing along with borrowings under the MassMutual SPV I Facility, to purchase the Initial Portfolio. SPV Facility I purchased the Initial Portfolio pursuant to the terms of a Participation and Assignment Agreement (the “Initial Portfolio Transfer Agreement”).

The aggregate purchase price (the “Purchase Price”) for the Initial Portfolio was $37.4 million, which is equal to the sum of the fair values of each asset and unfunded commitment in the Initial Portfolio as of the time immediately prior to closing under the Initial Portfolio Transfer Agreement. For purposes of determining the Purchase Price, the assets and unfunded commitments in the Initial Portfolio were valued as of February 28, 2023 by an independent third-party valuation firm. In connection with the closing under the Initial Portfolio Transfer Agreement and the acquisition of the Initial Portfolio, the Advisor conducted certain valuation procedures to confirm whether there had been any material changes to the fair value of the investments and obligations in the Initial Portfolio since February 28, 2023 and adjusted the Purchase Price in accordance with the terms of the Initial Portfolio Transfer Agreement to reflect the fair value of the investments and obligations in the Initial Portfolio as of the time immediately prior to closing under the Initial Portfolio Transfer Agreement.

On April 3, 2023, following the closing under the Initial Portfolio Transfer Agreement, the Company filed an election to be treated as a BDC under the 1940 Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

STEPSTONE PRIVATE CREDIT FUND LLC

Date: May 23, 2023	By:	/s/ Joseph Cambareri
	Name:	Joseph Cambareri
	Title:	Chief Financial Officer and Corporate Secretary